 As filed with the Securities and Exchange Commission on September 7, 1999

                                                 Registration No. 333-80621

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                --------------

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                --------------

                               VAIL RESORTS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                    7990                    51-0291762
     (State or other          (Primary Standard           (I.R.S. Employer
     jurisdiction of      Industrial Classification    Identification Number)
     incorporation or            Code Number)
      organization)

                               137 Benchmark Road
                                 Avon, CO 81620
                                 (970) 845-2500
  (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                                --------------

                      See Table of Additional Registrants

                                --------------

                              Martha D. Rehm, Esq.
                   Senior Vice President and General Counsel
                               Vail Resorts, Inc.
                               137 Benchmark Road
                                 Avon, CO 81620
                                 (970) 845-2500
 (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                                with a copy to:
                              James J. Clark, Esq.
                            Cahill Gordon & Reindel
                                 80 Pine Street
                            New York, New York 10005
                                 (212) 701-3000
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act, check the following and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

                        CALCULATION OF REGISTRATION FEE

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                                                        Proposed
                                                        Maximum
 Title of Each Class of   Amount to be   Proposed      Aggregate     Amount of
    Securities to be       Registered  Maximum Price Offering Price Registration
       Registered           Proposed     Per Unit         (1)         Fee (2)
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 8 3/4% Senior
  Subordinated Notes due
  2009..................  $200,000,000      100%      $200,000,000   $55,600(4)
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 Guarantees of 8 3/4%
  Senior Subordinated
  Notes due 2009........           (3)      (3)                (3)          (3)

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(1) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(f)(2) under the Securities Act of 1933, as amended (the "Securities Act").
(2)Calculated pursuant to Rule 457(f)(2) under the Securities Act.
(3)Pursuant to Rule 457(n), no registration fee is required with respect to the Guarantees.

(4)Previously Paid.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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                             ADDITIONAL REGISTRANTS

                                                           Primary
                                        State or other     Standard        I.R.S.
Exact name of registrant               jurisdiction of    Industrial      Employer
  as specified in its                  incorporation or Classification Identification
        charter           File number    organization    Code Number        No.
------------------------  ------------ ---------------- -------------- --------------
Vail Holdings, Inc.       333-80621-05     Colorado         551112       84-0568230
The Vail Corporation      333-80621-06     Colorado          71392       84-0601461
Beaver Creek Associates,
 Inc.                     333-80621-07     Colorado          71392       84-0677537
Beaver Creek
 Consultants, Inc.        333-80621-08     Colorado          56151       84-0760348
Lodge Properties, Inc.    333-80621-09     Colorado          72111       84-0607010
Piney River Ranch, Inc.   333-80621-10     Colorado          71399       84-1147680
Vail Food Services, Inc.  333-80621-11     Colorado          72231       84-0596378
Vail Resorts Development
 Company                  333-80621-12     Colorado          23311       84-1242948
Vail Summit Resorts,
 Inc.                     333-80621-13     Colorado          71392       43-1273996
Vail Trademarks, Inc.     333-80621-14     Colorado         541199       84-1253319
Vail/Arrowhead, Inc.      333-80621-15     Colorado          23311       84-1253320
Vail/Beaver Creek Resort  333-80621-16
 Properties, Inc.                          Colorado         531311       52-1479879
Beaver Creek Food         333-80621-17
 Services, Inc.                            Colorado          72231       84-0815288
Lodge Realty, Inc.        333-80621-18     Colorado          53121       13-3051423
Vail Associates
 Consultants, Inc.        333-80621-19     Colorado          53121       84-0738502
Vail Associates
 Holdings, Ltd.           333-80621-20     Colorado          53139       84-1214955
Vail Associates           333-80621-21
 Management Company                        Colorado         531311       84-1248614
Vail Associates Real
 Estate, Inc.             333-80621-22     Colorado          53121       84-1013094
Vail/Battle Mountain,
 Inc.                     333-80621-23     Colorado          53139       84-1146997
Keystone Conference
 Services, Inc.           333-80621-24     Colorado          72111       84-1075280
Keystone Development
 Sales, Inc.              333-80621-25     Colorado          53121       43-1463384
Keystone Food and         333-80621-26
 Beverage Company                          Colorado          72231       84-0678950
Keystone Resort Property  333-80621-27
 Management Company                        Colorado         531311       84-0705922
Property Management       333-80621-28
 Acquisition Corp., Inc.                  Tennessee         531311       62-1634422
The Village at            333-80621-29
 Breckenridge
 Acquisition Corp., Inc.                  Tennessee          72111       62-1633660
GHTV, Inc.                333-80621-01     Delaware         551112       39-1284459
Gillett Broadcasting of   333-80621-02
 Maryland, Inc.                            Delaware          53139       52-1480854
Gillett Broadcasting,
 Inc.                     333-80621-03     Delaware         551112       37-0920781
Gillett Group
 Management, Inc.         333-80621-04     Delaware         541618       62-1148746
Grand Teton Lodge
 Company                                    Wyoming          72111       83-0161154
Larkspur Restaurant &
 Bar, LLC                                  Colorado          72211       84-1510919

     The address, including zip code, and telephone number, including area code, of the principal executive offices of the additional registrants listed above is: c/o Vail Resorts, Inc., 137 Benchmark Road, Avon, CO 81620, and the telephone number at that address is (970) 845-2500.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not consummate the exchange offer until the registration statement filed with + +the Securities and Exchange Commission is effective. This prospectus is not + +an offer to sell these notes and is not soliciting an offer to buy these +
+notes in any state where the offer or sale is not permitted.                  +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS

               SUBJECT TO COMPLETION DATED SEPTEMBER 7, 1999

                         [LOGO OF VAIL RESORTS, INC.]

                                 Exchange Offer
                                      for
                    $200,000,000 Aggregate Principal Amount
                                       of
                   8 3/4% Senior Subordinated Notes Due 2009

                                   --------

                            Terms of Exchange Offer

 . Expires 5:00 p.m., New    . The exchange of the
  York City time, on          outstanding Notes will
         1999, unless         not be a taxable
  extended.                   exchange for federal
                              income tax purposes.
 . Subject to certain
  customary conditions,     . We will not receive any
  which may be waived by      cash proceeds from the
  us.                         exchange offer.

 . All outstanding 8 3/4%    . The terms of the notes
  Senior Subordinated         to be issued in
  Notes due 2009 that are     exchange for the
  validly tendered and        outstanding Notes are
  not withdrawn will be       substantially identical
  exchanged.                  to the outstanding
                              Notes, except for
 . Tenders of outstanding      certain transfer
  Notes may be withdrawn      restrictions and
  any time prior to the       registration rights
  expiration of this          relating to the
  exchange offer.             outstanding notes.

                            . Any outstanding Notes
                              not validly tendered
                              will remain subject to
                              existing transfer
                              restrictions.

See "Risk Factors" beginning on page 13 for a discussion of certain factors that should be considered by holders who tender their outstanding Notes in the exchange offer.

There has not been previously any public market for the exchange notes that will be issued in the exchange offer. We do not intend to list the exchange notes on any national stock exchange or on the Nasdaq Stock Market. There can be no assurance that an active market for such exchange notes will develop.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes to be distributed in the exchange offer, nor have any of these organizations passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                   The date of this Prospectus is    , 1999.

      The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

                      WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. The Exchange Act file number for our SEC filings is 001-09614. You may read and copy any document we file at the following SEC public reference rooms:

Judiciary Plaza                500 West Madison Street    7 World Trade Center
450 Fifth Street, N.W.         14th Floor                 Suite 1300
Room 1024                      Chicago, Illinois 60661    New York, New York
Washington, D.C. 20549                                    10048

      You may obtain information on the operation of the public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330.

      We file information electronically with the SEC. Our SEC filings also are available from the SEC's Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

      The SEC allows us to "incorporate by reference" certain documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

    .  Annual Report on Form 10-K for the fiscal year ended July 31, 1998;
       and

    . Quarterly Reports on Form 10-Q for the quarters ended October 31, 1998, January 31, 1999 and April 30, 1999.

      We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus, including any beneficial owner of our common stock. To request a copy of any or all of these documents, you should write or telephone us at the following address and telephone number:

                               Vail Resorts, Inc.
                                 Post Office Box 7
                                 Vail, Colorado 81658
                                 Telephone: (970) 845-2500
                                 Attention: Beth McMullen Lohman

      To obtain timely delivery, you must make your request no later than , 1999 (five business days prior to the expiration date for the exchange offer).

                           FORWARD-LOOKING STATEMENTS

      This prospectus includes and incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies.

      These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" and similar terms and phrases, including references to assumptions. These statements are contained in sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and other sections of this prospectus and in the documents incorporated by reference in this prospectus.

      Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth below and elsewhere in this prospectus, including under the section headed "Risk Factors." Such factors include, among others, unfavorable weather conditions; our ability to obtain financing on terms acceptable to us to finance our capital expenditure and growth strategy; our ability to develop our resort and real estate operations, including, among other factors, regulatory impediments to such development; competition in our resort businesses; our reliance on government permits for our use of federal land; our ability to integrate and successfully operate future acquisitions; and adverse changes in the real estate market. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.

      Our risks are more specifically described in "Risk Factors" and in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus. If one or more of these risks or uncertainties materializes, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. We will not update these forward-looking statements, even if new information, future events or other circumstances have made them incorrect or misleading.

                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements (including the notes thereto) appearing elsewhere in, or incorporated by reference into, this prospectus. The terms "the Company," "we," "us" and "our" as used in this prospectus refer to Vail Resorts, Inc. and its subsidiaries and predecessors as a combined entity, except where it is clear from the context that such term means only the parent company. On September 1, 1997 we changed our fiscal year end from September 30 to July 31. Accordingly, "fiscal" in connection with a year prior to 1998 refers to the 12 months ended September 30, while "fiscal" in connection with 1998 refers to the ten months ended July 31 and "fiscal" in subsequent years refers to the 12 months ended July 31. Unless otherwise specified, "ski season" shall mean the period from the opening of any of our mountains for skiing to the closing of our last mountain for skiing, typically late October to early May, and "skier day" shall mean one guest accessing a ski mountain on any one day. "Beaver Creek" and other designated trademarks are registered trademarks of Vail Resorts, Inc.

                                  The Company

      Vail Resorts is one of the leading resort operators in North America. Through our five premier properties we provide a comprehensive resort experience throughout the year to a diverse clientele with an attractive demographic profile. Our resorts currently include:

    . Vail Mountain--the largest and most popular single ski mountain complex in North America ("Vail"),

    . Beaver Creek Resort--one of the world's premier family-oriented mountain resorts ("Beaver Creek"),

    . Breckenridge Mountain--an attractive destination resort with numerous apres ski activities and an extensive bed base ("Breckenridge"),

    .  Keystone Resort--a year-round family vacation destination
       ("Keystone"), and

    . Grand Teton Lodge Company--our first summer destination resort with four resort properties in and around Grand Teton National Park ("Grand Teton").

      We are one of the most profitable mountain resort operators due to the following competitive strengths:

    .  ownership of premium resorts,

    .  attractive guest demographics,

    .  strong brand franchise,

    . scope, diversity and quality of our complementary activities and guest services, and

    . proximity of our ski resorts to both Denver International Airport and Vail/Eagle County Airport.

      We had an 8.7% share of skier days in the United States for the 1997-98 ski season and are uniquely positioned to attract a broad range of guests due to our diverse ski terrain, varied price points and numerous activities and services. Our ski resorts are located within 50 miles of each other, which enables us to offer guests the opportunity to visit each ski resort during one vacation stay and participate in common loyalty programs. We also own substantial real estate proximate to our ski resorts from which we derive significant strategic benefits and cash flow.

      For the twelve months ended April 30, 1999, our revenue from resort operations ("Resort Revenue") and Resort EBITDA (as hereinafter defined) was $405.6 million and $87.6 million, respectively.

      Our principal executive office is located at 137 Benchmark Road, Avon, Colorado 81620, and our phone number at that address is (970) 845-2500.

Resorts

      Vail--Located 100 miles from Denver, Vail is the largest and most popular single ski mountain complex in North America, offering over 4,600 acres of unique and varied ski terrain spanning approximately 20 square miles. Included in this complex are Vail's world-famous Back Bowls, the largest network of high speed quad chairlifts in the world, a top rated ski school and a wide variety of dining and retail venues. Vail's skier days were 1.34 million for the 1998-99 ski season. Vail hosted the World Alpine Ski Championships in January 1999, the first time a North American ski resort has been selected to host this prestigious event twice. For the last ten years, Vail has been rated the number one ski resort in the United States by the Mountain Sports and Living (f/k/a Snow Country) magazine survey.

      Beaver Creek--Located ten miles west of Vail, Beaver Creek is one of the world's premier family-oriented mountain resorts, offering its guests a superior level of service in a pristine alpine setting. Since opening in 1980, Beaver Creek has been one of the fastest growing ski resorts in North America, with annual skier days increasing from 111,746 in the 1980-81 ski season to 617,000 for the 1998-99 ski season. With the connection (through ski lifts and trails) of three distinct ski areas--Beaver Creek, Arrowhead(TM) and Bachelor Gulch(TM)--Beaver Creek provides guests with a European-style village-to-village ski experience. Beaver Creek offers a distinct and varied vacation experience from Vail and was ranked number six in the 1998 Mountain Sports and Living magazine survey. It has consistently been rated among the top ten resorts in the United States in various other industry surveys.

      Breckenridge--Located approximately 85 miles west of Denver and 40 miles east of Vail, Breckenridge offers over 2,000 acres of skiing on four different mountain peaks, including open bowl skiing and excellent beginner and intermediate ski terrain. The ski area is located adjacent to the Town of Breckenridge, a Victorian mining town, which has numerous apres ski activities and an extensive and growing bed base, making Breckenridge an attractive destination resort for national and international skiers. Breckenridge's skier days were 1.39 million for the 1998-99 ski season, a new record for Breckenridge.

      Keystone--Located 70 miles west of Denver and 15 miles from Breckenridge, Keystone offers over 1,800 acres of skiable terrain. Keystone's skier days were
1.26 million for the 1998-99 ski season. Keystone has the largest and most advanced snowmaking capability of any Colorado mountain resort with snowmaking coverage extending over nearly 50% of Keystone's skiable acreage. Keystone also provides the largest single-mountain night skiing experience in North America, with 17 lighted trails covering 2,340 vertical feet, offering a 12 1/2 hour ski day. Keystone is a planned family-oriented community that offers numerous year-round activities, the majority of which we operate, including the Keystone Conference Center, which is the largest convention center in the Colorado Rocky Mountains.

      Grand Teton--On June 14, 1999 we acquired Grand Teton for a total purchase price of $55 million. Grand Teton is based in Jackson Hole, Wyoming and operates four premier resort properties in and around Grand Teton National Park. Within the park, we operate the 37-cabin Jenny Lake Lodge, a AAA four-diamond lodge; Jackson Lake Lodge, a picturesque 385-room lodge that boasts the most extensive meeting facilities in any national park; and Colter Bay Village, a unique family resort with 226 cabins as well as extensive camping and recreational facilities. Outside the park, we operate the Jackson Hole Golf and Tennis Club, the top-rated golf course in the State of Wyoming. We also acquired 30 acres of developable land adjacent to the golf course suitable for future residential development. For the twelve month period ended December 31, 1998, Grand Teton had Resort Revenues and Resort EBITDA of $26.6 million and $7.9 million, respectively.

Business Strategy

      A key component of the business strategy for our mountain resorts has been to expand and enhance our core ski operations, while at the same time increasing the scope, diversity and quality of the complementary activities and services offered to our skiing and non-skiing guests throughout the year. This focus has resulted in growth in skier days and lift ticket sales and has also allowed us to expand our revenue base beyond our core ski operations. As a result of this strategy, non-lift ticket revenue as a percentage of total Resort Revenue has increased to over 63% of total Resort Revenue for the twelve months ended January 31, 1999, as compared to 36% in fiscal 1985.

      Our focus on developing a comprehensive destination resort experience has also allowed us to attract a diverse guest population with an attractive demographic and economic profile, including a significant number of affluent and family-oriented destination guests, who tend to generate higher and more diversified revenues per guest than day skiers from local population centers. While our Resort Revenue per skier day is currently among the highest in the industry, we estimate that we currently capture only 20% of the total vacation expenditures of an average destination guest at our resorts. See "Business-- Resorts."

      In connection with this strategy, we have completed numerous internal growth initiatives over the past several years to add "new attractions" and improve on-mountain facilities, including:

    .  expanding ski terrain at Beaver Creek by 30%,

    . constructing seven high-speed four-passenger chairlifts and a state-of-the-art gondola,

    . building innovative family attractions such as Adventure Ridge(TM) and Adventure Point(TM),

    .  introducing snowboarding at Keystone,

    .  significantly improving snowmaking systems at all of our resorts,

    .  adding 20 new restaurants and 3 private on-mountain clubs, and

    . updating our guest-focused information systems, including introducing resort-wide charging, which offers guests a cashless on-mountain experience and "direct-to-lift" convenience.

      Our total resort capital spending on these and other internal initiatives over the past three calendar years has been in excess of $140 million.

      As a complement to our internal growth strategy, we also selectively acquire businesses in and around our resorts to (1) broaden our participation in the services available to our guests, thereby allowing us to maintain and improve the quality of our guests' experience, (2) increase our ability to offer "package" vacation products to our guests, and (3) increase Resort Revenue per skier day. Over the past 18 months, we have acquired for an aggregate purchase price of approximately $72 million, five hotels operating a total of 519 rooms and three property management operations which oversee approximately 400 units. We have also secured additional contracts to manage nearly 300 individual condominium units. Since acquiring these hotel properties, we have significantly improved their occupancy, average daily rate, operating margins and Resort EBITDA.

      We have also recently expanded our retail presence by entering into a joint venture, SSI Venture, with one of the largest retailers of ski- and golf-related sporting goods in Colorado. SSI Venture operates approximately 70 retail and rental locations in Vail, Beaver Creek, Breckenridge, Keystone, Denver, Boulder, Colorado Springs, Aspen and Telluride, thereby expanding our operations throughout the Colorado market. We hold a 51.9% ownership interest in SSI Venture.


      We intend to acquire additional resorts which we believe can be successfully integrated into our existing operations, can enhance our ability to attract destination guests to all of our resorts and can benefit from our capital investment and management expertise. Our 1997 acquisition of Breckenridge and Keystone exemplifies this strategy. We believe we have successfully broadened the appeal of these resorts to destination guests and improved their operating performance through capital investment, coordinated marketing, improved central reservations and a common, four-resort lift ticket. We have also realized efficiencies in our purchasing, information systems, accounting and legal areas by sharing these functions across all of our resorts.

      We believe our recent acquisition of Grand Teton provides us with a significant new opportunity to further leverage our hospitality, dining, retail and recreation expertise. With its peak season from the late Spring through early Fall, Grand Teton will significantly increase our summer Resort Revenue. In addition, with four premier resort properties in and around Grand Teton National Park, Grand Teton provides a platform to further grow our business in the National Parks.

Real Estate

      We also benefit from our extensive holdings of real property in proximity to our resorts and from the activities of Vail Resorts Development Company ("VRDC"), our wholly-owned subsidiary. VRDC manages our real estate operations, including the planning, oversight, marketing, infrastructure improvement and development of Vail Resorts' real property holdings. VRDC generated $84.2 million in revenue from real estate operations for the twelve months ended July 31, 1998. As of January 31, 1999, the book value of our real estate held for sale was approximately $155.0 million. In addition to the substantial cash flow generated from real estate sales, our resort operations benefit from these development activities through:

    . the creation of additional resort lodging which is available to our guests,

    .  the ability to control the architectural theme of our resorts,

    . the creation of unique facilities and venues which provide us with the opportunity to create new sources of recurring revenue, and

    . the expansion of our property management and brokerage operations, which are the preferred providers of these services for developments on VRDC's land.

      In order to facilitate the development and sale of its real estate holdings, VRDC spends significant amounts on mountain improvements such as ski lifts, snowmaking equipment and trail construction. While these mountain improvements enhance the value of the real estate held for sale (for example, by providing ski-in/ski-out accessibility), they also benefit resort operations. In most cases, VRDC seeks to minimize our exposure to development risks and maximize the long-term value of our real property holdings by selling land to third party developers for cash payments prior to the commencement of construction, while retaining approval of the development plans as well as an interest in the developer's profit. We also typically retain the option to purchase any commercial space created in a development. We are able to secure these benefits from third party developers as a result of the high property values and strong demand associated with property in close proximity to our world class mountain resort facilities. See "Risk Factors--Future changes in the real estate market could affect the value of our investments."

      We also benefit from our interest in a joint venture ("Keystone JV") which is developing a significant portion of the Keystone resort and has approvals to add up to 3,400 residential and lodging units and up to 318,000 square feet of retail and restaurant space over the next 20 years. We believe that the build-out of this real estate will result in increased skier days and Resort Revenue per skier day and will significantly increase the number of higher revenue destination guests at Keystone. See "Business--Real Estate."

                                 Recent Results

      On May 11, 1999, we sold and issued the outstanding Notes. The proceeds from this offering were used to repay indebtedness under our credit facility (which can be reborrowed).

      On June 8, 1999, we announced that Resort Revenue for the third quarter 1999 increased 11% to $188.2 million from $170.1 million in the comparable period last year. Total Revenue for the third quarter (which includes revenue from real estate operations) grew 16% to $202.2 million from $174.0 in the same quarter in fiscal 1998.

     Resort EBITDA for the third quarter were $75.4 million versus $86.1 million in the same quarter of 1998, reflecting the overall weakness in Colorado ski industry due largely to unfavorable weather conditions during the 1998-1999 ski season.

     Net income for the third quarter was $30.2 million, or $0.87 per diluted share, compared to $41.7 million, or $1.20 per diluted share, in the third quarter of 1998.

     For the nine months ended April 30, 1999, Resort Revenue increased 17% to $379.3 million compared to $324.2 million in the same period of 1998. Total Revenue grew to $410.8 million from $390.0 million in the first nine months of fiscal 1998.

     Resort EBITDA for the nine month period was $100.9 million compared to $119.3 million in 1998.

     Net income for the nine month period was $26.3 million, or $0.76 per diluted share, compared to $46.9 million, or $1.35 per diluted share, in the same period in fiscal 1998.

     In the third quarter of fiscal 1999, revenue per skier day grew 14% to $75.38 from $66.30 in the comparable quarter last year, despite a 3% decline in skier days. Total skier days for the third quarter were 2.5 million compared to 2.6 million last year.

     In addition, skier days for the 1998-1999 total ski season for all four of our ski resorts combined were 4,606,754, a 2% decline from the 4,716,605 skier days reported in the 1997-1998 ski season.

                               The Exchange Offer

Registration Rights.........  You are entitled to exchange your outstanding
                              Notes for freely tradeable exchange notes with substantially identical terms. The exchange offer is intended to satisfy your exchange rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding Notes. Accordingly, if you do not exchange your outstanding Notes, you will not be able to reoffer, resell or otherwise dispose of your outstanding Notes unless you comply with the registration and prospectus delivery requirements of the Securities Act, or there is an exemption available.

The Exchange Offer..........  We are offering to exchange $1,000 principal amount of our 8 3/4% Senior Subordinated Notes due 2009, which have been registered under the Securities Act, for $1,000 principal amount of our outstanding 8 3/4% Senior Subordinated Notes due 2009, which were issued in a private offering on May 11, 1999. As of the date of this prospectus, there are $200.0 million of outstanding Notes. We will issue exchange notes promptly after the expiration of the exchange offer.

Resales.....................  We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

                                    .  you are acquiring the exchange notes in
                                       the ordinary course of your business;

                                    . you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the exchange notes; and

                                    .  you are not an "affiliate" of ours.

                              If you do not meet the above criteria you will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any reoffer, resale or other disposition of your exchange notes.

                              Each broker or dealer that receives exchange notes for its own account in exchange for outstanding Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver this prospectus in connection with any sale of exchange notes.

Expiration Date.............  5:00 p.m., New York City time, on     , 1999,
                              unless we extend the expiration date.

                              The exchange offer is subject to certain
Conditions to the Exchange    customary conditions, which may be waived by us.
 Offer......................  The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered.

Procedures for Tendering
 Outstanding Notes..........  If you wish to tender outstanding Notes, you must complete, sign and date the letter of
                              transmittal, or a facsimile of it, in accordance with its instructions and transmit the letter of transmittal, together with your Notes to be exchanged and any other required documentation to United States Trust Company of New York, who is the exchange agent, at the address set forth in the letter of transmittal to arrive by 5:00 p.m. New York City time, on the expiration date. See "The Exchange Offer--Procedures for Tendering Outstanding Notes." By executing the letter of transmittal, you will represent to us that you are acquiring the exchange notes in the ordinary course of your business, that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of exchange notes, and that you are not an "affiliate" of ours. See "The Exchange Offer-- Procedures for Tendering Outstanding Notes."

Special Procedures for
 Beneficial Holders.........  If you are the beneficial holder of outstanding
                              Notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer you should contact the person in whose name your outstanding Notes are registered promptly and instruct such person to tender on your behalf. See "The Exchange Offer-- Outstanding Notes."

Guaranteed Delivery
 Procedures.................  If you wish to tender your outstanding Notes and you cannot deliver such Notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date, you may tender your outstanding Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery Procedures."

Withdrawal Rights...........  Tenders may be withdrawn at any time before 5:00
                              p.m., New York City time, on the expiration date.

Acceptance of Outstanding
 Notes and Delivery of        Subject to certain conditions, we will accept for
 Exchange Notes.............  exchange any and all outstanding Notes which are properly tendered in the exchange offer before 5:00 p.m., New York City time, on the expiration date. The exchange notes will be delivered promptly after the expiration date. See "The
                              Exchange Offer--Terms of the Exchange Offer."

Certain Federal Income Tax
 Considerations.............  The exchange of outstanding Notes for exchange notes will not be a taxable event for federal income tax purposes. You will not recognize any taxable gain or loss as a result of exchanging outstanding Notes for exchange notes, and you will have the same tax basis and holding period in the exchange notes as you had in the outstanding Notes immediately before the exchange. See "Certain Federal Income Tax Considerations."

Exchange Agent..............
                              United States Trust Company of New York is serving as exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are set forth in "The Exchange Offer-- Exchange Agent."

                         Summary of the Exchange Notes

      The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Notes" section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer......................  Vail Resorts, Inc.

Notes Offered...............  Up to $200,000,000 aggregate principal amount of
                              8 3/4% Senior Subordinated Notes due 2009.

Interest Payment Dates......  Interest will accrue on the exchange notes from the last interest payment date on which interest was paid on the outstanding Notes surrendered in exchange therefor or if no interest has been paid on the outstanding Notes, from May 11, 1999 and will be payable semi-annually on each May 15 and November 15 of each year, commencing November 15, 1999.

Maturity....................  May 15, 2009.

Guarantees..................  Certain of our subsidiaries other than those treated as unrestricted subsidiaries will guarantee the exchange notes on a senior subordinated basis. Future subsidiaries which are deemed restricted subsidiaries will also be required to guarantee the exchange notes if they guarantee any other of our debt. See "Description of Notes--Guarantees."

Ranking.....................  The exchange notes will be unsecured senior subordinated obligations and will be subordinated to all our existing and future senior debt. The exchange notes will rank equally with all our other existing and future senior subordinated debt and will rank senior to all our subordinated indebtedness.

                              Our subsidiaries' guarantees with respect to the exchange notes will be general unsecured senior subordinated obligations of such guarantors and will be subordinated to all of such guarantors' existing and future senior debt. The guarantees will rank equally with any senior subordinated indebtedness of the guarantors and will rank senior to such guarantors' subordinated debt.

                              Because the exchange notes are subordinated, in the event of bankruptcy, liquidation or dissolution, holders of the exchange notes will not receive any payment until holders of senior indebtedness have been paid in full. The term "senior debt" is defined in the "Description of Notes--Subordination" section of this prospectus.

                              At April 30, 1999, after giving effect to the offering of the outstanding Notes and the application of the net proceeds, we had $99.6 million of senior debt outstanding on a consolidated basis.

Redemption..................  We may redeem the exchange notes, in whole or in part, at any time on or after May 15, 2004, at the declining redemption prices set forth in this prospectus plus accrued interest.

Optional Redemption.........
                              On or prior to May 15, 2002, we may redeem up to 35% of the exchange notes with the net proceeds of certain equity offerings at 108.75% of the principal amount thereof, plus accrued interest, if at least 65% of the aggregate principal amount of the exchange notes remains outstanding. See "Description of Notes--Optional Redemption."

                              On or prior to May 15, 2004, we may also redeem the exchange notes, in whole or in part, upon the occurrence of a change of control at a make-whole price as described under "Description of Notes-- Optional Redemption."

Change of Control...........  Upon certain change of control events, if we do not redeem the exchange notes, each holder of exchange notes may require us to repurchase all or a portion of its exchange notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest. Our ability to repurchase the exchange notes upon a change of control event will be limited by the terms of our debt agreements, including our credit facility. We cannot assure you that we will have the financial resources to repurchase the exchange notes. See "Description of Notes--Repurchase of the Option of Holders--Change of Control."

Certain Covenants...........
                              The indenture that will govern the exchange notes contains covenants that, among other things, will limit our ability and the ability of certain of our subsidiaries to:

                                    .  incur additional indebtedness,

                                    .  pay dividends on, redeem or repurchase
                                       our capital stock,

                                    .  make investments,

                                    .  engage in transactions with affiliates,

                                    .  create certain liens,

                                    .  sell assets, or

                                    .  consolidate, merge or transfer all or
                                       substantially all our assets and the
                                       assets of our subsidiaries on a
                                       consolidated basis.

                              These covenants are subject to important exceptions and qualifications, which are described in the "Description of Notes" section of this prospectus.

Risk Factors................  See "Risk Factors" for a discussion of factors you should carefully consider before deciding to tender your outstanding Notes for exchange notes.

               SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

      The summary historical data for the fiscal years 1996 and 1997 is derived from actual audited results for such years. On September 1, 1997, we changed our fiscal year end from September 30 to July 31. Accordingly, our fiscal year 1998 ended on July 31, 1998 and consisted of ten months. To see the audited results for the ten months ended July 31, 1998, see "Selected Consolidated Financial and Operating Data." Also included for comparative purposes are the unaudited pro forma results for the twelve months ended July 31, 1997 and the actual unaudited results for the twelve months ended July 31, 1998. These pro forma results are not necessarily indicative of the actual results of operations that would have been achieved nor are they necessarily indicative of future results of operations. The summary historical data for the nine months ended April 30, 1998 and 1999 are derived from our unaudited consolidated financial statements, which included all adjustments management considers necessary to present fairly the financial results for these interim periods. All of these adjustments were of a normal recurring nature. The results of such interim periods are not necessarily indicative of results to be expected for the full year due to the highly seasonal nature of our business (which ordinarily produces losses for the first and fourth quarters). See "--Recent Results" and "Risk Factors--Our resort business is highly seasonal."

                                                         Pro Forma
                                 Twelve Month             Twelve      Twelve
                              Fiscal Year Ended           Months      Months    Nine Months Ended     Twelve
                                September 30,              Ended       Ended        April 30,         Months
                          ----------------------------   July 31,    July 31,   ------------------  Ended April
                            1995      1996    1997(1)     1997(2)      1998       1998    1999(3)   30, 1999(3)
                          --------  --------  --------  ----------- ----------- --------  --------  -----------
                                  (audited)             (unaudited) (unaudited)    (unaudited)      (unaudited)
                                           (In thousands, except ratio data)
Statement of Operations
 Data:
Revenues:
 Resort.................  $126,349  $140,288  $259,038   $292,127    $350,498   $324,195  $379,346  $  405,649
 Real estate............    16,526    48,655    71,485     74,356      84,177     65,760    31,409      49,826
                          --------  --------  --------   --------    --------   --------  --------  ----------
 Total revenues.........   142,875   188,943   330,523    366,483     434,675    389,955   410,755     455,475
Operating expenses:
 Resort.................    82,305    89,890   172,715    200,488     238,889    200,552   273,900     312,237
 Real estate............    14,983    40,801    66,307     64,646      74,057     58,939    26,248      41,366
 Corporate expense(4)...     6,701    12,698     4,663      4,236       5,543      4,313     4,555       5,785
 Depreciation and
  amortization..........    17,968    18,148    34,044     37,997      42,965     31,163    38,181      49,983
                          --------  --------  --------   --------    --------   --------  --------  ----------
 Total operating
  expenses..............   121,957   161,537   277,729    307,367     361,454    294,967   342,884     409,371
Income from operations..    20,918    27,406    52,794     59,116      73,221     94,988    67,871      46,104
 Interest expense.......   (19,498)  (14,904)  (20,308)   (16,799)    (20,891)   (16,064)  (17,593)    (22,420)
 Net income (loss)......     3,282     4,735    19,698     25,966      30,073     46,857    26,319       9,535
Other Data:
 Skier days(5)..........     2,136     2,228     4,273      4,890       4,717      4,706     4,579       4,590
 Resort EBITDA(4)(6)....    37,343    46,200    81,660     87,403     106,066    119,330   100,891      87,627
 Real estate operating
  income(7).............     1,543     7,854     5,178      9,710      10,120      6,821     5,161       8,460
                          --------  --------  --------   --------    --------   --------  --------  ----------
 Total EBITDA(4)(8).....    38,886    54,054    86,838     97,113     116,186    126,151   106,052      96,087
 Resort capital
  expenditures(9).......    20,320    13,912    51,020     41,047      93,333     79,853    53,691      67,171
 Total debt to Resort
  EBITDA................       5.1x      3.1x      3.2x       2.7x        2.7x                             3.4x
 Resort EBITDA to
  interest expense......       1.7       3.1       4.0        5.2         5.1                              3.9
 Resort EBITDA to pro
  forma interest
  expense(10)...........                                                                                   3.3
 Total debt to Total
  EBITDA................       4.9       2.7       3.1        2.4         2.4                              3.1
 Total EBITDA to
  interest expense......       1.9       3.6       4.3        5.8         5.6                              4.3
 Total EBITDA to pro
  forma interest
  expense(10)...........                                                                                   3.7
Balance Sheet Data (at
 period end):
 Total assets...........                                             $912,122                       $1,014,810
 Real estate held for
  sale(11)..............                                              138,916                          152,141
 Long term debt
  (including current
  maturities)...........                                              284,014                          293,862
 Stockholders' equity...                                              462,624                          489,972

--------
(footnotes appear on following page)

--------
 (1) Our consolidated statement of operations for the fiscal year ended September 30, 1997 includes the results of Keystone and Breckenridge for the 270-day period from January 4, 1997 to September 30, 1997.
 (2) The unaudited pro forma results for the twelve months ended July 31, 1997 give effect to our acquisition of the Keystone and Breckenridge resorts (which occurred on January 3, 1997) and the initial public offering of our common stock (which occurred on February 4, 1997) as if such events occurred on August 1, 1996, and are presented exclusive of a pre-tax $2.2 million reorganization charge and a $8.5 million one-time non-recurring charge to corporate expense.

 (3) Included in the summary consolidated historical data for the nine months and twelve months ended April 30, 1999, are the results of operations of our 51.9%-owned joint venture, SSI Venture (which commenced operations on August 1, 1998). SSI Venture will not be a guarantor of the Notes. For the nine months ended April 30, 1999, SSI Venture had revenues of $64.3 million, income from operations of $8.3 million and EBITDA of $11.6 million. At April 30, 1999, SSI Venture had total assets of $38.3 million, total debt of $9.8 million and stockholders' equity of $20.6 million. For the nine months ended April 30, 1999, the EBITDA of SSI Venture represented less than 12% of our Resort EBITDA. See Note 16 to the Audited Consolidated Financial Statements of the Company and Note 7 to the Unaudited Consolidated Condensed Financial Statements of the Company.
 (4) Corporate expense includes certain executive, tax, legal, directors' and officers' insurance and other consulting fees. For fiscal 1996, corporate expense included the costs associated with our holding company structure and overseeing multiple lines of business, including certain discontinued operations. For the year ended September 30, 1996, corporate expense includes the following non-recurring charges: (i) $4.5 million related to a rights distribution to option holders, (ii) $1.9 million of compensation expense related to the exercise of certain options held by our former Chairman and Chief Executive Officer and (iii) $2.1 million related to the termination of an employment agreement with our former Chairman and Chief Executive Officer. For purposes of calculating Resort EBITDA and Total EBITDA for this period, corporate expense excludes these non-recurring charges.
 (5) A skier day represents one guest accessing a ski mountain on any one day and includes guests using complimentary tickets and ski passes.
 (6) Resort EBITDA (earnings before interest expense, income tax expense, depreciation and amortization) is defined as Resort Revenue less resort operating expenses and corporate expense. Resort EBITDA is not a term that has an established meaning under generally accepted accounting principles ("GAAP"). We have included the information concerning Resort EBITDA because our management believes it is an indicative measure of a resort company's operating performance and is generally used by investors to evaluate companies in the resort industry. Resort EBITDA does not purport to represent cash provided by operating activities, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. For information regarding our historical cash flows from operating, investing and financing activities, see our consolidated financial statements included elsewhere in this prospectus.
 (7) Real estate operating income is defined as revenue from real estate operations less real estate costs and expenses, which include selling and holding costs, operating expenses, and an allocation of the land, infrastructure, mountain improvement and other costs relating to property sold. Real estate costs and expenses exclude charges for depreciation and amortization, as we have determined that the portion of those expenses allocable to real estate are not significant.
 (8) Total EBITDA represents earnings before interest expense, income tax expense, depreciation and amortization. EBITDA is presented because management believes it provides useful information regarding a company's ability to incur and service debt. EBITDA should not be considered in isolation or as a substitute for net income or cash flows prepared in accordance with GAAP, nor should it be used as a measure of our profitability or liquidity.

 (9) We typically categorize approximately $15 million to $20 million per year of total resort capital expenditures as maintenance capital expenditures, except for fiscal 1996, during which approximately $7 million was categorized as maintenance capital expenditures. For the nine months ended April 30, 1999 and 1998, approximately $12 million for each period was categorized as maintenance capital expenditures.
(10) Pro forma interest expense gives effect to the private offering of the outstanding Notes on May 11, 1999 and the repayment of indebtedness under our credit facility (which can be reborrowed) with the proceeds thereof.
(11) Real estate held for sale includes all land, development costs and other improvements associated with real estate held for sale, as well as investments in real estate joint ventures.

                                  RISK FACTORS

      In addition to the other information in this prospectus, you should carefully consider the following factors prior to exchanging outstanding Notes for exchange notes in the exchange offer.

      We are highly leveraged. At April 30, 1999, we had $293.9 million of indebtedness, representing approximately 37% of our total capitalization. See "Capitalization." Furthermore, subject to certain restrictions in our credit facility and the indenture governing the exchange notes, we, along with our subsidiaries, may incur additional indebtedness from time to time to finance acquisitions, provide for working capital or capital expenditures or for other purposes.

      Our high level of indebtedness could have important consequences to you, including limiting our ability to:

    . obtain additional financing for acquisitions, working capital, capital expenditures or other purposes,

    . use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to make principal payments and fund debt service,

    .  borrow additional funds or dispose of assets,

    .  compete with others who are not as highly leveraged, and

    . react to changing market conditions, changes in our industry and economic downturns.

      We currently expect that we will be able to service our indebtedness out of cash flow from operations. If we are unable to generate sufficient cash flow to meet our debt service obligations, we will have to pursue one or more alternatives, such as reducing or delaying capital expenditures, refinancing debt, selling assets or raising equity capital. Each of these alternatives is dependent upon financial, business and other general economic factors that affect us, many of which are beyond our control. We cannot assure you that any of these alternatives could be accomplished on satisfactory terms or that they would yield sufficient funds to retire the Notes and the indebtedness senior to the exchange notes. While we believe that our cash flow from operations will provide an adequate source of long-term liquidity, a significant drop in operating cash flows resulting from economic conditions, competition or other uncertainties beyond our control would increase the need for alternative sources of liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

      Our future growth requires additional capital whose availability is not assured. We intend to make significant investments in our resorts to maintain our competitive position. We spent approximately $80.5 million and $51.0 million in the fiscal years ended July 31, 1998 and September 30, 1997, respectively, on resort capital expenditures and expect to continue making substantial resort capital expenditures. We could finance future expenditures from any of the following sources:

    .  cash flow from operations,

    .  bank borrowings,

    .  public offerings of debt or equity,

    .  private placements of debt or equity, or

    .  some combination of the above.

      We might not be able to obtain financing for future expenditures on favorable terms.

      Our recent or future acquisitions might not be successful. In recent years, we have acquired several major resorts, including Keystone and Breckenridge, Grand Teton and a number of real estate developments. Although we believe we have enhanced our earnings and achieved cost savings by integrating these acquisitions into our operations, we cannot assure you that we will be able to continue this successful integration, manage these acquired properties profitably or increase our profits from these operations. We would face various risks from additional acquisitions, including:

    .  inability to integrate acquired businesses into our operations,

    .  increased goodwill amortization,

    .  diversion of our management's attention, and

    .  unanticipated problems or liabilities.

      These problems from future acquisitions could adversely affect our operations and financial performance.

      Our resort business is highly seasonal. We currently generate more than 80% of our revenue during the ski season, from November to April. We rely on borrowings under our credit facility to support our capital requirements during the unprofitable period between ski seasons, from May to October. If we are unable to comply with the conditions of our credit facility or if the financing we receive is insufficient for our needs, our inability to obtain adequate financing outside of the ski season could have a material adverse effect on us. Grand Teton, which we recently acquired, realizes most of its revenues between May and October. However, this will only partially offset the seasonal nature of our ski business.

      Our future development might not be successful. We have significant development plans for our resort and real estate operations. We could experience significant difficulties completing these projects, including:

    .  delays in completion,

    .  our cost estimates may prove inaccurate,

    .  difficulty in receiving the necessary regulatory approvals, or

    .  we may not benefit from the projects as we expected.

      We may not be able to fund these projects with cash flow from operations and borrowings under our credit facility if we faced these difficulties.

      Our ski resorts face significant competition. The number of people who ski in the United States (as measured in skier days) has increased by approximately 4% since the 1985-86 ski season and there is substantial competition among ski resorts for these customers. The factors that are important to these customers include:

    .  proximity to population centers,

    .  availability and cost of transportation to ski areas,

    . ease of travel to ski areas (including direct flights by major airlines),

    .  pricing of our products and services,

    .  snowmaking facilities,

    .  type and quality of skiing offered,

    .  duration of the ski season,

    .  weather conditions,

    .  number, quality and price of related services and lodging, and

    .  reputation.

      We have many competitors for our ski vacationers, including ski resorts in Utah, California, Nevada, New England and the other major resorts in Colorado. Our destination guests can choose from any of these alternatives, as well as skiing and non-skiing vacation destinations around the world. Our day skier customers can choose from a number of nearby competitors, including Copper Mountain, Telluride, Steamboat Springs,

Winter Park and the Aspen resorts, as well as other forms of leisure such as attendance at movies, sporting events and participation in other indoor and outdoor recreational activities. This competition may adversely affect our skier days and the pricing of our products and services.

      We rely on government permits. Virtually all of our ski trails and related activities on Vail, Breckenridge and Keystone and a substantial portion on Beaver Creek are located on federal land. The United States Forest Service has granted us permits to use these lands, but maintains the right to review and approve the location, design and construction of improvements in these areas and on many operational matters. The Forest Service can terminate most of these permits if required in the public interest; however, the permit for a large part of the Beaver Creek property is terminable at will. Although we do not know of any permit used by a major ski resort then in operation that has been terminated by the Forest Service over the opposition of the permitee, a termination of any of our permits would adversely affect our business and operations.

      We have applied for several new permits for improvements and new development and to renew and modify an existing permit. We have also sought to renew and unify our permits for use of large parts of our Beaver Creek property. While these efforts, if not successful, could impact our expansion efforts as currently contemplated, we do not believe they would adversely affect our results of operations or financial condition. Furthermore, Congress may increase the fees we pay to the Forest Service for use of these federal lands.

      Grand Teton operates three resort properties within Grand Teton National Park under a concession contract with the National Park Service. The concession contract expires at the end of 2002, at which time the contract renewal will be subject to a competitive bidding process. Should we not receive the renewal of the concession contract, we would be compensated for the value of our "possessory interest" in the assets of the three resort properties operated under the concession contract, which is generally defined as the replacement cost of such assets less depreciation.

      We are subject to the risk of unfavorable weather conditions. We depend upon favorable weather conditions and adequate snowfall during the winter ski season to attract guests to our ski resorts. Our ski resorts have been affected by aberrant weather patterns during the 1998-1999 ski season, which caused much of our skiing terrain to be closed during the Christmas and New Year's holidays. Our operating results could also be adversely affected by unfavorable weather conditions and inadequate snowfall in future periods.

      We are subject to the risk of an economic slowdown. Because our resorts derive a significant portion of their revenues from the worldwide leisure market, an economic recession or other significant economic slowdown could adversely affect our business. We cannot assure you that a decrease in the amount of discretionary spending by the public in the future would not have an adverse effect on our business.

      Apollo Ski Partners has influence over us. Apollo Ski Partners owns approximately 99.9% of our outstanding shares of Class A Common Stock, giving them approximately 22% of the combined voting power with respect to all matters submitted for a vote of all stockholders. The holders of Class A Common Stock elect a class of directors that constitutes two-thirds of our board of directors. Accordingly, Apollo Ski Partners and, indirectly, Apollo Advisors, L.P. (which indirectly controls Apollo Ski Partners) will be able to elect two-thirds of our board of directors and control the approval of matters requiring approval by the board of directors, including mergers, liquidations and asset acquisitions and dispositions. In addition, Apollo Ski Partners and Apollo Advisors, L.P. may be able to significantly influence decisions on matters submitted for stockholder consideration.

      Future changes in the real estate market could affect the value of our investments. We have extensive real estate holdings in proximity to our mountain resorts. We have invested approximately $56.9 million and $15.7 million in fiscal years 1997 and 1998, respectively, in our real estate operations. We plan to make significant additional investments in the Keystone JV and in developing property at all our resorts.

The value of our real property and the revenue from related development activities may be adversely affected by a number of factors, including:

    .  national and local economic climate,

    . local real estate conditions (such as an oversupply of space or a reduction in demand for real estate in an area),

    . attractiveness of the properties to prospective purchasers and tenants,

    .  competition from other available property or space,

    .  our ability to obtain adequate insurance,

    .  unexpected construction costs,

    . government regulations and changes in real estate, zoning or tax laws,

    .  interest rate levels and the availability of financing, and

    .  potential liabilities under environmental and other laws.

      In addition, we run the risk that our new acquisitions may fail to perform in accordance with our expectations, and that our estimates of the costs of improvements for such properties may prove inaccurate. While we attempt to mitigate our exposure to these risks by selling multi-family development parcels to third-party developers who assume the risk of construction or by pre-selling single-family homesites or condominium residences to individual purchasers prior to the start of our construction projects, we cannot assure you that we will continue to do so in the future. Although we believe that the current market for the sale of our resort property is strong, we cannot assure you that such market conditions will continue. See "Business--Real Estate."

      Year 2000. We are in the process of evaluating and resolving the potential impact of the Year 2000 issue on our computerized systems and other infrastructure that contain embedded technology. The Year 2000 issue is a result of certain computer programs being written using two digits rather than four to define the applicable year. Computer programs which are date-sensitive may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in major computer system or program failures or miscalculations or equipment malfunctions. We recognize that the impact of the Year 2000 issue extends beyond traditional computer hardware and software to embedded hardware and software contained in equipment used in operations, such as chairlifts, alarm systems and elevators, as well as to third parties.

      We have committed resources to conduct risk assessments and to correct problems, where required, within each of the following areas: information technology, operations equipment, and external parties. We expect to complete our assessments, remediation, verification and testing of our information technology and operations equipment by the end of November 1999. While we have initiated communication with significant third parties to determine the extent to which we are vulnerable to those third parties' failures to remediate their own Year 2000 issue, we cannot guarantee that their Year 2000 issues would not adversely affect our operations.

      The total cost of our Year 2000 efforts is not expected to be material with respect to our operations, liquidity or capital resources. We estimate the multi-year cost of our Year 2000 project will be between $900,000 and $1.1 million. Of the total project cost, approximately $600,000 is attributable to the purchase of new software or equipment which will be capitalized. The remaining costs will be expensed as incurred. Fiscal 1998 expensed costs were approximately $150,000, and expensed costs for the nine months ended April 30, 1999 were approximately $150,000. Approximately $60,000 of Year 2000 costs have been capitalized as of April 30, 1999. Costs exclude expenditures for systems which were replaced under our regularly planned schedule.

      There is still uncertainty around the scope of the Year 2000 issue and its implications for us. At this time we cannot quantify the potential impact of these failures. Due to the general uncertainty inherent in the Year 2000 problem, as well as, in part, the uncertainty of the Year 2000 readiness of suppliers and the current status of our Year 2000 program, we are unable to determine at this time whether any Year 2000 failures will have material adverse consequences on our results of operations, liquidity or financial condition. Our Year 2000 program and contingency plans are being developed to address issues within our control and to reduce the level of our uncertainty about our Year 2000 issues.

      Your claims are subordinated to our and our subsidiaries' senior debt. Payments on the exchange notes and the guarantees are subordinated to all of our and the guarantors' existing and future indebtedness, including amounts under our credit facility, other than future indebtedness that expressly provides that it is equal to or subordinated in right of payment to the exchange notes and the guarantees. As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding with respect to us or our property, the holders of our senior debt and our guarantors' senior debt will be entitled to be paid in full before any payment may be made with respect to the exchange notes and the guarantees. Claims in respect of the exchange notes will be effectively subordinated to all liabilities, including trade payables, of any of our subsidiaries that are not subsidiary guarantors. At April 30, 1999, after giving effect to the offering of the outstanding Notes and the application of net proceeds, we had $99.6 million of senior debt outstanding on a consolidated basis.

      Our subsidiary, The Vail Corporation, is the borrower under our $450.0 million revolving credit facility and its obligations are guaranteed by us and certain of our subsidiaries. At April 30, 1999, after giving effect to the offering of the outstanding Notes and the application of the proceeds, we would have had $21.8 million outstanding, $64.9 million of letters of credit issued thereunder and remaining availability of $363.3 million, of which $137.9 million could have been borrowed under the most restrictive of the financial covenants contained in the credit facility.

      At April 30, 1999, SSI Venture had $9.7 million outstanding under the $20.0 million SSI Venture credit facility, all of which was guaranteed by one of our subsidiaries.

      See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" and "Description of Certain Indebtedness."

      Guarantees may be unenforceable due to fraudulent conveyance statutes. Although laws differ among various jurisdictions, in general, under fraudulent conveyance laws, a court could subordinate or avoid any subsidiary guarantee if it found that:

    . the guarantee was incurred with actual intent to hinder, delay or defraud creditors, or

    . the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor was any of the following:

            .  insolvent or rendered insolvent because of the guarantee,

            . engaged in business or transactions for which its remaining assets constituted unreasonably small capital, or

            . intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity.

      If a court avoided a guarantee as a result of fraudulent conveyance, or held it unenforceable for any other reason, noteholders would cease to have a claim against the guarantor and would be creditors solely of Vail Resorts and the remaining guarantors.

      There are restrictions imposed by the terms of our indebtedness. The operating and financial restrictions and covenants in our credit facility may adversely affect our ability to finance future operations or capital needs or to engage in other business activities. Our credit facility includes covenants that will require us to meet certain financial ratios and financial conditions which may require that we take action to reduce debt or to act in a manner contrary to our business objectives. If we breach any of these restrictions or covenants or suffer a material adverse change which restricts our borrowing ability under our credit facility, we would be unable to borrow funds thereunder without a waiver. A breach could cause a default under the exchange notes and our other debt. Our indebtedness may then become immediately due and payable. We may not have or be able to obtain sufficient funds to make these accelerated payments, including payments on the Notes.

      In addition, the indenture governing the exchange notes restricts, among other things, our ability to:

    .  borrow money,

    .  pay dividends on stock or make certain other restricted payments,

    .  use assets as security in other transactions,

    .  make investments,

    .  enter into certain transactions with our affiliates, and

    .  sell certain assets or merge with other companies.

      If we fail to comply with these covenants, we would be in default under the indenture governing the exchange notes, and the principal and accrued interest on the exchange notes would become due and payable. See "Description of Notes--Certain Covenants."

      We may not be able to purchase the exchange notes upon a change of control. Upon certain change of control events, each holder of exchange notes may require us to repurchase all or a portion of its exchange notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest. Our ability to repurchase the exchange notes upon a change of control event could be limited by the terms of our debt agreements. Upon a change of control event, we may be required to repay the outstanding principal and any accrued interest on any other amounts owed by us under our credit facility. We cannot assure you that we would be able to repay amounts outstanding under our credit facility or obtain necessary consents under such facilities to repurchase these exchange notes. Any requirement to offer to purchase any exchange notes may result in our having to refinance our outstanding indebtedness, which we may not be able to do. In addition, even if we were able to refinance such indebtedness, such financing may be on terms unfavorable to us. Certain provisions in our credit facility may delay, defer or prevent a merger, tender offer or other takeover attempt. The term "Change of Control" is defined in "Description of Notes--Certain Definitions."

      There is currently no trading market for the exchange notes. The exchange notes will be new securities for which there is currently no public market. We do not intend to list the exchange notes on any national securities exchange or quotation system. The Initial Purchasers in the offering of outstanding Notes have advised us that they currently intend to make a market in the exchange notes, but they are not obligated to do so and, if commenced, may discontinue such market making at any time. Accordingly, no market may develop for the exchange notes, and if a market does develop, it may have limited or no liquidity. As outstanding Notes are tendered and accepted in the exchange offer, the aggregate principal amount of outstanding Notes will decrease, which will decrease their liquidity.

      Failure to exchange your outstanding Notes will leave them subject to transfer restrictions. If you do not exchange your outstanding Notes for exchange notes, you will continue to be subject to the restrictions on transfer of your outstanding Notes set forth in their legend because the outstanding Notes were issued pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. In general, outstanding Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We currently do not anticipate registering the outstanding Notes under the Securities Act.

      Blue sky restrictions on resale of exchange notes. In order to comply with the securities laws of certain jurisdictions, the exchange notes may not be offered or resold by any holder unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualifications is available and the requirements of such exemption have been satisfied. We do not currently intend to register or qualify the resale of the exchange notes in any such jurisdictions. However, an exemption is generally available for sales to registered broker-dealers and certain institutional buyers. Other exemptions under applicable state securities laws may also be available.

                                USE OF PROCEEDS

      The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the exchange offer.

      The net proceeds from the sale of the outstanding Notes were $194.3 million. We used the net proceeds from the sale of the outstanding Notes to repay indebtedness under our credit facility (which can be reborrowed).

                                 CAPITALIZATION

      The following table sets forth our capitalization as of April 30, 1999 and as adjusted to reflect the sale of the outstanding Notes and the application of the net proceeds of that offering. See "Description of Certain Indebtedness."

                                                            Actual    Adjusted
                                                          ---------- -----------
                                                          (In thousands, except
                                                             share amounts)
Cash..................................................... $   10,063 $   10,063
                                                          ========== ==========
Short-term debt..........................................        530        530
Industrial Development Bonds.............................     63,200     63,200
Credit facilities........................................    225,688     31,438
Senior Subordinated Notes................................        --     200,000
Other....................................................      4,444      4,444
                                                          ---------- ----------
    Total debt...........................................    293,862    299,612
Stockholders' equity:
  Class A common stock, $0.01 par value, 20,000,000
   shares authorized, 7,439,834 shares issued and
   outstanding...........................................         74         74
  Common stock, $0.01 par value, 80,000,000 shares
   authorized, 27,087,701 shares issued and outstanding..        271        271
  Additional paid-in capital.............................    402,592    402,592
  Retained earnings......................................     87,035     87,035
                                                          ---------- ----------
    Total stockholders' equity...........................    489,972    489,972
                                                          ---------- ----------
Total capitalization..................................... $  783,834 $  789,584
                                                          ========== ==========

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

      The following table presents selected historical consolidated financial data for the periods indicated. The financial data for the twelve month fiscal years ended September 30, 1996 and 1997 and the ten month fiscal year ended July 31, 1998 are derived from our consolidated financial statements, which have been audited by Arthur Andersen LLP, independent accountants, and should be read in conjunction with those statements and related notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the other financial information included elsewhere in this prospectus. Also included for comparative purposes are the unaudited pro forma results for the twelve months ended July 31, 1997 and the actual unaudited results for the twelve months ended July 31, 1998. These pro forma results are not necessarily indicative of the actual results of operations that would have been achieved nor are they necessarily indicative of future results of operations. The financial data for the nine months ended April 30, 1998 and 1999 are derived from our unaudited consolidated financial statements, which included all adjustments management considers necessary to present fairly the financial results for these interim periods. All of these adjustments were of a normal recurring nature. The results of such interim periods are not necessarily indicative of results to be expected for the full year due to the highly seasonal nature of our business (which ordinarily produces losses for the first and fourth quarters). See "Prospectus Summary--Recent Results" and "Risk Factors--Our resort business is highly seasonal."

                                    Twelve                  Ten      Pro Forma
                                    Month                  Month      Twelve      Twelve
                              Fiscal Year Ended         Fiscal Year   Months      Months     Nine Months Ended
                                September 30,              Ended       Ended       Ended         April 30,
                          ----------------------------   July 31,    July 31,    July 31,   --------------------
                            1995      1996    1997(1)      1998       1997(2)      1998       1998     1999(3)
                          --------  --------  --------  ----------- ----------- ----------- --------  ----------
                                  (audited)              (audited)  (unaudited) (unaudited)     (unaudited)
                                                  (In thousands, except ratio data)
Statement of Operations
 Data:
Revenues:
 Resort.................  $126,349  $140,288  $259,038   $336,547    $292,127    $350,498   $324,195  $  379,346
 Real estate............    16,526    48,655    71,485     73,722      74,356      84,177     65,760      31,409
                          --------  --------  --------   --------    --------    --------   --------  ----------
 Total revenues.........   142,875   188,943   330,523    410,269     366,483     434,675    389,955     410,755
Operating expenses:
 Resort.................    82,305    89,890   172,715    217,764     200,488     238,889    200,552     273,900
 Real estate............    14,983    40,801    66,307     62,619      64,646      74,057     58,939      26,248
 Corporate expense(4)...     6,701    12,698     4,663      4,437       4,236       5,543      4,313       4,555
 Depreciation and
  amortization..........    17,968    18,148    34,044     36,838      37,997      42,965     31,163      38,181
                          --------  --------  --------   --------    --------    --------   --------  ----------
 Total operating
  expenses..............   121,957   161,537   277,729    321,658     307,367     361,454    294,967     342,884
Income from operations..    20,918    27,406    52,794     88,611      59,116      73,221     94,988      67,871
 Interest Expense.......   (19,498)  (14,904)  (20,308)   (17,789)    (16,799)    (20,891)   (16,064)    (17,593)
Net income (loss).......     3,282     4,735    19,698     41,018      25,966      30,073     46,857      26,319
Other Data:
 Skier days(5)..........     2,136     2,228     4,273      4,717       4,890       4,717      4,706       4,579
 Resort EBITDA(4)(6)....    37,343    46,200    81,660    114,346      87,403     106,066    119,330     100,891
 Real estate operating
  income(7).............     1,543     7,854     5,178     11,103       9,710      10,120      6,821       5,161
                          --------  --------  --------   --------    --------    --------   --------  ----------
 Total EBITDA(4)(8).....    38,886    54,054    86,838    125,449      97,113     116,186    126,151     106,052
 Resort capital
  expenditures(9).......    20,320    13,912    51,020     80,454      41,047      93,333     79,853      53,691
 Total debt to Resort
  EBITDA................       5.1x      3.1x      3.2x       2.5x        2.7x        2.7x
 Resort EBITDA to
  interest expense......       1.9       3.1       4.0        6.4         5.2         5.1

 Total debt to Total
  EBITDA................       4.9       2.7       3.1        2.3         2.4         2.4
 Total EBITDA to
  interest expense......       2.0       3.6       4.3        7.1         5.8         5.6
 Ratio of earnings to
  fixed charges(10).....       1.1       1.6       2.6        4.9         3.6         3.4
Balance Sheet Data (at
 period end):
 Total assets...........  $429,628  $422,612  $855,949   $912,122    $814,816    $912,122   $933,967  $1,014,810
 Real estate held for
  sale(11)..............    54,858    84,055   154,925    138,916     155,672     138,916    134,940     152,141
 Long term debt
  (including current
  maturities)...........   191,313   144,750   265,062    284,014     236,347     284,014    248,338     293,862
 Stockholders' equity...   167,694   123,907   405,666    462,624     417,187     462,624    476,981     489,972

--------
(footnotes appear on following page)

--------
(1) Our consolidated statement of operations for the fiscal year ended September 30, 1997 includes the results of Keystone and Breckenridge for the 270-day period from January 4, 1997 to September 30, 1997.
(2) The unaudited pro forma results for the twelve months ended July 31, 1997 give effect to our acquisition of the Keystone and Breckenridge resorts (which occurred on January 3, 1997) and the initial public offering of our common stock (which occurred on February 4, 1997) as if such events occurred on August 1, 1996, and are presented exclusive of a pre-tax $2.2 million reorganization charge and a $8.5 million one-time non-recurring charge to corporate expense.

(3) Included in the selected consolidated historical data for the nine months ended April 30, 1999, are the results of operations of our 51.9%-owned joint venture, SSI Venture (which commenced operations on August 1, 1998). SSI Venture will not be a guarantor of the Notes. For the nine months ended April 30, 1999, SSI Venture had revenues of $64.3 million, income from operations of $8.3 million and EBITDA of $11.6 million. At April 30, 1999, SSI Venture had total assets of $38.3 million, total debt of $9.8 million and stockholders' equity of $20.6 million. For the nine months ended April 30, 1999, the EBITDA of SSI Venture represented less than 12% of our Resort EBITDA. See Note 16 to the Audited Consolidated Financial Statements of the Company and Note 7 to the Unaudited Consolidated Condensed Financial Statements of the Company.
(4) Corporate expense includes certain executive, tax, legal, directors' and officers' insurance and other consulting fees. For fiscal 1996, corporate expense included the costs associated with our holding company structure and overseeing multiple lines of business, including certain discontinued operations. For the year ended September 30, 1996, corporate expense includes the following non-recurring charges: (i) $4.5 million related to a rights distribution to option holders, (ii) $1.9 million of compensation expense related to the exercise of certain options held by our former Chairman and Chief Executive Officer and (iii) $2.1 million related to the termination of an employment agreement with our former Chairman and Chief Executive Officer. For purposes of calculating Resort EBITDA and Total EBITDA for this period, corporate expense excludes these non-recurring charges.
(5) A skier day represents one guest accessing a ski mountain on any one day and includes guests using complimentary tickets and ski passes.
(6) Resort EBITDA (earnings before interest expense, income tax expense, depreciation and amortization) is defined as Resort Revenue less resort operating expenses and corporate expense. Resort EBITDA is not a term that has an established meaning under generally accepted accounting principles ("GAAP"). We have included the information concerning Resort EBITDA because our management believes it is an indicative measure of a resort company's operating performance and is generally used by investors to evaluate companies in the resort industry. Resort EBITDA does not purport to represent cash provided by operating activities, and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. For information regarding our historical cash flows from operating, investing and financing activities, see our consolidated financial statements included elsewhere in this prospectus.
(7) Real estate operating income is defined as revenue from real estate operations less real estate costs and expenses, which include selling and holding costs, operating expenses, and an allocation of the land, infrastructure, mountain improvement and other costs relating to property sold. Real estate costs and expenses exclude charges for depreciation and amortization, as we have determined that the portion of those expenses allocable to real estate are not significant.
(8) Total EBITDA represents earnings before interest expense, income tax expense, depreciation and amortization. EBITDA is presented because management believes it provides useful information regarding a company's ability to incur and service debt. EBITDA should not be considered in isolation or as a substitute for net income or cash flows prepared in accordance with GAAP, nor should it be used as a measure of our profitability or liquidity.

(9) We typically categorize approximately $15 million to $20 million per year of total resort capital expenditures as maintenance capital expenditures, except for fiscal 1996, during which approximately $7 million was categorized as maintenance capital expenditures. For the nine months ended April 30, 1999 and 1998, approximately $12 million for each period was categorized as maintenance capital expenditures.
(10) The ratio of earnings to fixed charges represents the number of times fixed charges were covered by pre-tax earnings before provisions for interest expense. Fixed charges consist of interest expense, capitalized interest, amortization of debt issuance costs, and a portion of the operating lease expense deemed to be representative of the interest factor.
(11) Real estate held for sale includes all land, development costs and other improvements associated with real estate held for sale, as well as investments in real estate joint ventures.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      The following discussion should be read in conjunction with the Consolidated Financial Statements included elsewhere in this prospectus.

Introduction

      Our revenues are derived primarily from the operations of our ski resorts and from the sale of real estate in proximity to our resorts. We have and will continue to acquire new resorts and properties and to undertake improvements on existing resort areas to enhance our ability to attract customers for our resort operations and real estate properties. While the value of our real estate development is tied to the quality of our ski resorts, the development of new lodging, conference centers and other facilities also benefits our resort operations. Therefore, our future results of operations from both of these sources will be affected by some of the same factors, including competition in a static market, general economic conditions, consumer trends and the success of our acquisition strategy.

      On January 3, 1997, we acquired the Breckenridge, Keystone and Arapahoe Basin mountain resorts as well as significant related real estate interests and developable land. Pursuant to a consent decree with the United States Department of Justice, the Company divested the Arapahoe Basin ski area on September 5, 1997.

      On September 1, 1997, the Company changed its fiscal year end from September 30 to July 31. Accordingly, the Company's fiscal year 1998 ended on July 31, 1998 and consisted of ten months. This Management's Discussion and Analysis compares actual results for the ten months ended July 31, 1998 and 1997, and for the fiscal years ended September 30, 1997 and 1996. Supplemental pro forma comparisons are presented for the ten and twelve-month periods ended July 31, 1998 and 1997. Ten-month comparisons are presented to conform with the actual ten-month transitional period, while twelve-month comparisons are presented to compare year to date results for the Company's new fiscal year ended July 31. Also presented for comparative purposes are the nine months ended April 30, 1999 and 1998.

Nine Months Ended April 30, 1999 versus Nine Months Ended April 30, 1998

                                   Nine           Nine
                                  Months         Months
                                  Ended          Ended               Percentage
                              April 30, 1999 April 30, 1998 Increase  Increase
                              -------------- -------------- -------- ----------
                                           (dollars in thousands)
                                                 (unaudited)
Resort Revenue...............    $379,346       $324,195    $55,151     17.0
Resort Operating Expense.....     273,900        200,552     73,348     36.6

      Resort Revenue. Resort Revenue for the nine months ended April 30, 1999 and 1998 is presented by category as follows:

                                           Nine     Nine
                                          Months   Months
                                          Ended    Ended
                                          April    April              Percentage
                                           30,      30,     Increase   Increase
                                           1999     1998   (Decrease) (Decrease)
                                         -------- -------- ---------- ----------
  Lift Ticket........................... $135,667 $146,458  $(10,791)    (7.4)
  Ski School............................   37,833   38,639      (806)    (2.1)
  Dining................................   52,325   45,972     6,353     13.8
  Retail/Rental.........................   66,198   19,727    46,471    235.6
  Hospitality...........................   50,886   39,057    11,829     30.3
  Other.................................   36,437   34,342     2,095      6.1
                                         -------- --------  --------    -----
  Total Resort Revenue..................  379,346  324,195    55,151     17.0
                                         ======== ========  ========    =====
  Total Skier Days......................    4,579    4,706      (127)    (2.7)
                                         ======== ========  ========    =====
  ETP................................... $  29.63 $  31.12    $(1.49)    (4.8)
                                         ======== ========  ========    =====

      Lift ticket revenue decreased due to a 2.7% decrease in total skier days as well as a 4.8% decrease in ETP (effective ticket price, "ETP", is defined as total lift ticket revenue divided by total skier days). The Company attributes the decrease in skier days to above-average temperatures and below-average snowfall throughout the majority of the ski season, which had a negative impact on the entire Colorado market. In addition, the October 19, 1998 fires on Vail mountain and the Canadian dollar exchange rate which favored the Canadian ski industry also impacted skier days. The decrease in ETP is the result of a shift in the proportion of total skier days to local and Front Range (Denver/Colorado Springs metropolitan areas) skier days. Lift tickets sold to local and Front Range skiers tend to have a lower ETP than tickets sold to destination guests. This shift mainly occurred due to the popularity of the Buddy Pass, a discounted season pass for Breckenridge and Keystone resorts, which accounted for a significant portion of local and Front Range skier days.

      Ski and Snowboard School revenue decreased due to a decrease in skier days and the shift in the proportion of total skier days to local and Front Range skier days as Front Range skiers are less likely to purchase lessons than destination skiers.

      Dining revenue increased primarily as a result of the addition of 12 dining operations acquired in four hotel acquisitions, coupled with modest growth at existing facilities. The Lodge at Vail acquisition added two fine dining establishments, eight restaurants were added with the acquisition of VAB, and the Inn at Keystone and the Great Divide Lodge (formerly the Breckenridge Hilton) each added one dining facility. The Company also added TenMile Station, the first new on-mountain restaurant at Breckenridge in over 10 years.

      The increase in Retail/Rental revenue is due to the addition of approximately 30 retail and rental outlets provided by SSI Venture LLC.

      Hospitality revenue increased as a result of strong performance from existing operations due in part to a combination of effective yield management and expansion of the managed property inventory. The acquisitions of the Lodge at Vail, the Great Divide Lodge, and the Inn at Keystone in fiscal 1998 and VAB in fiscal 1999 also contributed significantly. In addition to adding lodging capacity, the Lodge at Vail and the Village at Breckenridge each added additional property management operations. The Village at Breckenridge also runs a vacation services operation/travel agency.

      Other revenue increased as a result of the increased popularity of the summer mountain activities including the new Alpine Slide at Breckenridge mountain, expanded contract services for Beaver Creek,

Bachelor Gulch, and Arrowhead Villages, growth in club operations, expanded licensing and sponsorship contracts, and increases in commercial leasing revenue.

      Resort Operating Expense. Resort Operating Expense for the nine months ended April 30, 1999 was $273.9 million, an increase of $73.3 million, or 36.6%, compared to the nine months ended April 30, 1998. The increase in resort operating expense is primarily attributable to the incremental operating expenses contributed by VAB, SSI Venture L.L.C. the Inn at Keystone, the Lodge at Vail and the Great Divide Lodge. A portion of the increase can also be attributed to the increase variable expenses associated with the increased level of resort revenue derived from non-lift businesses such as dining, retail/rental and hospitality operations. These operations tend to have a greater level of variable operating expenses proportionate to revenues as compared to lift operations. These increases have been partially offset by cost saving measures that have been implemented at all levels of the Company's operations throughout the fiscal year.

      Real Estate Revenue. Revenue from real estate operations for the nine months ended April 30, 1999 was $31.4 million, a decrease of $34.4 million, or 52.2%, compared to the nine months ended April 30, 1998. The decrease is attributed to the sell-out of homesites at Bachelor Gulch Village in fiscal 1998. Revenue for the nine months of fiscal 1999 consists primarily of the sales of the Bell Tower Mall, one luxury residential penthouse condominium at the Lodge at Vail, the sale of three development sites at Arrowhead Village, the sale of two single family homesites and one multi-family homesite at Bachelor Gulch and the Company's investment in Keystone/Intrawest LLC. Profits from Keystone/Intrawest LLC during the nine months ended April 30, 1999 included the sale of 137 village condominium units, primarily at the River Run development, and 57 single-family homesites surrounding an 18-hole golf course development. Real estate revenue for the nine months ended April 30, 1998 consisted primarily of the sales of 37 single-family homesites at Bachelor Gulch, two multi-family homesite at Arrowhead, six luxury residential condominiums at the Golden Peak base area of Vail mountain and the Company's investment in Keystone/Intrawest LLC.

      Real Estate Operating Expense. Real estate operating expense for the nine months ended April 30, 1999 were $26.2 million, a decrease of $32.7 million, or 55.5%, compared to the nine months ended April 30, 1998. The decrease in real estate operating expense is due to the sell-out of homesites at Bachelor Gulch Village in fiscal 1998. Real estate cost of sales for the nine months ended April 30, 1999 consists primarily of the cost of sales and real estate commissions associated with the sale of the Bell Tower Mall, one luxury residential penthouse condominium at the Lodge at Vail, three development sites at Arrowhead Village, and two single family homesites and one multi-family homesite at Bachelor Gulch. Real estate cost of sales for the nine months ended April 30, 1998 consisted primarily of the cost of sales and real estate commissions associated with the sales of 37 single-family homesites at Bachelor Gulch, two development sites at Arrowhead, and six luxury residential condominiums at the Golden Peak base area of Vail mountain. Real estate operating expenses include selling, general and administrative expenses associated with the Company's real estate operations.

      Corporate expense. Corporate expense increased by $242,000, or 5.6%, for the nine months ended April 30, 1999 as compared to the nine months ended April 30, 1998. The increase is primarily attributable to an increase in professional service fees. Corporate expense includes certain executive salaries, directors' and officers' insurance, investor relations expenses and tax, legal, audit, transfer agent, and other consulting fees.

      Depreciation and Amortization. Depreciation and amortization expense increased by $7.0 million, or 22.5%, for the nine months ended April 30, 1999 as compared to the nine months ended April 30, 1998. The increase was primarily attributable to the inclusion of depreciation and amortization associated with the three hotel acquisitions in fiscal 1998 and one hotel acquisition and the SSI Venture LLC discussed above in fiscal 1999 and an increased fixed asset base due to fiscal 1999 capital improvements.

      Interest expense. During the nine months ended April 30, 1999, and the nine months ended April 30, 1998, the Company recorded interest expense of $17.6 million and $16.1 million, respectively, relating primarily to the Company's Credit Facility and the Industrial Development Bonds in fiscal 1999 and fiscal 1998, as well as the Company's Credit Facility and the Industrial Development Bonds. The increase in interest expense for the nine months ended April 30, 1999 compared to the nine months ended April 30, 1998, is attributable to a higher average balance outstanding on the Credit Facility due to amounts borrowed for the VAB acquisition and working capital funding to SSI Venture LLC made during the first quarter, and the SSV Facility established in the second quarter. The increase in interest expense was partially offset by favorable interest rates.

Ten Months Ended July 31, 1998 Compared To Ten Months Ended July 31, 1997

      The actual results of the ten months ended July 31, 1998 compared to the actual results of the ten months ended July 31, 1997 discussed below are not comparable due to our acquisition of Keystone and Breckenridge on January 3, 1997. Accordingly, the usefulness of the comparisons presented below is limited, as the ten months ended July 31, 1997 includes the results of such acquisition for the period from January 4 to July 31 while the ten months ended July 31, 1998 includes the results of such acquisition for the full ten-month period. Please see pro forma results of operations included elsewhere in this Management's Discussion and Analysis.

      Resort Revenue. Resort Revenue for the ten months ended July 31, 1998 was $336.5 million, an increase of $88.0 million, or 35.4%, compared to the ten months ended July 31, 1997. The increase was primarily attributable to the inclusion of the acquisition of Keystone and Breckenridge for the full ten-month period in fiscal 1998 but only for the period from January 4 to July 31 in fiscal 1997, and increases in lift ticket, ski school, dining, retail and rental, hospitality and other revenues at all four resorts during fiscal 1998.

      Resort Operating Expense. Resort Operating Expense was $217.8 million for the ten months ended July 31, 1998, an increase of $64.6 million, or 42.1%, as compared to the ten months ended July 31, 1997. The increase in Resort Operating Expense is attributable to the inclusion of the acquisition of Keystone and Breckenridge for the full ten months in fiscal 1998 but only for the period from January 4 to July 31 in fiscal 1997, and increased variable expenses resulting from the increased level of non-lift Resort Revenue during the ten months ended July 31, 1998.

      Real Estate Revenue. Revenue from real estate operations for the ten months ended July 31, 1998 was $73.7 million, an increase of $12.6 million, compared to the ten months ended July 31, 1997. Revenue for the ten months of fiscal 1998 consisted primarily of the sales of 37 single-family homesites and five multi-family sites in the Bachelor Gulch Village development ($45.7 million), and the sale of four luxury residential condominiums at the Golden Peak base area of Vail Mountain ($18.7 million). Revenue for the first ten months of fiscal 1997 consisted primarily of the sales of 63 single-family homesites in the Bachelor Gulch Village development ($46.6 million) and eight residential condominiums.

      Real Estate Operating Expense. Real estate operating expense for the ten months ended July 31, 1998 was $62.6 million, an increase of $7.7 million, compared to the ten months ended July 31, 1997. Real estate cost of sales for the first ten months of fiscal 1998 consisted primarily of the cost of sales and real estate commissions associated with the sale of 37 single-family homesites and five multi-family sites in the Bachelor Gulch Village development and four luxury residential condominiums at the Golden Peak base area of Vail Mountain. Real estate cost of sales for the first ten months of fiscal 1997 consisted primarily of the cost of sales and real estate commissions associated with the sale of 63 single-family homesites in the Bachelor Gulch Village development and eight residential condominiums.

      Corporate Expense. Corporate expense increased by $880,000 for the ten months ended July 31, 1998, as compared to the ten months ended July 31, 1997. Corporate expense includes certain executive salaries, directors' and officers' insurance, investor relations expenses and tax, legal, audit, transfer agent and other consulting fees. The increase over fiscal 1997 is primarily attributable to an increase in investor relations costs, transfer agent fees and public reporting costs.

      Depreciation and Amortization. Depreciation and amortization expense increased by $9.2 million for the ten months ended July 31, 1998. The increase was primarily attributable to the inclusion of depreciation expense and amortization of goodwill for the acquisition of Keystone and Breckenridge for the full ten-month period in fiscal 1998 but only for the period from January 4 to July 31 of fiscal 1997, and capital expenditures made in fiscal 1997 at all four resorts.

      Interest Expense. During the ten months ended July 31, 1998, and the ten months ended July 31, 1997, the Company recorded interest expense of $17.8 million and $17.2 million, respectively. Interest expense related primarily to the credit facility (See Note 6(b) of Notes to Consolidated Financial Statements) and the Industrial Development Bonds (see Note 6(a) of Notes to Consolidated Financial Statements) in fiscal 1998 and fiscal 1997, as well as certain then outstanding senior subordinated notes in fiscal 1997. The Company maintained a higher average balance outstanding under its credit facility in fiscal 1998 due to amounts drawn for the hotel acquisitions, resort capital expenditures and investments in real estate. The higher interest on the credit facility in fiscal 1998 was partially offset by the interest incurred in fiscal 1997 on the $165 million in debt assumed in the acquisition of Keystone and Breckenridge, higher interest rates on certain outstanding senior subordinated notes which were outstanding until March 1997, and the one-time contractual redemption premium on the early redemption of such senior subordinated notes.

      Gain/Loss on the Sale of Fixed Assets. During the ten months ended July 31, 1998, the Company recorded a loss on the sale of fixed assets of $1.7 million. This loss was primarily attributable to the removal and write-off of a fixed grip chairlift at Keystone Mountain. The lift is being replaced with a new high-speed quad chairlift consistent with the Company's initiative to increase uphill skier capacity and overall guest service. Additionally, the Company wrote off certain retail software systems which will not be used by its new retail joint venture in fiscal 1999.

Fiscal Year Ended September 30, 1997 ("Fiscal 1997") Compared to Fiscal Year Ended September 30, 1996 ("Fiscal 1996")

      Resort Revenue. Resort Revenue for fiscal 1997 was $259.0 million, an increase of $118.8 million, or 84.6%, compared to fiscal 1996. The increase was attributable primarily to (i) the inclusion of the results of the Acquired Resorts from January 4, 1997 ($104.8 million) and (ii) increases in lift ticket, ski school, food service, retail and rental, hospitality and other revenues.

      Resort Operating Expense. Resort Operating Expense was $172.7 million for fiscal 1997, representing an increase of $82.8 million, or 92.1%, as compared to fiscal 1996. The increase in Resort Operating Expense is primarily attributable to (i) the inclusion of the results of the Acquired Resorts from January 4, 1997 ($69.1 million), (ii) increased variable expenses resulting from the increased level of Vail/Beaver Creek Resort Revenue and skier days in fiscal 1997, (iii) expenses associated with new Vail/Beaver Creek food service and retail/rental operations and (iv) a one-time reorganization charge of $2.2 million in the third quarter of fiscal 1997.

      Real Estate Revenue. Revenue from real estate operations for fiscal 1997 was $71.5 million, an increase of $22.8 million, compared to fiscal 1996. Revenue for fiscal 1997 consisted primarily of the sales of 65 single-family homesites in the Bachelor Gulch Village development which totaled $47.5 million, two luxury residential condominiums at the Golden Peak base area of Vail Mountain totaling $8.0 million, various condominiums in Beaver Creek Village totaling $4.2 million and Arrowhead Village land sales of approximately $5.1 million. Revenue for fiscal 1996 consisted primarily of the sales of 30 single-family homesites in the Strawberry Park development at Beaver Creek Resort which totaled $30.9 million.

      Real Estate Operating Expense. Real estate operating expense for fiscal 1997 was $66.3 million, an increase of $25.5 million, compared to fiscal 1996. Real estate cost of sales for fiscal 1997 consisted primarily of the cost of sales and real estate commissions associated with the sales of 65 single-family homesites in the

Bachelor Gulch Village development, two luxury residential condominiums at the Golden Peak base area of Vail Mountain, various condominiums in Beaver Creek Village, and Arrowhead Village land sales. Real estate cost of sales for fiscal 1996 consisted primarily of the cost of sales and real estate commissions associated with the sale of 30 single-family homesites in the Strawberry Park development at Beaver Creek Resort.

      Corporate Expense. Corporate expense was $4.7 million for fiscal 1997, a decrease of $8.0 million as compared to fiscal 1996. For periods prior to fiscal 1997, corporate expense included the costs associated with the Company's holding company structure and overseeing multiple lines of business, including the discontinued operations. In fiscal 1997, corporate expense includes certain personnel, tax, legal, directors' and officers' insurance and other consulting fees relating solely to the Company's resort and real estate operations. Corporate expense for fiscal 1996 includes the following nonrecurring charges:
(i) $2.1 million related to the termination of an employment agreement with the Company's former Chairman and Chief Executive Officer, (ii) $4.5 million related to nonrecurring payments to certain holders of employee stock options, and (iii) $1.9 million of compensation expense related to the exercise of stock options by the Company's former Chairman and Chief Executive Officer. Excluding the effect of those items, corporate expense increased by approximately $400,000.

      Depreciation and Amortization. Depreciation and amortization expense was $34.0 million for fiscal 1997, an increase of $15.9 million, as compared to fiscal 1996. The increase was primarily attributable to the inclusion of the results of Keystone and Breckenridge from January 4, 1997 ($14.1 million) and Vail/Beaver Creek capital expenditures made in fiscal 1996 and the first quarter of fiscal 1997.

      Interest Expense. During fiscal 1997 and fiscal 1996, the Company recorded interest expense of $20.3 million and $14.9 million, respectively, which relates primarily to the Company's then outstanding senior subordinated notes, the Industrial Development Bonds, and the Company's credit facility. The increase in interest expense from fiscal 1996 to fiscal 1997 is attributable to the interest incurred on the $165 million in debt assumed in the acquisition of Keystone and Breckenridge and the contractual redemption premium incurred in the early redemption of the 12 1/4% senior subordinated notes due 2004, partially offset by interest reductions due to redemptions totaling $54.5 million in principal amount of senior subordinated notes in the first half of fiscal 1996.

Pro Forma Results of Operations--Ten Months Ended July 31, 1998 Compared to Ten Months Ended July 31, 1997

      The following unaudited pro forma results of operations of the Company for the ten months ended July 31, 1997 assume the acquisition of Keystone and Breckenridge occurred on October 1, 1996. These pro forma results are not necessarily indicative of the actual results of operations that would have been achieved nor are they necessarily indicative of future results of operations. The unaudited pro forma financial information below excludes the results of Arapahoe Basin, which the Company divested in September 1997. The audited summarized information for the ten months ended July 31, 1998 are provided for comparative purposes.

                           Ten    (Pro Forma)
                          Months  Ten Months
                          Ended      Ended
                         July 31,  July 31,               Percentage
                           1998      1997      Increase    Increase
                         -------- ----------- ----------- ----------
                                              (unaudited)
                                   (dollars in thousands)
Resort Revenue.......... $336,547  $280,949     $55,598     19.8%
Resort Operating
 Expense................  217,764   183,086      34,678     18.9%

      Resort Revenue. Pro forma Resort Revenue for the ten months ended July 31, 1998 and 1997 are presented by category as follows:

                                        Ten    (Pro Forma)
                                       Months  Ten Months
                                       Ended      Ended               Percentage
                                      July 31,  July 31,    Increase   Increase
                                        1998      1997     (Decrease) (Decrease)
                                      -------- ----------- ---------- ----------
                                                (dollars in thousands)
Lift Tickets......................... $147,128  $135,827    $11,301       8.3%
Ski School...........................   38,647    34,462      4,185      12.1
Dining...............................   48,246    39,580      8,666      21.9
Retail/Rental........................   19,975    17,400      2,575      14.8
Hospitality..........................   43,127    29,967     13,160      43.9
Other................................   39,424    23,713     15,711      66.3
                                      --------  --------    -------      ----
Total Resort Revenue................. $336,547  $280,949    $55,598      19.8%
                                      ========  ========    =======      ====
Total Skier Days.....................    4,717     4,890       (173)     (3.5%)
                                      ========  ========    =======      ====
ETP.................................. $  31.19  $  27.78    $  3.41      12.3%
                                      ========  ========    =======      ====

      Lift ticket revenue increased due to a 12.3% increase in ETP partially offset by a 3.5% decline in the number of total skier days. The increase in ETP is primarily due to increases in lead ticket prices at each resort, a less aggressive ticket discounting strategy, and improvement in the proportion of destination skier days to total skier days. The increase in lead ticket prices and less aggressive discounting is consistent with the Company's strategy to provide a high quality guest experience at a premium price. The improvement in the proportion of destination skier days was driven by an increase in destination skier days and a decline in local and Colorado Front Range (Denver/Colorado Springs) skier days (non-destination skier days). The Company attributes the increase in destination guests to the Company's new and innovative marketing and loyalty programs and continuous commitment to guest service. The decline in local and Front Range skier days is primarily attributable to unusual weather patterns and below average snowfall for much of the season at the Company's resorts.

      Ski school revenue increased primarily due to price increases and an increase in the number of ski and snowboard lessons sold. The number of lessons increased due to an increase in the number of destination skiers who have a greater tendency to purchase lessons than do local and Front Range guests. Additionally, the Beaver Creek children's program has continued its success due to a number of initiatives designed to increase participation. Demand continued to be strong for snowboarding and private lessons driven by the popularity of snowboarding and the increase in destination guests.

      Dining revenue increased as a result of strong performance from existing operations, the addition of several new dining operations, and dining operations acquired in three hotel acquisitions. Five dining operations were new to Vail Mountain in fiscal 1998, including the addition of two fine dining facilities from The Lodge at Vail acquisition, and two facilities in the newly-renovated and expanded Golden Peak base facility, resulting in an overall seating capacity increase of 10%. Beaver Creek opened seven new operations, six of which are located in the recently completed Beaver Creek Village core, thereby increasing seating capacity by 29%. Four dining operations were new to Breckenridge and Keystone resorts during fiscal 1998 including the operations acquired in the acquisitions of the Great Divide Lodge (formerly Breckenridge Hilton) and the Inn at Keystone, and two new, on-mountain operations.

      Retail and rental revenues increased due to strong performance from existing operations and the addition of three new operations. Increases in existing operations were led by the completion of the Beaver Creek Village core which provided a complementary balance of retailers in Beaver Creek Village, making it an attractive retail shopping destination, and the newly renovated and expanded Golden Peak facility at the base of Vail Mountain. Two new rental operations were opened in Beaver Creek Village and one new retail/rental operation was opened in a strategic location at the base of Peak 8 in Breckenridge, where the Company formerly had no presence in the retail/rental market. The Company's retail and rental business also benefited from continuing improvements in inventory management and store product mix.

      Hospitality revenue increased due to an increasing base of property management services, growth in the travel and reservations businesses, and the acquisitions of The Lodge at Vail, the Great Divide Lodge (f/k/a Breckenridge Hilton), and the Inn at Keystone. Property management services contributed toward the growth over fiscal 1997 due to an increase in occupancy and average daily rate (defined as revenue divided by room nights) at Beaver Creek Resort driven by the increase in skier visits and number of rooms under management.

      Other revenue increased as a result of the increased popularity of the Adventure Ridge activities center at the top of Vail Mountain, expanded contract services for Beaver Creek, Bachelor Gulch and Arrowhead Villages, the expansion of the Beaver Creek Club, licensing and sponsorship revenue growth, and increases in brokerage and commercial leasing revenue.

      Resort Operating Expense. Resort Operating Expense was $217.8 million for the ten months ended July 31, 1998, compared to $183.1 million for the ten months ended July 31, 1997. As a percentage of Resort Revenue, Resort Operating Expense decreased from 65.2% to 64.7% in the ten months ended July 31, 1998. The overall increase in Resort Operating Expense is attributable to increased variable operating expenses resulting from the increased level of Resort Revenue derived from non-lift businesses such as dining, retail/rental, hospitality and other operations.

Pro Forma Results of Operations--Twelve Months Ended July 31, 1998 Compared to Twelve Months Ended July 31, 1997

      The following unaudited pro forma results of operations of the Company for the twelve months ended July 31, 1997 assume the acquisition of the Keystone and Breckenridge occurred on August 1, 1996. These pro forma results are not necessarily indicative of the actual results of operations that would have been achieved nor are they necessarily indicative of future results of operations. The unaudited pro forma financial information below excludes the results of Arapahoe Basin, which the Company divested in September 1997. The unaudited summarized information for the twelve-months ended July 31, 1998 are provided for comparative purposes.

                                       Twelve   (Pro Forma)
                                       Months  Twelve Months
                                       Ended       Ended
                                      July 31,   July 31,             Percentage
                                        1998       1997      Increase  Increase
                                      -------- ------------- -------- ----------
                                                     (unaudited)
                                                (dollars in thousands)
Resort Revenue....................... $350,498   $292,127    $58,371     20.0%
Resort Operating Expense.............  238,889    200,488     38,401     19.2%

      Resort Revenue. Pro forma Resort Revenue for the twelve-months ended July 31, 1998 and 1997 is presented by category as follows:

                                     Twelve   (Pro Forma)
                                     Months  Twelve Months
                                     Ended       Ended                Percentage
                                    July 31,   July 31,     Increase   Increase
                                      1998       1997      (Decrease) (Decrease)
                                    -------- ------------- ---------- ----------
                                                    (unaudited)
                                               (dollars in thousands)
Lift Tickets....................... $147,128   $135,827     $11,301       8.3%
Ski School.........................   38,647     34,462       4,185      12.1
Dining.............................   52,371     43,099       9,272      21.5
Retail/Rental......................   20,799     17,165       3,634      21.2
Hospitality........................   47,128     34,065      13,063      38.3
Other..............................   44,425     27,509      16,916      61.5
                                    --------   --------     -------      ----
  Total Resort Revenue............. $350,498   $292,127     $58,371      20.0%
                                    ========   ========     =======      ====
Total Skier Days...................    4,717      4,890        (173)     (3.5%)
                                    ========   ========     =======      ====
ETP................................ $  31.19   $  27.78     $  3.41      12.3%
                                    ========   ========     =======      ====

      Lift ticket revenue increased due to a 12.3% increase in ETP partially offset by a 3.5% decline in the number of total skier days. The increase in ETP is primarily due to increases in lead ticket prices at each resort, a less aggressive ticket discounting strategy, and improvement in the proportion of destination skier days to total skier days. The increase in lead ticket prices and less aggressive discounting is consistent with the Company's strategy to provide a high quality guest experience at a premium price. The improvement in the proportion of destination skier days was driven by an increase in destination skier days and a decline in local and Colorado Front Range (Denver/Colorado Springs) skier days (non-destination skier days). The Company attributes the increase in destination guests to the Company's new and innovative marketing and loyalty programs and continuous commitment to guest service. The decline in local and Front Range skier days is primarily attributable to unusual weather patterns and below average snowfall for much of the season at the Company's resorts.

      Ski school revenue increased primarily due to price increases and an increase in the number of ski and snowboard lessons sold. The number of lessons increased due to an increase in the number of destination skiers who have a greater tendency to purchase lessons than do local and Front Range guests. Additionally, the Beaver Creek children's program has continued its success due to a number of initiatives designed to increase participation. Demand continued to be strong for snowboarding and private lessons driven by the popularity of snowboarding and the increase in destination guests.

      Dining revenue increased as a result of strong performance from existing operations, the addition of several new dining operations, and dining operations acquired in three hotel acquisitions. Five dining operations were new to Vail Mountain in fiscal 1998, including the addition of two fine dining facilities from The Lodge at Vail acquisition, and two facilities in the newly-renovated and expanded Golden Peak base facility, resulting in an overall seating capacity increase of 10%. Beaver Creek opened seven new operations, six of which are located in the recently completed Beaver Creek Village core, thereby increasing seating capacity by 29%. Four dining operations were new to Breckenridge and Keystone resorts during fiscal 1998 including the operations acquired in the acquisitions of the Great Divide Lodge (formerly Breckenridge Hilton) and the Inn at Keystone, and two new, on-mountain operations.

      Retail and rental revenues increased due to strong performance from existing operations and the addition of three new operations. Increases in existing operations were led by the completion of the Beaver Creek Village core which provided a complementary balance of retailers in Beaver Creek Village making it an attractive retail shopping destination, and the newly renovated and expanded Golden Peak facility at the base of

Vail Mountain. Two new rental operations were opened in Beaver Creek Village and one new retail/rental operation was opened in a strategic location at the base of Peak 8 in Breckenridge where the company formerly had no presence in the retail/rental market. The Company's retail and rental business also benefited from continuing improvements in inventory management and store product mix.

      Hospitality revenue increased due to an increasing base of property management services, growth in the travel and reservations businesses, and the acquisitions of The Lodge at Vail, the Great Divide Lodge (f/k/a Breckenridge Hilton), and the Inn at Keystone. Property management services contributed toward the growth over fiscal 1997 due to an increase in occupancy and average daily rate (defined as revenue divided by room nights) at Beaver Creek Resort driven by the increase in skier days and number of rooms under management.

      Other revenue increased as a result of the increased popularity of the Adventure Ridge activities center at the top of Vail Mountain, expanded contract services for Beaver Creek, Bachelor Gulch, and Arrowhead Villages, the expansion of the Beaver Creek Club, licensing and sponsorship revenue growth, and increases in brokerage and commercial leasing revenue.

      Resort Operating Expense. Resort Operating Expense was $238.9 million for the twelve months ended July 31, 1998, compared to $200.5 million for the twelve months ended July 31, 1997. As a percentage of Resort Revenue, Resort Operating Expense was 68.2% and 68.6% for the twelve months ended July 31, 1998 and 1997, respectively. The overall increase in Resort Operating Expense is attributable to increased variable expenses resulting from the increased level of Resort Revenue derived from non-lift businesses such as dining, retail/rental, hospitality and other operations.

Liquidity and Capital Resources

      We have historically provided funds for operating expenditures, debt service, capital expenditures and acquisitions through a combination of cash flow from operations, short-term and long-term borrowings and sales of real estate.

      Our cash flows from investing activities have historically consisted of payments for acquisitions, resort capital expenditures, and investments in real estate.

      On June 14, 1999 the Company purchased 100% of the outstanding shares of Grand Teton Lodge Company, a Wyoming corporation, from CSX Corporation for a total purchase price of $55 million. The Grand Teton Lodge Company operates four resort properties in northwestern Wyoming: Jenny Lake Lodge, Jackson Lake Lodge, Colter Bay Village and Jackson Hole Golf & Tennis Club. Grand Teton Lodge Company operates the first three properties, all located within the Grand Teton National Park, under a concessionaire contract with the National Park service. Jackson Hole Golf & Tennis Club is located outside the park on property owned by Grand Teton Lodge Company and includes approximately 30 acres of developable land.

      During the ten months ended July 31, 1998, we acquired three hotel properties: the Great Divide Lodge (f/k/a Breckenridge Hilton), The Lodge at Vail, The Inn at Keystone and certain other assets, for an aggregate purchase price of $54.3 million (net of cash acquired in the transactions). We have since incurred approximately $7.3 million during the ten months ended July 31, 1998 to substantially complete a new wing of The Lodge at Vail. We sold a penthouse condominium acquired as part of the acquisition in January 1999 for a total purchase price of $3.3 million.

      On August 1, 1998, we entered into a joint venture with one of the largest retailers of ski- and golf-related sporting goods in Colorado. We contributed our retail and rental operations to the joint venture for a 51.9% ownership interest in SSI Venture. Specialty Sports, Inc. contributed 30 stores located in Denver, Boulder, Aspen, Telluride, Vail and Breckenridge to the joint venture and holds a 48.1% share in SSI Venture.

      Resort capital expenditures for the ten months ended July 31, 1998 were $80.5 million, of which management estimates approximately $15 million represented maintenance capital expenditures. Investments in real estate for that period were $15.7 million, which included $3.1 million of mountain improvements, including ski lifts and snowmaking equipment, which are related to real estate development but which also benefit resort operations. The primary projects included in resort capital expenditures were (i) trail and infrastructure improvements at Keystone Mountain, (ii) terrain and facilities improvements at Breckenridge, (iii) expansion of the grooming fleet at Vail and Beaver Creek Mountains, (iv) retail/rental and restaurant additions in Beaver Creek Village, (v) new high-speed quad chairlifts at Breckenridge and Keystone,
(vi) upgrades to office and front-line information systems, and (vii) the addition of a new wing at The Lodge at Vail. The primary projects included in investments in real estate were (i) continuing infrastructure related to Beaver Creek, Bachelor Gulch and Arrowhead Villages, (ii) golf course development, and
(iii) investments in developable land at strategic locations at all four mountain resorts.

      During the nine months ended April 30, 1999, we acquired one hotel property, The Village at Breckenridge, and certain other related assets for a total purchase price of $33.8 million. We simultaneously entered into a contract to sell certain of the acquired assets for $10 million which closed in April 1999.

      Resort capital expenditures for the nine months ended April 30, 1999 were $53.7 million. Investments in real estate for that period were $22.9 million. The primary projects included in resort capital expenditures were (i) trail and infrastructure improvements and a new high speed quad chairlift at Keystone Mountain, (ii) upgrades to the snowmaking system at Keystone, (iii) terrain and facilities improvements and a new on-mountain restaurant at Breckenridge Mountain, (iv) expansion of the children's ski school at Beaver Creek, (v) expansion of Adventure Ridge at Vail, (vi) development of Adventure Point at Keystone, (vii) expansion of the grooming fleet at all four resorts, (viii) upgrades to office and front line information systems, (ix) significant renovations of the Great Divide Lodge as well as minor renovations of the Company's other hotels, and (x) infrastructure for the Category III expansion on Vail Mountain. The primary projects included in investments in real estate were (i) continuing infrastructure related to Beaver Creek, Bachelor Gulch and Arrowhead Villages, (ii) construction of the Arrowhead Alpine Club, (iii) golf course development, and (iv) investments in developable land at strategic locations at all four resorts.

      The seasonal nature of our construction activity results in the concentration of capital expenditures in the May-December periods. Consequently, we categorize capital expenditures on a calendar rather than fiscal year basis. For calendar 1999, we anticipate spending between $45 and $55 million for resort capital expenditures and between $30 and $40 million for real estate capital expenditures. Management estimates that for calendar 1999, approximately $15 million to $20 million of resort capital expenditures will be categorized as resort maintenance capital expenditures for mountain, lodging, dining and other operations including information systems, with the remainder of resort capital expenditures being used to fund strategic projects such as the Category III expansion on Vail Mountain, a new high-speed six-passenger chairlift at Breckenridge, and trail, hospitality and infrastructure improvements across all four resorts. Primary real estate projects for calendar 1999 include construction of condominiums at Arrowhead, the Arrowhead Alpine Club and Bachelor Gulch Club and further development of the Red Sky Ranch residential golf resort. We plan to fund resort and real estate capital expenditures with cash flow from operations and borrowings under our revolving credit facility.

      During the ten months ended July 31, 1998, we generated $21.2 million in cash flow from our financing activities consisting of net borrowings under our revolving credit facility and other debt of $15.7 million, $8 million received from the exercise of employee stock options and the refund of a bond reserve fund of $3.3 million, less the payment of $5.7 million due under a rights distribution to certain option holders. During the nine months ended April 30, 1999, the Company generated $10.1 million in cash from its financing activities consisting of net long-term debt borrowings of $9.4 million and $0.6 million received from the exercise of employee stock options.

      At April 30, 1999 we had $41.2 million of outstanding Industrial Development Bonds issued by Eagle County, Colorado. Interest accrues at 6.95% per annum and the principal amount matures on August 1, 2019.

Interest is payable semi-annually on February 1 and August 1. The bonds are secured by the Vail and Beaver Creek Mountain United States Forest Service permits.

      We currently have a $450.0 million revolving credit facility maturing on December 19, 2002. At April 30, 1999, after giving effect to the offering and the application of the net proceeds, we would have had $21.8 million outstanding, $64.9 million of letters of credit issued thereunder and remaining availability of $363.3 million, of which $137.9 million could have been borrowed under the most restrictive of the financial covenants contained in the credit facility. Upon the consummation of the offering of outstanding Notes on May 11, 1999, borrowings under our credit facility bear interest annually at our option at the rate of (i) LIBOR (the London interbank offered rate for a given interest period) plus a margin (ranging from .75% to 2.25%) or (ii) the Base Rate (defined as the higher of the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 0.5%, or the agent's prime lending rate) plus a margin up to .75%. In addition, we must pay a fee on the face amount of each letter of credit outstanding at a rate ranging from .75% to 2.25%. We will pay a quarterly unused commitment fee ranging from 0.20% to 0.50%. The interest margins and commitment fee fluctuate based upon the ratio of Funded Debt to our Resort EBITDA (as defined in our credit facility). See "Description of Certain Indebtedness--Revolving Credit Facility."

      At April 30, 1999, SSI Venture had $9.7 million outstanding under the $20.0 million SSI Venture credit facility, all of which was guaranteed by one of our subsidiaries. See "Description of Certain Indebtedness--SSI Venture Credit Facility."

      During the ten months ended July 31, 1998, 1,043,271 employee stock options were exercised at exercise prices ranging from $6.85 to $24.00. Additionally, 8,260 shares were issued to management under the restricted stock plan. During the nine months ended April 30, 1999, 62,160 employee stock options were exercised at exercise prices ranging from $10.00 to $10.75. Additionally, 8,751 shares were issued to management under the Company's restricted stock plan.

      Based on current levels of operations and cash availability, management believes we are in a position to satisfy our working capital, debt service and capital expenditure requirements for at least the next twelve months.

Seasonality

      The Company's ski and resort operations are extremely seasonal in nature. In particular, revenues and profits are substantially lower, historically resulting in losses, in the first and fourth quarters due to the closure of its ski operations. Based on the Company's fiscal year ended July 31, 1998, 87% of total resort revenues were earned during the second and third fiscal quarters.

Inflation

      Although the Company cannot accurately determine the precise effect of inflation on its operations, management does not believe inflation has had a material effect on the results of operations in the last three fiscal years. When the cost of operating resorts increases, the Company generally has been able to pass the increase on to its customers. However, there can be no assurance that increases in labor and other operating costs due to inflation will not have an impact on the Company's future profitability.

Year 2000 Compliance

      The Year 2000 issue is a result of certain computer programs being written using two digits rather than four to define the applicable year. Computer programs which are date-sensitive may recognize a date using "00" as the year 1900 rather than the year 2000, which could result in major computer system or program failures or miscalculations or equipment malfunctions. The Company recognizes that the impact of the Year 2000 issue extends beyond traditional computer hardware and software to embedded hardware and software contained in equipment used in operations, such as chairlifts, alarm systems and elevators, as well as to third parties.

      State of Readiness. The Year 2000 issue is being addressed within the Company, under the direction of the information systems department, by its individual business units. The Company has established a Year 2000 task force consisting of representatives from all major business units to coordinate the Company's Year 2000 efforts and progress is reported periodically to a Year 2000 executive committee consisting of certain senior management members.

      The Company has committed resources to conduct risk assessments and to take corrective action, where required, within each of the following areas: information technology, operations equipment, and external parties. Information technology includes telecommunications as well as traditional computer software and hardware in the mainframe, midrange and distributed applications environments. Operations equipment includes all automation and embedded chips used in business operations. External parties include any third party with whom the Company interacts, or upon whom the Company relies in the performance of day-to-day operations. The Company's program for addressing the Year 2000 issue includes the following phases: (1) inventory; (2) assessment; (3) remediation;
(4) testing; and (5) contingency planning. Approximately 10% of the Company's normal information technology work has been deferred due to the fact that personnel of the information systems department have dedicated certain portions of their time to the Year 2000 issue. However, the Company plans to complete and implement its information technology projects as planned.

      The Company has traditionally upgraded and replaced its information technology systems on a regular basis. As a result of this process, most of the Company's information technology systems and applications are currently Year 2000 compliant. In the remaining information technology area, inventory and assessment audits in the telecommunications, mainframe, midrange and distributed applications are substantially complete with remediation, verification and testing expected to be completed by October 31, 1999. With respect to operations equipment, the Company has identified areas that it considers "mission critical", in that a Year 2000 failure could impact the health or safety of employees or resort guests or could have a material adverse effect on the Company. The Company is engaging a third party consultant to assist the Company in completing inventory and assessment audits of operations equipment. The Company has extended its targeted completion date for these audits to October 31, 1999 to allow the outside consulting firm to perform the necessary work. Remediation, verification and testing with respect to operations equipment are now expected to be completed by November 30, 1999.

      The Company is communicating with its significant suppliers to determine the extent to which the Company is vulnerable to those third parties' failure to remediate their own Year 2000 issue. However, there can be no guarantee that the systems of other companies on which the Company's systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Company's systems, would not have a material adverse effect on the Company. Many of the external parties that the Company relies on provide commodity goods or service that are widely available from a range of vendors; therefore, third party impact on the Company is expected to be minimal. The Company is seeking confirmation of Year 2000 compliance from critical suppliers and is identifying alternative suppliers as part of its contingency plans. The Company will seek letters of compliance or other satisfactory evidence of compliance (for example, web site disclosures) from certain non-critical suppliers based on risk assessment of such suppliers. Risk assessment with respect to major external vendors has been completed. Risk assessment with respect to minor vendors is continuing and is expected to be completed by August 31, 1999. Monitoring of risk in this area will continue throughout 1999, as many external parties will not have completed their work with respect to the Year 2000 issue.

      Costs. The total estimated multi-year cost of the Year 2000 project is estimated to be between $900,000 and $1,100,000 and its being funded from operating cash flow. These costs are not expected to be material to the Company's consolidated results of operations, liquidity or capital resources. Of the total project cost, approximately $600,000 is attributable to the purchase of new software or equipment that will be capitalized. The remaining costs will be expensed as incurred. In a number of instances, the Company may decide to install new software or upgraded versions of current software programs that are Year 2000 compliant.

In these instances, the Company may capitalize certain costs of the new system in accordance with current accounting guidelines. As of April 30, 1999, $360,000 of the total estimated Year 2000 project costs have been incurred of which $300,000 has been expensed and $60,000 was capitalized. Fiscal 1998 expensed costs were approximately $150,000 and expensed costs for the nine months ended April 30, 1999 were approximately $150,000. Costs exclude expenditures for systems that were replaced under the Company's regularly planned schedule.

      Risks. Failure to address a Year 2000 issue could result in a business disruption that could materially affect the Company's operations, liquidity or capital resources. The Company believes that the most reasonably likely worst case scenario would consist of isolated instances of minor system or equipment failures, for which the Company will have developed contingency plans.

      There is still uncertainty around the scope of the Year 2000 issue and its implications for the Company. At this time the Company cannot qualify the potential impact of these failures. Due to the general uncertainty inherent in the Year 2000 problem, as well as, in part, the uncertainty of the Year 2000 readiness of suppliers and the current status of the Company's Year 2000 program, the Company is unable to determine at this time whether any Year 2000 failures will have material adverse consequences on the Company's results of operations, liquidity or financial condition. The Company's Year 2000 program and related contingency plans are being developed to address issues within the Company's control and to reduce the level of the Company's uncertainty about its Year 2000 issues. The program minimizes, but does not eliminate, the issues relating to external parties. Further, there can be no assurance that the Company will successfully identify or remediate its potential Year 2000 problems and failure to do so may have a material adverse effect on the Company.

      Contingency Plans. The Company is developing contingency plans, and expects to complete them by October 31, 1999. The Company will consider, among other factors, the results and responses from its communications with material third parties in determining the nature and the scope of contingency plans. However, generally, the Company's contingency plans will include, but are not limited to, development of manual work-arounds to system failures, identification of alternative sources for goods and services and reasonable increases in the amount of on-hand goods and supplies. Typically these plans address the anticipated consequences of single events, while the scope of the Year 2000 issues may cause multiple concurrent events for a longer duration. Development of contingency plans for multiple concurrent events is in progress and is expected to be completed by November 30, 1999.

      The costs of the project, estimated completion dates, worst-case scenario and other forward-looking statements above are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantees that these estimates will be achieved, or that events will occur as projected, and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and cost of personnel trained in this area, timely implementation of, and allocation of resources to, the Company's Year 2000 program, success of the Company in identifying computer systems and non-information technology systems that contain two digit date codes, the Company's appropriate risk assessment and prioritization of such systems, the nature and amount of programming and testing required and the time it actually takes to upgrade, replace or otherwise take corrective action with respect to each of the affected systems and the success of the Company's suppliers and other external parties with which the Company interacts in addressing their Year 2000 issues.

                                    BUSINESS

General

      Vail Resorts is one of the leading resort operators in North America. Through our five premier properties we provide a comprehensive resort experience throughout the year to a diverse clientele with an attractive demographic profile. Our resorts currently include:

    . Vail Mountain--the largest and most popular single ski mountain complex in North America ("Vail");

    . Beaver Creek Resort--one of the world's premier family-oriented mountain resorts ("Beaver Creek");

    . Breckenridge Mountain--an attractive destination resort with numerous apres ski activities and an extensive bed base ("Breckenridge");

    .  Keystone Resort--a year-round family vacation destination
       ("Keystone"); and

    . Grand Teton Lodge Company--our first summer destination resort with four resort properties in and around Grand Teton National Park ("Grand Teton").

      We are one of the most profitable mountain resort operators due to the following competitive strengths:

    .  ownership of premium resorts,

    .  attractive guest demographics,

    .  strong brand franchise,

    . scope, diversity and quality of our complementary activities and guest services, and

    . proximity of our ski resorts to both Denver International Airport and Vail/Eagle County Airport.

      We had an 8.7% share of skier days in the United States for the 1997-98 ski season and are uniquely positioned to attract a broad range of guests due to our diverse ski terrain, varied price points and numerous activities and services. Our ski resorts are located within 50 miles of each other, which enables us to offer guests the opportunity to visit each ski resort during one vacation stay and participate in common loyalty programs. We also own substantial real estate from which we derive significant strategic benefits and cash flow. We expect to develop and expand our non-mountain operations in the coming years.

Industry

      There are approximately 800 ski areas in North America, which generated a total of approximately 70 million skier days during the 1997-98 ski season. There are approximately 521 ski areas in the U.S., which generated approximately 54 million skier days during the 1997-98 ski season. These resorts range from small ski resort operations, which cater primarily to day skiers from nearby population centers, to larger resorts which, given the scope of their operations and their accessibility, are able to attract both day skiers and destination resort guests who are seeking a comprehensive vacation experience. While the day skier tends to focus primarily on lift ticket price and round-trip travel time, destination travelers tend to make their choices based on the number of amenities and activities offered, as well as the perceived overall quality of the vacation experience. As a result, destination guests generate significantly higher Resort Revenue per skier day than day skiers. We believe we are one of a relatively small number of ski areas in North America able to attract both the day skier and the destination guest and provide a comprehensive vacation experience.

      Within the United States, regional distribution of skier days during the 1997-98 ski season is estimated to have been as follows: Northeast (12.7 million); Southeast (4.3 million); Midwest (6.7 million); Rocky Mountain (19.1 million); and Pacific West (11.2 million). The 27 ski areas located in Colorado currently account for 22% of total skier days in the United States, up from approximately 18% in 1985-86. While total skier days generated by all United States resorts have increased by a total of 4% since the 1985-86 ski season, skier days generated by Colorado ski areas have grown by approximately 31% during the same period. During the same time period, skier days at our resorts have increased by 39%. We believe that the primary reasons for

Colorado's growth relative to the rest of the United States include the quality of the ski areas located in the state, the accessibility of its resorts from major transportation centers and the relatively favorable climate of the Rocky Mountains.

      We believe that we benefit from certain trends and developments which favorably impact the North American ski industry, including (1) advances in ski equipment technology ("fat" skis and specially shaped skis) which facilitate learning and make the sport easier to enjoy, thereby increasing an individual's days skied per year and overall years of skiing, (2) the rapid growth of snowboarding, which is increasing youth participation in "on-snow" sports, (3) a greater focus on leisure and fitness and (4) a growing interest among affluent families in purchasing second homes in mountain resort communities. There can be no assurance, however, that such trends and developments will have a favorable impact on the ski industry.

      Snowboarding has energized interest in "on-snow" sports, primarily among males between the ages of 13 and 24. According to the National Sporting Goods Association (the "NSGA"), the number of snowboarders in the U.S. has increased from 1.46 million in 1990 to 2.52 million in 1997, an increase of 73%. U.S. skier days attributable to snowboarders have increased an average of 21% per year over the past four years and snowboarders are currently estimated to represent 21% of all U.S. skier days. With international markets believed to be experiencing similar growth rates, snowboarding is among the fastest growing sports in the world. Snowboarding was inaugurated as the newest Olympic sport at the 1998 Winter Olympic Games in Nagano, Japan. Management believes that the growth in snowboarding has had a positive impact on the ski industry and will continue to be an important source of our lift ticket, ski school, retail and rental revenue growth. We believe that the growth in snowboarding among children and teens, who influence family vacation decisions, allows us to attract additional family-oriented destination guests. Consequently, we are an industry leader in the creation of snowboard attractions, programs and events.

      The mountain resort industry is in a period of consolidation as the cost of the infrastructure required to maintain competitiveness has increased, thereby enhancing the position of larger and better capitalized resort owners. The number of U.S. ski resorts has declined from approximately 709 in 1986 to 521 in 1998 and, based on industry estimates, the number of mountain resorts is expected to decline further, as the majority of mountain resorts lack the infrastructure, capital and management capability to compete in this multi-dimensional and service-intensive industry. At the same time, the high cost of mountain resort development and environmental restrictions have prevented new resorts from being created. Since Beaver Creek opened in 1980, only one other major ski facility has opened in the United States. Despite this consolidation, the ski industry remains highly fragmented and we expect that no one resort operator will account for more than 10% of the United States' 54 million skier days for the 1997-98 ski season. We believe that the consolidation trend in the mountain resort industry will continue, and we intend to selectively pursue acquisition opportunities which we believe will provide attractive investment returns.

Resorts

Vail

      Opened in 1962, Vail is the largest and most popular single ski mountain complex in North America, offering over 4,600 acres of unique and varied ski terrain, spanning approximately 20 square miles. Included in this complex is the largest network of high speed lifts in the world, a top-rated ski school and a wide variety of dining and retailing establishments. Vail is ideally suited for all levels of skiers as it has a balanced distribution of beginner, intermediate and advanced terrain. Perhaps no single physical attribute defines Vail better than the Back Bowls. More than seven miles wide, the Back Bowls are one of the most distinctive terrain features found at any ski mountain in North America and offer some of the finest skiing in the world. Vail typically receives "dry" snowfall due to its central Rocky Mountain location.. We recorded 1.34 million skier days for the 1998-99 season, our 36th season. For the last ten years, Vail has been rated the number one ski resort in the United States by the Mountain Sports and Living (f/k/a Snow Country) magazine survey.

      While Vail provides the largest and most varied ski terrain of any North American mountain resort, we have received approval from the Forest Service for infrastructure development of bowl skiing terrain within its current permit area known as Category III; such approval is subject to potential appeal. Category III will add 850 acres of new trails to the Back Bowls, increasing the ski terrain in the Back Bowls by over 30%. With between 40% and 50% of the guests at Vail Mountain classified as intermediate skiers, Category III represents a significant expansion in non-expert bowl skiing for these skiers. The terrain's high, north facing location typically yields extremely reliable snow conditions and should allow for earlier and later ski season operations than Vail's existing Back Bowls which face south. Although we believe that the completion of this terrain expansion will significantly increase the number of skier days at Vail, particularly in the early and late season non-peak periods, there can be no assurance that such an increase will be achieved. See "Risk Factors--We rely on government permits."

      We have also consistently improved and expanded guest amenities at Vail to increase Resort Revenue and Resort EBITDA. We currently own and operate 26 dining venues on the mountain and in the base villages and over 55,000 square feet of retail, restaurant and commercial space located throughout the mountain and at the three primary access points--Golden Peak, Vail Village and Lionshead. Significant projects already completed include:

    . The Golden Peak redevelopment, which replaced the entire base facility at one of Vail Mountain's primary access points with a new 83,000 square foot facility. Included in the new base lodge are three dining venues, a retail and rental outlet and skier services facilities.

    . A new high-speed quad chairlift at the Golden Peak base area and a new 12 passenger gondola at the Lionshead base area, which improved access to the mountain.

    . Adventure Ridge, a non-ski activity center on the top of Vail Mountain, which offers sledding and tubing, ice skating, snowmobile tours, snow-biking, laser tag and a snowboard park in addition to substantial day and evening retail and dining operations.

      We are currently planning several additional resort attractions, including:

    . The Category III expansion which, subject to final government approval, will increase the number of ski trails on Vail's renowned Back Bowls by 850 acres. See "Risk Factors--We rely on government permits."

    . The redevelopment of our owned property in Lionshead, which will create significant additional resort lodging and retail and restaurant space. See "--Real Estate."

Beaver Creek

      Beaver Creek, located ten miles west of Vail, consists of the Beaver Creek, Arrowhead and Bachelor Gulch ski areas, and includes over 1,600 acres of ski terrain. We acquired Beaver Creek in 1972 and opened the ski facilities during the 1980-81 ski season. In 1993, we expanded Beaver Creek by acquiring significant privately owned ski terrain and development property at Arrowhead and Bachelor Gulch. This purchase allowed us to (1) develop a European style village-to-village ski experience which interconnects, through ski lifts and ski trails, the three distinct ski areas, (2) add significant intermediate terrain, (3) improve skier distribution patterns across Beaver Creek and (4) add mountain infrastructure capable of supporting anticipated skier growth. Like Vail, Beaver Creek benefits from "dry" dependable snowfall in addition to excellent snowmaking capabilities. Since its opening, Beaver Creek has increased its skier days from 111,746 in 1980-81 to 617,000 in the 1998-99 ski season, making it one of the fastest growing mountain resorts in North America. Management believes that the success of Beaver Creek has resulted from its unique combination of ambiance, architecture and a variety of groomed and natural terrain providing world-class skiing which appeals to Beaver Creek's family-oriented destination guests. Beaver Creek operates 14 lifts, including six high speed quads. We also own and operate 19 restaurants on-mountain and in the base areas, as well as over 130,000 square feet of retail, restaurant and commercial space strategically located on and at the base of Beaver Creek. See "--Resort Operations--Dining."

      We have implemented a number of capital improvements at Beaver Creek, including the build-out of the Beaver Creek Village core with a final series of additions to fully integrate Beaver Creek Mountain with the European-style village at its base. These additions included two residential and retail multi-use complexes, a series of outdoor escalators to move guests through the village to the mountain, the 527-seat Vilar Center for the Arts at Beaver Creek as well as a year-round, outdoor ice-skating area.

      One of the primary factors in the growth of Beaver Creek has been an increase in resort lodging. In addition to the significant growth taking place at Beaver Creek, there has been substantial development in the surrounding communities of Avon, Edwards, Eagle and Gypsum, providing additional, moderately-priced, resort lodging. We anticipate the substantial resort lodging growth to continue from the buildout of the Bachelor Gulch Village and Arrowhead Village resort communities, both of which offer unique slopeside development opportunities due to our fee simple ownership of the mountain land, and from the significant development taking place in the surrounding communities. See "--Real Estate."

Breckenridge

      Breckenridge is located approximately 85 miles west of Denver and 40 miles east of Vail. Breckenridge's skier days were 1.39 million for the 1998-99 season. Breckenridge offers over 2,000 acres of skiing on four different mountain peaks, including open bowl skiing and excellent beginner and intermediate ski terrain. Breckenridge's mountains are interconnected by a network of 23 lifts, including six high-speed quad chairlifts. Breckenridge currently operates 15 dining venues, both on- and off-mountain, and over 17,000 square feet of on-mountain retail, restaurant and commercial space.

      Breckenridge benefits significantly from its location adjacent to the Town of Breckenridge, a restored 140 year old Victorian mining town which has over 20,000 beds, over 70 restaurants and bars and over 130 shops. Significant apres ski activities and extensive bed base have made Breckenridge an attractive destination to national and international destination guests. We anticipate significant additional resort lodging growth will be fueled by third party developers as well as by the development of our owned properties. See "-- Real Estate."

      Since our acquisition of Breckenridge in January 1997, we have made substantial capital improvements to the resort which we believe have enhanced all aspects of the overall guest experience. We added two new high-speed quad chairlifts, increased snowmaking capacity by 50% and opened the first new on-mountain restaurant at Breckenridge in over 10 years. We also acquired and completely renovated the Great Divide Lodge and upgraded the Bergenhof Lodge and Vista Haus restaurant.

      Future plans at Breckenridge include substantial upgrades to the newly-acquired Village at Breckenridge, a primary port of entry to the mountain, skiing terrain expansion on Peak 7, and residential and commercial development of the Company's land at the Peak 8 base area and in the Town of Breckenridge.

Keystone

      Keystone is located approximately 70 miles west of Denver and 15 miles from Breckenridge. Keystone's skier days were 1.26 million for the 1998-99 ski season. Comprised of three mountains and interconnected by a network of 20 lifts, including two high speed gondolas and five high-speed quad chairlifts, Keystone provides over 1,800 skiable acres suited to a wide variety of skier ability levels. Keystone has the largest and most advanced snowmaking capability of any Colorado mountain resort with snowmaking coverage extending over nearly 50% of Keystone's skiable acreage. As a result, Keystone is typically among the first mountain resorts in the nation to open each season and is one of the last to close. Keystone also provides the largest single-mountain night skiing experience in North America. With 17 lighted trails covering 2,340 vertical feet from the summit to the base, Keystone offers a 12 1/2 hour ski day which allows day guests to customize their ski day and destination guests the opportunity to ski on arrival days. Keystone is a planned family-oriented community which offers a variety of year round activities, the majority of which we operate, including 24 on-mountain and in-valley restaurants and over 94,000 square feet of on-mountain and in-valley retail, restaurant and commercial space.

      In addition, the Keystone JV is developing a significant portion of the Keystone resort and has master plan approvals to add up to 3,400 residential and lodging units and up to 318,000 square feet of retail and restaurant space over the next 20 years. We believe that the build-out of this real estate will result in increased skier days and Resort Revenue per skier day and will significantly increase the number of higher revenue destination guests at Keystone. See "--Real Estate."

      Since our purchase of Keystone in January 1997, we have added two new high-speed quad chairlifts, created Area 51, Colorado's newest snowboard park, and opened Adventure Point, an on-mountain day and night recreation area. In addition, a new restaurant was added at the North Peak base area. The Keystone Lodge, which already carries the AAA Four Diamond rating, has also undergone an extensive two-phase renovation.

      Our continuing plans for Keystone include the installation of Keystone's sixth high-speed quad chairlift, on-going expansion of Adventure Point, increased ski terrain and an expansion of the Keystone Conference Center.

Grand Teton

      On June 14, 1999, we completed our purchase of Grand Teton for a total purchase price of $55 million. Based in Jackson Hole, Wyoming, Grand Teton operates four premier resort properties in and around Grand Teton National Park. Within the park, Grand Teton operates the 37-cabin Jenny Lake Lodge, a AAA four-diamond lodge; Jackson Lake Lodge, a picturesque 385-room lodge that boasts the most extensive meeting facilities in any national park; and Colter Bay Village, a unique family resort with 226 cabins as well as extensive camping and recreational facilities. Outside the park, Grand Teton operates the Jackson Hole Golf and Tennis Club, the top-rated golf course in the state of Wyoming. We also acquired 30 acres of developable land adjacent to the golf course suitable for future residential development. Grand Teton has an operating season generally running from mid-May through mid-October.

Accessibility

      Given their close proximity to Vail/Eagle County Airport ("Vail/Eagle Airport") and the recently-completed Denver International Airport ("DIA"), all of our ski resorts are easily accessible to national and international destination resort guests, as well as to day travelers from the Denver metropolitan area. The Vail/Eagle Airport is located within 25 miles of Beaver Creek and can accommodate large jet aircraft from major metropolitan areas. Nearly 45% of the destination guests who traveled by air to ski at Vail and Beaver Creek during the 1997-98 ski season arrived through Vail/Eagle Airport, up from only 9% in 1990. We estimate that approximately 55% of the destination guests flying to Vail and Beaver Creek and a similar percentage of the destination guests traveling to Breckenridge and Keystone arrive through DIA. All of Grand Teton's properties are located within approximately thirty miles of Jackson Hole Airport, which is serviced by three major airlines.

      Over the last seven years, we have worked closely with the nation's major airlines to significantly improve accessibility to our resorts through Vail/Eagle Airport. As a result of these efforts, the number of daily non-stop flights, total seats, major airlines and cities served by Vail/Eagle Airport have increased significantly. Vail/Eagle Airport currently provides direct flight access from 13 major cities and we expect that Vail/Eagle Airport will continue to expand its operations and offer more direct flights from more North American cities.

Furthermore, we continue to work with the major airlines to increase both direct and connecting international flights into Vail/Eagle Airport. Presently, guests from major cities located in Europe, South America, Mexico, New Zealand, Australia and the Pacific Rim can conveniently fly to the Vail Valley with only a single stopover or connection through a major U.S. city. We believe that the proximity of our ski resorts to Vail/Eagle Airport provides us with a significant competitive advantage relative to other North American destination ski resorts. In order to induce major air carriers to offer flights from selected new cities to the Vail/Eagle Airport, we have entered into agreements guaranteeing the carriers minimum seasonal revenue associated with such flights. Payments to date under these agreements have not been material.

Weather, Snowmaking and Grooming

      Given their location in the Colorado Rocky Mountains, our ski resorts receive some of the most reliable snowfall experienced anywhere in the world, averaging between 20 and 30 feet of annual snowfall over the last 20 years, which is significantly in excess of the average for all ski resorts in the Rocky Mountains for such period.

      Despite the natural snowfall typically received by our mountain resorts, we continue to invest in the latest technology in snowmaking systems and actively acquire additional water rights to allow for future snowmaking expansion. Additionally, we have invested significantly in the most extensive fleet of snowgrooming equipment in the world. The use of our snowmaking systems in the early-season and snowgrooming equipment throughout the season, help us to provide top-to-bottom skiing at all of our mountain resorts in both early- and late-season, as well as during periods of lower than average snowfall.

      For the 1998-1999 ski season, however, we experienced highly aberrant weather conditions, which negatively impacted our financial performance. See "Offering Memorandum Summary--Recent Results." Snowfall through New Year's Day was the second lowest in forty years at Vail Mountain. This resulted in only 38% of our total skiable terrain across our four resorts being open to our guests on Christmas Day. These weather conditions continued throughout the winter as snowfall in February and March was the third lowest and temperatures in March were the second warmest since Vail opened.

Resort Operations

      We derive Resort Revenue from a wide variety of sources, including lift ticket sales, dining, ski school, equipment rental, retail stores, travel reservation services, lodging, property, club and conference management, real estate brokerage, licensing and sponsorship activities, recreational activities (including golf and tennis facilities) and property, club and conference management. Our ability to appeal to a broad spectrum of guests and offer a wide selection of activities and services has enabled us to generate Resort Revenue per skier day that is among the highest in the industry.

      Lift Ticket Revenue. Lift ticket revenue represents our single largest revenue source. Our favorable demographics and world-class resort facilities have enabled us to achieve premium ticket pricing. The lead ticket price, which for the 1998-99 ski season was $61 a day for Vail and Beaver Creek Mountains and $52 a day for Breckenridge and Keystone, is among the highest in the industry. To maximize skier volume during non-peak periods and attract certain segments of the market, we also offer a wide variety of incentive ticket programs, including season passes, student rates, group discounts and senior discounts. We engage in yield management analysis to maximize our effective ticket price (defined as total lift ticket revenue divided by total skier days). During the 1997-98 ski season, we introduced interchangeable lift tickets which were valid across all four of our resorts and Arapahoe Basin ski area. This allowed guests to ski and snowboard at any of our resorts with one lift ticket. We also introduced Peaks at Vail Resorts, a loyalty program similar to an airline frequent flier program. The program rewards guests who frequent the resorts with a system of points that can be accumulated and redeemed for rewards during subsequent visits.

      Dining. Dining is a key component in providing a satisfying guest experience and has been an important source of revenue growth. We believe that by owning and operating both on-mountain and base area restaurants, we can better ensure the quality of products and services offered to our guests, as well as capture a greater percentage of the guest's vacation expenditures. Our strategies with respect to our dining operations include (1) focusing growth in venues which allow for dining throughout the day and throughout the year, including breakfast, lunch, apres ski, dinner, evening entertainment, group functions and summer/non-ski season operations, (2) creating unique themed environments to maximize guest enjoyment and revenue opportunities, (3) further expanding on-mountain seating, (4) offering affordable family lunchtime and evening dining and entertainment and (5) continuing affiliations with institutions such as Johnson and Wales University, one of the largest culinary and restaurant management schools in the world. The large number of dining facilities we operate allow us to improve margins through large quantity purchasing agreements and sponsorship relationships.

      Our existing restaurant operations offer a wide variety of cuisine and range from top-rated, full service sit-down restaurants to trailside express food outlets. We operate 26 on-mountain and base restaurants in Vail, 19 restaurants in Beaver Creek, 15 restaurants in Breckenridge and 24 restaurants in Keystone. Our recent acquisition of Grand Teton added eight dining facilities, including both in-park and out-of-park operations.

      On October 19, 1998, fires on Vail mountain destroyed certain of our facilities including the ski patrol headquarters, a day skier shelter, the Two Elk Lodge restaurant and the chairlift drive housing for the High Noon Life (Chair #5). The fires have been determined to have been deliberately set and are under investigation by federal, state and local law enforcement officials. All of the facilities damaged are fully covered by our property insurance policy. The incident is also covered under our business interruption insurance policy. Although we are unable to estimate the total amount which will be recovered through insurance proceeds, we do not believe the incident will have a material impact on our ongoing financial results.

      Hospitality. Our hospitality operations are designed to offer guests a full complement of quality resort services and provide additional sources of revenue and profitability. These operations include reservations, tour and travel operations and hotel, property, club and conference center management.

      We operate a consolidated central reservation center servicing our guests in (1) Vail, Beaver Creek and the surrounding communities, (2) Keystone and (3) Greater Summit County including Breckenridge and the communities surrounding both Breckenridge and Keystone. The central reservation center is capable of booking and selling airline and ground transportation, lodging, lift tickets, ski school and most other activities at our resorts, earning commissions on each third party sale. The center historically has handled over 150,000 calls per year for Vail, Beaver Creek and the surrounding communities, over 300,000 calls per year for Keystone and approximately 60,000 calls per year for Greater Summit County.

      We have significantly improved our central reservation operations by (1) creating preferred relationships with major travel companies, (2) increasing purchases of bulk air and large blocks of room nights, (3) capitalizing on the growth of our customer database, (4) expanding the variety of activities and services offered and (5) improving cross-selling of our activities and services, particularly prior to the guest's arrival at the resort.

      We have also entered into preferred relationships with travel agent consortiums representing approximately 9,000 North American travel agents. These travel agents have agreed to emphasize our resorts as resorts of choice to their clientele and in return receive certain commission overrides.

      We believe there are significant advantages to continuing to grow and increase the scope of our hotel and property management operations. Our hotel and property management operations enable us to (1) leverage and enhance our central reservations operations (2) ensure quality of the guest experience, (3) offer full service vacation packages to our guests, affording us a competitive advantage and (4) leverage the existing property management operation for increased financial performance.

      With the recent acquisitions of the Lodge at Vail, the Great Divide Lodge, the Inn at Keystone and the Village at Breckenridge, we have taken the first steps toward applying our hotel and property management strategy, already in place at Keystone and Beaver Creek, to Vail and Breckenridge. We intend to continue to expand our property management operations in Vail, Breckenridge and Beaver Creek by competing for and securing new management contracts or through acquisitions. Additionally, in Keystone, the Company expects to secure contracts on additional condominiums and homes developed by the Keystone JV and third party developers. See "--Real Estate."

      Including the recent acquisitions mentioned above we currently own seven hotels totaling approximately 730 rooms and suites, manage an additional hotel with 42 rooms and suites and manage approximately 1,800 condominium units across all four of our resorts. Additionally, our recent acquisition of Grand Teton added 385 lodge rooms, 263 cabins, and extensive camping facilities.

      Additionally, we own and operate the Keystone Conference Center, which is the largest convention center in the Colorado Rocky Mountains. With meeting facilities totaling 32,500 square feet and capable of accommodating groups of up to 1,800, the Keystone Conference Center draws groups throughout the year and is typically sold-out during the non-ski season.

      Ski and Snowboard School. We operate the world's largest ski and snowboard school operation with over 2,000 instructors across the four ski resorts. We estimate that it has one of the highest guest participation rates in the industry. The success of the ski and snowboard school comes from:

    .  personalizing and enhancing the guest vacation experience,

    . creating new teaching and learning systems (many of which we have historically developed and sold to the Professional Ski Instructors of America),

    . introducing innovative teaching methods for children, including separate children's centers, mountain-wide attractions and educational programs like SKE-cology, themed entertainment and teaching systems geared toward specific age groups, and

    . continually creating new techniques to react to technological advances in ski and snowboard equipment.

      In addition, we have adopted a pay incentive program to reward instructors based on guest satisfaction and repeat clientele. Future growth in ski school revenue is expected to stem from significant growth in the sport of snowboarding, for which we have qualified instructors, as well as teaching opportunities resulting from the technological advances continuously taking place in alpine skiing equipment.

      Retail/Rental Operations. Prior to entering into the SSI Venture joint venture, our retail division owned and operated all on-mountain locations and selected base area locations. We operated approximately 40 retail and rental outlets across our four resorts for the 1997-98 ski season. The on-mountain retail locations offer ski accessories (i.e., hats, gloves, sunglasses, goggles, handwarmers) and selected logo merchandise, all in locations which are conveniently located for skiers. Off-mountain, we operated both ski and snowboard equipment rental and full service retail locations. Among other merchandise, our retail operations typically feature resort-related logo merchandise and products of our sponsors. Our rental operations offer a wide variety of ski and snowboard equipment for daily and weekly use.

      On August 1, 1998, we entered into the SSI Venture joint venture with one of the largest retailers of ski- and golf-related sporting goods in Colorado. We contributed 36 of our 40 retail and rental locations in Vail, Breckenridge, Keystone and Beaver Creek in exchange for a 51.9% interest in SSI Venture. Our joint venture partners, Specialty Sports, Inc., contributed an additional 30 stores located in Denver, Boulder, Aspen, Telluride, Vail and Breckenridge. SSI Venture currently owns and operates approximately 70 retail and rental locations across Colorado. The owners and operators of Specialty Sports, Inc., the Gart family, have been operating in the sporting goods industry in Colorado since 1929. Vail Resorts participates in the strategic and financial management of the joint venture. We feel the new joint venture will greatly enhance our guests' experience through increased focus on quality guest service and retail product selection.

Other Resort Operations

      Adventure Ridge(TM) and Adventure Point(TM). Vail completed the first ever mountaintop activities center, known as Adventure Ridge(TM), during the 1996-97 season. Adventure Ridge(TM) offers terrain parks and half-pipes for skiers and snowboarders, as well as activities for non-skiers such as an ice-skating rink, tubing runs, snow-biking, snowmobile tours, and four dining operations. Consistent with our strategy to expand our offering of on-mountain activities, and given the success of Adventure Ridge(TM) at Vail, we are developing Adventure Point(TM) at Keystone, which currently features a tubing hill and a variety of children's attractions. These non-traditional attractions play a large role in the expansion of activities for our guests and create a competitive advantage for our resorts.

      Commercial Leasing Operations. We own significant base area restaurant, retail and other commercial space. The strategy of our leasing operation is to secure the commercial locations adjacent to our resorts for retail, restaurant and entertainment venues and then to carefully select the appropriate tenant mix for these locations to provide a high quality and diverse selection of retailers and restauranteurs. Our total leasable commercial space is currently over 240,000 square feet. For the 1998-99 ski season, approximately 30% of our commercial space will be used for retail space, 38% for restaurant operations, and the remaining 32% will be leased for office space and other uses.

      Licensing and Sponsorship. An important part of our business strategy is to leverage our brand name by entering into sponsorship relationships and strategic alliances with world-class business partners, building our logo and licensing business and gaining national and international exposure by hosting special events. Our leading industry position, coupled with the demographics of our customer base makes us an attractive partner. Our sponsors include America West, American Airlines, Atlas Snowshoes, Avis Rent-A-Car, Bailey's Irish Cream, Bolle America, Chevrolet, Coca-Cola, Coors Brewing Company, Compaq Computers, Continental Airlines, Delta Air Lines, Evian, FILA, Hertz, Kendall-Jackson, MCI WorldCom, Microsoft, Northwest Airlines, Pepsi-Cola, Sprint Communications, TAG Heuer, THOR.LO, United Airlines and Yahoo!. Examples of the types of relationships we have with our partners include Chevy Trucks, which provides us with mountain vehicles and national marketing exposure, and Pepsi-Cola, which, among other things, provides substantial marketing benefits. Our sponsorship arrangements typically have three to five year terms and provide benefits in the form of cash payments, expense reductions, capital improvements and/or marketing exposure. We have licensed the use of our trademarks to over one hundred companies for a variety of products such as apparel and sunglasses. While terms of each license agreement vary, such agreements generally are for a two year term and provide for the payment by the licensee of quarterly royalty payments ranging from 6% to 8% of the gross wholesale price of the licensed goods.

      Private Membership Clubs. We are also active in the creation and management of private membership clubs, which allows us to provide high-end services and amenities to our upper-income guests, as well as evening dining options and other services and activities to our overall guest population. Our current clubs include (1) the Beaver Creek Club, which offers members luncheon privileges at Beano's Cabin (which is open to the general public for dinner) and certain golf, tennis and skiing amenities, (2) Game Creek Club, which offers members luncheon privileges and is open to the general public for dinner and (3) the Passport Clubhouse at Golden Peak, which provides members with a reserved parking space, concierge services, a private dining facility and locker and club facilities at the base of Vail Mountain. In addition, construction is currently underway on the Arrowhead Alpine Club and the Bachelor Gulch Club. We have pre-sold a significant number of memberships for both of these clubs.

      Promotions and Special Events. Our four resorts are frequently the sites of special events and promotions. In addition to hosting annual World Cup alpine skiing and World Cup mountain biking events, Vail Mountain and Beaver Creek Mountain hosted the 1997 World Cup Skiing Finals and the 1999 World Alpine Ski Championships. Vail previously hosted the World Championships in 1989 and is the first North American host site to have been selected by the World Cup governing body twice. These events give us significant international exposure. Television viewership for the 1999 World Alpine Ski Championships was estimated to have been in excess of 500 million viewers worldwide.

      Brokerage. Our real estate brokerage operations are conducted through a joint venture in which we have a 50% interest. The joint venture was created in June 1994 to facilitate the merger of our brokerage operations, Vail Associates Real Estate, Inc., with the brokerage operations of Slifer, Smith & Frampton, which combined the two largest brokerage operations in the Vail Valley. The joint venture has a large share of both first-time developer sales and resales throughout the Vail Valley, creating both a significant source of profitability and a valuable source of information in planning and marketing our real estate projects. In addition to profit distributions from the joint venture, we will directly receive certain override payments on all brokerage revenue from sales of our own property. Brokerage activities at Keystone are conducted by the Keystone JV.

      Other Revenue Sources. In addition to the revenue sources listed above, we provide security and other village services to the Beaver Creek, Bachelor Gulch and Arrowhead Villages. We also derive revenue during the non-ski season by offering guests a variety of activities and services, including (1) golf and tennis, including the recently acquired Jackson Hole Golf and Tennis Club, (2) gondola and chair-lift rides for mountain-biking and sight-seeing, (3) on-mountain and base area bike rentals, (4) on-mountain lunch operations, (5) wedding and group functions at mountain and village restaurants, (6) white water rafting and (7) horseback riding.

Marketing and Sales

      The primary objectives of our marketing efforts include (1) building demand during both peak and non-peak periods, (2) increasing overall sales through targeted promotional programs in national and international markets, and (3) continuing to increase the recognition and goodwill associated with the Company's brand names and trademarks.

      Our primary marketing method is direct print media advertising in ski industry publications such as SKI and Mountain Sports and Living (f/k/a Snow Country) and lifestyle publications such as Conde Nast Traveler and Bon Appetit, whose readership reflects the demographic profile of our clientele. Additionally we market directly to many of our guests through our website which provides information regarding our guest services and amenities, live video of on-mountain conditions and comprehensive on-line reservation capability. Our website receives over 2 million visits annually. (Nothing contained on the website shall be deemed to be incorporated herein.)

      We are also very active in a number of promotional programs such as discount programs offered through local retailers designed to attract day skiers from local population centers, and loyalty programs which allow guests to build points for lift ticket usage and participation in other related activities, throughout each of our four ski resorts. In an effort to target destination guests, a newspaper and radio advertising campaign is used in markets which have direct air service to the Vail/Eagle Airport.

      In addition to advertisements directed at the vacation guest, an important part of our marketing activities also focus on attracting ski groups, corporate meetings and convention business.

Real Estate

      We benefit from our extensive holdings of real property at our resorts throughout Summit and Eagle Counties and from the activities of VRDC, a wholly owned subsidiary. VRDC manages our real estate operations, including the planning, oversight, marketing, infrastructure improvement and development of Vail Resorts' real property holdings. In addition to the substantial cash flow generated from real estate sales, these development activities benefit the Company's resort operations through (1) the creation of additional resort lodging which is available to our guests, (2) the ability to control the architectural theming of our resorts, (3) the creation of unique facilities and venues (primarily restaurant and retail operations) which provide us with the opportunity to create new sources of recurring revenue and (4) the expansion of our property management and brokerage operations, which are the preferred providers of these services for all developments on our land.

      In order to facilitate the development and sale of our real estate holdings, VRDC also invests in mountain improvements, such as ski lifts, snowmaking equipment and trail construction. While these mountain improvements enhance the value of the real estate held for sale (for example, by providing ski-in/ski-out accessibility), they also benefit resort operations. In most cases, VRDC seeks to minimize our exposure to development risks and maximize the long-term value of our real property holdings by selling land to third party developers for cash payments prior to the commencement of construction, while retaining approval of the development plans as well as an interest in the developer's profit. We also typically retain the option to purchase, any retail/commercial space created in a development. We are able to secure these benefits from third-party developers because of the high property values and strong demand associated with property in close proximity to our mountain resort facilities.

      VRDC's principal activities include (1) the sale of single family homesites to individual purchasers, (2) the sale of certain land parcels to third-party developers for condominium, townhome, cluster home, lodge and mixed use developments, (3) the zoning, planning and marketing of new resort communities (such as Beaver Creek, Bachelor Gulch Village and Arrowhead), (4) arranging for the construction of the necessary roads, utilities and mountain infrastructure for new resort communities, (5) the development of certain mixed-use condominium projects which are integral to resort operations (such as properties located at a main base facility) and (6) the purchase of selected strategic land parcels, which we believe can augment our existing land holdings or resort operations.

      Our current development activities are focused on (1) the completion of three of our resort communities, Beaver Creek, Bachelor Gulch Village and Arrowhead, (2) preparing for the redevelopment of the Lionshead base area and adjacent land holdings located within the town of Vail, (3) preparing for the development of our real estate holdings in the Town of Breckenridge, (4) participation with our joint venture partner in the development of our base area land holdings at Keystone, and (5) the planning of our significant real estate holdings in and around Avon and at the entrance to Beaver Creek.

Beaver Creek

      Beaver Creek, which opened in 1980, has emerged as one of the world's preeminent resort communities. Beaver Creek Village offers a wide array of shopping, dining, lodging and entertainment options in addition to being the primary skiing access point to Beaver Creek Mountain.

      The Beaver Creek Village core is substantially complete, and our remaining land holdings in Beaver Creek Resort consist of zoned multi-family sites (requiring limited additional infrastructure expenditures) expected to contain approximately 200 multi-family residences located at the entrances to Beaver Creek Resort and 30 townhome units at the base of Beaver Creek Mountain. We expect to sell these remaining land holdings over the next five years.

Bachelor Gulch Village

      The Bachelor Gulch Village development, which will be the newest village on Beaver Creek Mountain, is comprised of 1,410 acres of company-owned land located in a valley between Arrowhead and Beaver Creek. A private residential resort community zoned for 672 residential units, Bachelor Gulch Village is an intimate mountain village architecturally modeled after the grand lodges of the U.S. National Parks. It consists of private, upscale real estate enclaves, and most of the homesites have ski-in/ski-out access. The village is a skiing gateway to Beaver Creek Mountain, and plans incorporate approximately 68,000 square feet of retail, restaurant and commercial space.

      Infrastructure development at Bachelor Gulch Village commenced in 1994 and was substantially completed in 1998. Through April 30, 1999, we have sold 104 single-family and 52 multi-family homesites, respectively. Our current unsold inventory in Bachelor Gulch Village consists of 11 cluster homesites and development parcels zoned for 474 condominium, timeshare and lodge units. We expect to complete the sale of substantially all of these parcels over the next five years.

Arrowhead

      Arrowhead, known as "Vail's Private Address," is comprised of over 1,500 acres of company-owned land and is recognized for its country club approach to residential and resort amenities. Home of the Country Club of the Rockies, a private golf club designed by Jack Nicklaus, Arrowhead is already a well-established private resort consisting of 500 residential units and features amenities such as swimming, clay tennis courts, hiking, mountain biking and private fly-fishing on the Eagle River, and privacy gates that assure controlled access 24 hours a day. Arrowhead contains the westernmost skiing access point to Beaver Creek Mountain.

      Through April 30, 1999, we have sold 26 single-family lots and 188 multi-family units. Our current development activities are focused on the development of Arrowhead Village, consisting of a 207 unit staged development centered around a private alpine club. The current unsold inventory in Arrowhead Village includes land zoned for 26 single-family homesites, 25 cluster homesites, four duplex homesites and 50 multi-family units.

Lionshead

      We are currently planning the redevelopment of our owned property in Lionshead, together with related properties owned by third parties. Current plans contemplate luxury hotel rooms, a significant number of condominiums and timeshare units, significant additions to restaurant and retail space, an employee housing complex and an office facility (intended to be used for Vail Mountain's administrative and operations functions). The redevelopment of Lionshead will require certain approvals from, and a cooperative partnership with, the Town of Vail. There can be no assurance that we will receive such approvals or cooperation, although we have recently received approval from the Town of Vail on zoning entitlements.

Keystone

      In 1994, over 500 acres of developable land at Keystone was contributed to the Keystone JV. A master development plan has been approved which contemplates continued development over the next 20 years. The plan calls for the creation of six separate neighborhoods, each featuring distinctive amenities and architecture based on the area's mining, ranching and railroad history. At full buildout, there will be an estimated 4,600 residential homes and lodging units and 382,000 square feet of commercial space as well as more than 300 acres of open space at Keystone. A network of pedestrian trails and a shuttle bus system are planned to link the neighborhoods and amenities.

      As residential and commercial projects are completed, we have a priority right to receive payments of up to $22.6 million for land contributed to the Keystone JV, of which we have received payments of $2.2 million. An additional $6.8 million is currently due. We also receive approximately 40% to 50% of the profits generated by the Keystone JV and will have the opportunity to lease commercial space created by the Keystone JV. The Keystone JV is involved in a wide range of real estate development activities, including the planning, infrastructure improvement, construction and marketing of all real property improvements on its land. The Keystone JV seeks to minimize its exposure to development and construction risks by pre-selling a significant portion of the residential and lodging units prior to the commencement of construction of a project and by individually financing each project through a secured construction loan and equity investment.

      As of April 30, 1999, the Keystone JV had constructed and sold 451 condominium and townhome units and 57 single-family homesites. Additionally, there are 92 condominium and townhome units currently under construction and scheduled for completion in 1999 of which 66 units have already been sold. Commercial space developed through April 1999 includes 84,000 square feet completed and an additional 32,000 square feet scheduled for completion in 1999. During the next five years, the Keystone JV expects to develop more than 700 new residential and lodging units and 124,000 square feet of commercial space. In addition, Keystone's second championship golf course is currently under construction with an opening planned for Summer 2000.

Breckenridge

      We own approximately 270 acres of development land at one of the primary base portals to Breckenridge plus 30 acres of development land near the center of the Town of Breckenridge. VRDC is engaged in development planning for a new base village, which is currently envisioned to include approximately 850 residential units, restaurant and retail space, a conference facility, and other recreational amenities. Residential offerings will include ski-in/ski-out single family homesites, multi-family condominium units, and townhouse units.

Avon

      We own and are currently formulating plans for the development of two key commercial sites in the Town of Avon. Avon is located at the entrance to Beaver Creek Mountain and serves as a lodging base for resort guests. Our plans currently include the construction of two mixed-use complexes which incorporate lodging, dining, commercial space and a parking facility. The Town of Avon runs a free shuttle bus service that transports guests throughout the town and up to Beaver Creek Village, thus making the town an attractive and convenient source for lodging and dining options. We expect to complete development of these sites over the next five years.

Red Sky Ranch

      We are in the planning stages for the Red Sky Ranch residential golf resort development on a 700-acre parcel of land we own located approximately 10 miles west of Beaver Creek. Although this land is proximate to our Vail and Beaver Creek resorts, it sits at a substantially lower elevation and has a relatively moderate year-round climate, allowing for a longer golf season. We anticipate the opening of this resort development in Summer 2003.

Grand Teton

      Our recent purchase of the Grand Teton Lodge Company included 30 acres of developable land adjacent to the Jackson Hole Golf and Tennis Club, which is suitable for residential real estate development. We are currently reviewing possible development plans for this parcel.

Employees

      We currently employ approximately 6,200 year-round and 6,000 seasonal employees. Approximately 90 of the seasonal employees are unionized. The acquisition of Grand Teton adds approximately 40 year-round and 1,000 seasonal employees. We consider our employee relations to be good.

Regulation and Legislation

      We have been granted the right to use federal land as the site for ski lifts and trails and related activities, under the terms of the permits with the Forest Service. The Forest Service has the right to review and approve the location, design and construction of improvements in the permit area and many operational matters. While virtually all of the skiable terrain on Vail Mountain, Breckenridge, and Keystone is located on Forest Service land, a significant portion of the skiable terrain on Beaver Creek Mountain, primarily in the Bachelor Gulch and Arrowhead Mountain areas, is located on Company-owned land.

      We have received approval from the Forest Service for infrastructure development of bowl skiing terrain in Category III which is located within the current Vail Mountain permit area. Certain opponents of the Category III expansion filed a lawsuit against the Forest Service seeking to overturn this approval and enjoin the project, and we intervened as an additional defendant in the lawsuit. The federal district court denied the opponents' request for an injunction, entered judgment for defendants, and dismissed the case. The opponents' subsequent request for an injunction pending appeal was denied without prejudice to the ultimate determination of their appeal. Their appeal was briefed and argued on an expedited basis. In July 1999 the opponents of Category III expansion renewed their request to enjoin the Category III expansion, which was again denied. Subsequently, the federal court of appeals affirmed the federal district court's decision to dismiss the case.

      In late July 1999, the U.S. Army Corps of Engineers alleged that certain construction we have undertaken as part of the Category III expansion involved discharges of fill material into wetlands in violation of the Clean Water Act. The Corps did not specify the size of the alleged impact, but our own initial review indicates that it involved approximately one-half acre. Subsequently, three organizations and one individual collectively notified us and the federal agencies that if the alleged violations are not remedied within 60 days, they intend to file a citizen enforcement action under the Act. Under the Clean Water Act, unauthorized discharges of fill may be resolved through the issuance of an after-the-fact permit by the Corps of Engineers. They can also give rise to administrative, civil and criminal enforcement actions seeking monetary penalties and injunctive relief, including removal of the unauthorized fill. As of this date, the United States Environmental Protection Agency, the lead enforcement agency in this matter, has not informed us how it intends to proceed.

      We also received the approval of the Forest Service to develop a chairlift, other skier facilities and associated skiing terrain on Peak 7 and a teaching chairlift, two new ski trails and additional snowmaking on Peak 9, all located at the Breckenridge. As part of that process, certain federal agencies expressed concern about the analysis of potential future development on private land that the Company owns below Peak 7. In response to an administrative appeal of the Forest Service approval decision by certain individuals and groups, the Regional Forester upheld the approval of these projects in November 1998. We have subsequently advised the Forest Service that we will postpone the Peak 7 improvements, which will allow the Town of Breckenridge time to review a development plan for the private land in question. Based upon the Town's actions, the Forest Service will consider whether to conduct further environmental review of the Peak 7 improvements. We have applied to the U.S. Army Corps of Engineers for a wetlands permit for the Peak 7 improvements, but the Corps of Engineers has not yet issued a final decision on this application.

      We have also sought approval from the Forest Service and other agencies to develop chairlifts, associated skiing terrain, and snowmaking in Jones Gulch, which is located within the current Keystone permit area. The Forest Service has advised us that this development will be the subject of an environmental impact statement, and work on this statement is currently underway. Other agencies will conduct related reviews. The initial issues include the potential effect of the expansion on wildlife and wetlands, and it is possible that the future resolution of these issues could affect whether, in what form, and under what conditions the project is approved. In December 1998, the Corps of Engineers notified Keystone that it had preliminarily determined that the wetlands permit for Keystone's snowmaking diversion limits such diversions to 550 acre-feet annually. We disagree that the permit limits diversions, and discussions with the Corps of Engineers are ongoing. We were authorized to divert additional water to meet our snowmaking needs during 1998 and we believe that we will be authorized by the Corps of Engineers to continue to divert sufficient water to meet our snowmaking needs during 1999 and subsequent years.

      Our resort operations require permits and approvals from certain federal, state, and local authorities, in addition to the Forest Service and Corps of Engineers approvals discussed above. There can be no assurance that new applications of existing laws, regulations, and policies, or changes in such laws, regulations, and policies, will not occur in a manner that could have a detrimental effect to us, or that material permits, licenses, or approvals will not be terminated, non-renewed or renewed on terms or interpreted in ways that are materially less favorable to us. Although we believe that we will be successful in implementing our development plans and operations, no assurance can be given that any particular permits and approvals will be obtained or upheld on judicial review.

      The permits originally granted by the Forest Service were (1) Term Special Use Permits granted for 30-year terms, but which may be terminated upon 30 days written notice by the Forest Service if it determines that the public interest requires such termination, and (2) Special Use Permits that are terminable at will by the Forest Service. In November 1986, a new law was enacted providing that Term Special Use Permits and Special Use Permits may be combined into a unified single Term Special Use Permit that can be issued for up to 40 years. Vail Mountain operates under a unified permit for the use of 12,950 acres that expires October 31, 2031. Breckenridge operates under a Term Special Use Permit for the use of 3,156 acres that expires on December 31, 2029. Keystone operates under a Term Special Use Permit for the use of 5,571 acres that expires on December 31, 2032. The Beaver Creek property is covered by a Term Special Use Permit covering 80 acres and a Special Use Permit covering the remaining 2,695 acres, both expiring in 2006. We have exercised our statutory right to convert our dual permits for the Beaver Creek Mountain Resort into a unified permit for the maximum period of 40 years and we are currently in the process of negotiating the final terms of the unified permit. The Forest Service can terminate most of these permits if it determines that termination is required in the public interest. In addition, a large part of the Beaver Creek property under permit is terminable at will. However, to our knowledge, no recreational Special Use Permit or Term Special Use Permit for any major ski resort then in operation has ever been terminated by the Forest Service over the opposition of the permitee.

      For use of our permits, we pay a fee to the Forest Service. Under recently enacted legislation, retroactively effective to fiscal 1996, we pay a fee to the Forest Service ranging from 1.5% to 4.25% of sales occurring on Forest Service land. However, through fiscal 1998, we must pay the greater of
(1) the fee due under the new legislation or (2) the fees actually paid for fiscal 1995 that were calculated under the former fee calculation method. Included in the calculation are sales from, among other things, lift tickets, ski school lessons, food and beverages, rental equipment and retail merchandise sales.

Legal Proceedings

      The athletic nature of our ski operations subjects us to litigation in the ordinary course of business, including claims for personal injury and wrongful death. We are currently defending 12 such lawsuits, all of which are covered by extensive liability insurance subject to applicable self-insured retentions. We are defending eight of such lawsuits under the Colorado Ski Safety Act (the "Act"), a comprehensive assumption-of-risk statute. The Act delineates the responsibilities of both ski resort operators and skiers. As long as the ski resort operator complies with the Act's mandates, which consist of markings in relation to ski lifts and man made obstructions, signage in relation to closed areas and ski trails and their difficulty, designation of the ski resort boundaries, closed trails and "danger areas" and flagging and lighting certain maintenance equipment such as snowmobiles, the operator is presumed to be not negligent in accidents involving injury to one of its guests. The Act further provides that a skier injured through one of the "inherent dangers and risks of skiing," which include weather and snow conditions and collisions with manmade and natural objects and other skiers, is barred from suing the mountain resort. Consequently, if we are successful in asserting that a claim brought against us is covered by the Act, we will face no liability for such claim (although there may be other claims not covered by the Act that arise out of the same incident).

      Other than the matters discussed in the preceding paragraphs and other matters with respect to which we believe we have no material liability or as to which we are adequately insured, we are not currently a defendant in any material litigation and there are no material legal proceedings pending against us or to which any of our property is subject and, to the knowledge of management, no such proceedings have been threatened against us.

                                   MANAGEMENT

Directors and Executive Officers

      The following table sets forth information with respect to the directors and executive officers of Vail Resorts.

          Name           Age                              Position
          ----           ---                              --------
Adam M. Aron............  44 Chairman of the Board of Directors and Chief Executive Officer
                              of the Company
Frank J. Biondi, Jr.....  54 Director
Leon D. Black...........  47 Director
Craig M. Cogut..........  45 Director
Stephen C. Hilbert......  53 Director
Robert A. Katz..........  32 Director
Thomas H. Lee...........  55 Director
William L. Mack.........  59 Director
Joe R. Micheletto.......  62 Director
Antony P. Ressler.......  38 Director
Marc J. Rowan...........  36 Director
John J. Ryan III........  71 Director
John F. Sorte...........  51 Director
Bruce H. Spector........  56 Director
William P. Stiritz......  64 Director
James S. Tisch..........  46 Director
Andrew P. Daly..........  53 President and Director of the Company
James P. Donohue........  58 Senior Vice President and Chief Financial Officer of the Company
John McD. Garnsey.......  49 Senior Vice President and Chief Operating Officer for Beaver Creek
James S. Mandel.........  48 Senior Vice President, Vail Resorts Development Company
Paul A. Testwuide.......  58 Senior Vice President of Resort Projects for Vail
James P. Thompson.......  55 President, Vail Resorts Development Company
Martha Dugan Rehm.......  48 Senior Vice President, General Counsel and Secretary of the Company
Bruce Mainzer...........  46 Senior Vice President of Marketing and Sales for the Company
John W. Rutter..........  47 Senior Vice President and Chief Operating Officer for Keystone
William A. Jensen.......  46 Senior Vice President and Chief Operating Officer for Vail and
                              Acting Chief Operating Officer for Breckenridge
Porter Wharton III......  49 Senior Vice President of Public Affairs

      Pursuant to the Restated Certificate of Incorporation and Restated Bylaws of Vail Resorts, the Board is divided into two classes of Directors, denoted as Class 1 and Class 2, each serving one-year terms. Class 1 directors are elected by a majority vote of the holders of the Class A Common Stock and Class 2 directors are elected by a majority vote of the holders of the Common Stock. The Class 1 directors are Messrs. Black, Cogut, Daly, Katz, Mack, Ressler, Rowan, Ryan and Spector, and the Class 2 directors are Messrs. Aron, Biondi, Hilbert, Lee, Micheletto, Sorte, Stiritz and Tisch.

      Adam M. Aron was appointed the Chairman of the Board and Chief Executive Officer of the Company in July 1996. Prior to joining the Company, Mr. Aron served as President and Chief Executive Officer of Norwegian Cruise Line Ltd. from July 1993 until July 1996. From November 1990 until July 1993, Mr. Aron served as Senior Vice President of Marketing for United Airlines. From 1987 to 1990, Mr. Aron served as Senior Vice President of Marketing for the Hyatt Hotels Corporation. Mr. Aron is also a director of Sunterra Corporation, Florsheim Group, Inc., and Crestline Capital Corporation.

      Frank J. Biondi, Jr. was appointed a director of the Company in July 1996. Mr. Biondi is Chairman of Biondi Reiss Capital Management. Mr. Biondi previously served as Chairman and Chief Executive Officer of Universal Studios Inc. from April 1996 through November 1998. Mr. Biondi served as President and Chief

Executive Officer of Viacom, Inc. from July 1987 to January 1996. He has also held executive positions with The Coca-Cola Company, Home Box Office Inc. and Time Inc. Mr. Biondi currently is a director of Leake and Watts Services, The Museum of Television and Radio, The Bank of New York and MiningCo.com, Inc.

      Leon D. Black was appointed a director of the Company in October 1992. Mr. Black is one of the founding principals of Apollo Advisors, L.P. ("Apollo Advisors"), which was established in August 1990, and which, together with an affiliate, acts as managing general partner of Apollo Investment Fund, L.P. ("Apollo Fund"), AIF II, L.P. and Apollo Investment Fund III, L.P., private securities investment funds, of Apollo Real Estate Advisors, L.P. ("AREA") which, together with an affiliate, acts as managing general partner of the Apollo real estate investment funds and of Lion Advisors, L.P. ("Lion Advisors"), which acts as financial advisor to and representative for certain institutional investors with respect to securities investments. Mr. Black is also a director of Converse, Inc., Samsonite Corporation and Telemundo Group, Inc. Mr. Black is Mr. Ressler's brother-in-law.

      Craig M. Cogut was appointed a director of the Company in October 1992. Mr. Cogut is currently a senior principal of Pegasus Investors, L.P., which acts as a managing general partner of private securities investment funds. Prior thereto he was one of the founding principals of Apollo Advisors and of Lion Advisors.

      Stephen C. Hilbert was appointed a director of the Company in December 1995. Mr. Hilbert founded Conseco, Inc. in 1979 and serves as its Chairman, President and Chief Executive Officer. Conseco, Inc. is a financial services holding company based in Carmel, Indiana, which owns and operates life insurance companies and provides investment management, administrative and other fee-based services. Mr. Hilbert serves as a director of the Indiana State University Foundation and the Indianapolis Convention and Visitor's Association. He also serves on the Board of Trustees of both the Indianapolis Parks Foundation and the U.S. Ski Team Foundation, as a Trustee of the Central Indiana Council on Aging Foundation, and as a director of both the Indianapolis Zoo and the St. Vincent Hospital Foundation.

      Robert A. Katz was appointed a director of the Company in June 1996. Mr. Katz is a principal of Apollo Advisors and Lion Advisors, with which he has been associated since 1990. Mr. Katz is also a director of MTL, Inc., Aris Industries, Inc. and Alliance Imaging, Inc.

      Thomas H. Lee was appointed a director of the Company in January 1993. Mr. Lee founded the Thomas H. Lee Company in 1974 and since that time has served as its President. The Thomas H. Lee Company and the funds which it advises invest in friendly leveraged acquisitions and recapitalizations. From 1966 through 1974, Mr. Lee was with First National Bank of Boston where he directed the bank's high technology lending group from 1968 to 1974 and became a Vice President in 1973. Prior to 1966, Mr. Lee was a Securities Analyst in the institutional research department of L.F. Rothschild in New York. Mr. Lee serves as a director of Atlantic Holding Corporation, Finlay Enterprises, Inc., First Security Services Corporation, Livent Inc. and Miller Import Corporation.

      William L. Mack was appointed a director of the Company in January 1993. Since 1963, Mr. Mack has been the President and Managing Partner of The Mack Organization, an owner and developer of and investor in office and industrial buildings and other commercial properties principally in the New York/New Jersey metropolitan area as well as throughout the United States. Mr. Mack is a founding principal of AREA. He has been Director of the Urban Development Corporation for the State of New York since 1983. Mr. Mack is Chairman Emeritus and Trustee of the Long Island Jewish Medical Center. Mr. Mack also serves as a director of Bear Stearns Companies, Inc., the Mack-Cali Realty Corp. and Metropolis Realty Trust, Inc.

      Joe R. Micheletto was appointed a director of the Company in February 1997. Mr. Micheletto has been Chief Executive Officer and President of Ralcorp Holdings, Inc. ("Ralcorp") since September 1996 and was Co-Chief Executive Officer and Chief Financial Officer of Ralcorp from January 1994 to September 1996. From 1985 to 1994, he served as Vice President and Controller of Ralston Purina Company. From 1991 to 1997, Mr. Micheletto served as Chief Executive Officer of Ralston Resorts, Inc. Mr. Micheletto also serves as a director of Agribrands International, Inc. and Ralcorp.

      Antony P. Ressler was appointed a director of the Company in October 1992. Mr. Ressler is one of the founding principals of Apollo Advisors, L.P., Lion Advisors, L.P. and Ares Management, L.P. Mr. Ressler is also a director of Allied Waste Industries, Inc., Berlitz International, Inc., Prandium, Inc., United International Holdings, Inc. and United Pan-Europe Communications N.V. Mr. Ressler is Mr. Black's brother-in-law.

      Marc J. Rowan was appointed a director of the Company in October 1992. Mr. Rowan is one of the founding principals of Apollo Advisors and of Lion Advisors. Mr. Rowan is also a director of NRT, Inc. and Samsonite Corporation.

      John J. Ryan III was appointed a director of the Company in January 1995. Mr. Ryan has been a financial advisor based in Geneva, Switzerland since 1972. Mr. Ryan is a director of Artemis S.A. and Financiere Pinault S.A., private holding companies in Paris, France, and he is also a director of Converse, Inc. He is a Director of Evergreen Resources Inc., a publicly held oil and gas exploration company. Mr. Ryan is President of J.J. Ryan & Sons, a closely held textile trading corporation in Greenville, South Carolina.

      John F. Sorte was appointed a director of the Company in January 1993. Mr. Sorte has been President of New Street Advisors L.P., a merchant bank, and of New Street Investments L.P., its broker-dealer affiliate, since he co-founded both companies in March 1994. From 1992 to March 1994, Mr. Sorte was President and Chief Executive Officer of New Street Capital Corporation, a merchant banking firm. Mr. Sorte is also a director of WestPoint Stevens Inc. and serves as Chairman of the Board of Directors of The New York Media Group, Inc.

      Bruce H. Spector was appointed a director of the Company in January 1995. Mr. Spector has been a consultant to Apollo Advisors since 1992 and since 1995 has been a principal in Apollo Advisors. Prior to October 1992, Mr. Spector, a reorganization attorney, was a member of the Los Angeles law firm of Stutman Triester and Glatt. Mr. Spector is also a director of Telemundo Station Group, Inc., United International Holdings, Inc. and Metropolis Realty Trust, Inc.

      William P. Stiritz was appointed a director of the Company in February 1997. Mr. Stiritz became Chairman, CEO and President of Agribrands International, Inc. in April 1998. Since 1982 he has served as Chairman of Ralston Purina Company. Mr. Stiritz also serves separately as Chairman of Ralcorp. Mr. Stiritz also is a director of the following companies: Angelica Corporation, Ball Corporation, May Department Stores Company and Reinsurance Group of America, Incorporated.

      James S. Tisch was appointed a director of the Company in January 1995. Mr. Tisch is President and Chief Operating Officer of Loews Corporation. He has been with Loews Corporation since 1977. Prior to 1977, Mr. Tisch was with CNA Financial Corporation. Mr. Tisch is Chairman of the Board of Directors of Diamond Off-shore Drilling, Inc. and is a member of the Board of Directors of CNA Financial Corporation and Loews Corporation. He is also Chairman of the Federation Employment and Guidance Service, a member of the Board of Directors of UJA-Federation of New York, and a Trustee of The Mount Sinai Medical Center.

      Andrew P. Daly was appointed a director of the Company in June 1996. Mr. Daly became President of Vail Associates, Inc. ("Vail Associates") in 1992 and President of the Company in 1996. He joined Vail Associates in 1989 as Executive Vice President and President of Beaver Creek Resort Company. Prior to joining Vail Associates, Mr. Daly owned and was President of Lake Eldora Ski Corporation, which operated the Eldora Mountain Resort ski area. From 1982 to 1987, Mr. Daly was Chief Executive Officer of Copper Mountain Resort, where he held several positions from 1972 to 1982.

      James P. Donohue became Senior Vice President and Chief Financial Officer of the Company in October 1996. From 1991 to October 1996, Mr. Donohue served as Senior Vice President and Chief Financial Officer of Fibreboard Corporation, a manufacturer and distributor of building products, which also owned and operated three ski resorts located in California. Prior to 1991, Mr. Donohue was an Executive Vice President of Continental Illinois Bank., N.A.

      John McD. Garnsey joined the Company in May 1999 as Senior Vice President and Chief Operating Officer for Beaver Creek. Mr. Garnsey served as President of the Vail Valley Foundation from 1991 through April 1999 and as Vice President from 1983 to 1991. Mr. Garnsey is also a director of the Vail Valley

Foundation, Bravo!Colorado, the Vilar Center for the Performing Arts at Beaver Creek, Vail Valley Tourism and Convention Bureau and Ski Club Vail. In addition, Mr. Garnsey was President of the Organizing Committee for the 1999 World Alpine Ski Championships.

      William A. Jensen joined Breckenridge as Senior Vice President and Chief Operating Officer in May 1997 and was appointed Chief Operating Officer for Vail in May 1999. He remains Acting Chief Operating Officer for Breckenridge until a successor is appointed. Mr. Jensen was President of the Fibreboard Resort Group from 1991 to 1996. He was Vice President of Sunday River Ski Resort from 1989 to 1991 and from 1983 to 1989 Mr. Jensen was Vice President of Kassbohrer of North America, a grooming vehicle manufacturer.

      Bruce W. Mainzer joined the Company in June 1997 as Senior Vice President of Marketing and was named Senior Vice President of Marketing and Sales in August 1998. From 1996 to 1997, Mr. Mainzer was the Executive Vice President of Marketing and Planning at Carnival Airlines in Miami. From 1994 to 1996,
Mr. Mainzer was Vice President of Marketing for Norwegian Cruise Line Ltd. From 1985 to 1994, Mr. Mainzer served in a variety of key marketing positions at United Airlines including heading the departments of yield management, market research and brand marketing.

      James S. Mandel has served as Senior Vice President of Commercial Development for Vail Resorts Development Company since April 1, 1999. From 1994 to December 1998, Mr. Mandel was the Senior Vice President and General Counsel, and served as Secretary of the Company from 1995 to 1998. From January 1999 through March 1999, Mr. Mandel practiced law and was an advisor to and part-time employee of the Company. From 1978 until joining the Company, Mr. Mandel was a partner with Brownstein Hyatt Farber & Strickland, P.C., a Denver law firm, and specialized in real estate development and corporate finance.

      Martha Dugan Rehm became Senior Vice President, General Counsel and Secretary of the Company in May 1999. Prior to joining the Company, Ms. Rehm served since mid 1998 as Vice President and General Counsel of Corporate Express. Inc., a supplier of office products and computer supplies to corporations. Prior to 1998, she was a partner for many years with Holme Roberts & Owen, LLP, a Denver-based law firm, where her practice included general corporate law emphasizing corporate finance and securities transactions. Ms. Rehm began practicing law with that firm in 1983.

      John W. Rutter was appointed Senior Vice President and Chief Operating Officer of Keystone Resort in May 1997. From 1991 to 1997, he was Executive Vice President of Ski Operations for Ralston Resorts, Inc. From 1980 to 1991, he was Vice President of Ski Operations for Keystone Resort and Arapahoe Basin. Mr. Rutter also serves on the Management Committee of Keystone/Intrawest LLC. Mr. Rutter is Chairman of the Board of Directors of the National Ski Areas Association and serves on its Public Lands Committee.

      Paul A. Testwuide became Senior Vice President of Resort Projects for Vail in May 1999. Prior to accepting this position, Mr. Testwuide was Chief Operating Officer for Vail and Beaver Creek in 1998 and from 1992 to 1998, he was Vice President of Mountain Operations for Vail Associates. Mr. Testwuide was Managing Director of Vail Mountain Operations from 1989 to 1992, Director of Mountain Operations from 1976 to 1989 and served as the Director of Ski Patrol from 1971 to 1976. Mr. Testwuide has held various management positions in mountain operations since joining Vail Associates in 1963.

      James P. Thompson joined Vail Resorts Development Company in 1993 in connection with Vail Associates' acquisition of the Arrowhead at Vail development. He joined Arrowhead at Vail in 1989, and served as its President. Prior to joining Arrowhead at Vail, Mr. Thompson served as Vice President of Moore and Company in Denver for 14 years, leading their land acquisitions, syndications and development activities.

      Porter Wharton III joined the Company in January 1999 as Senior Vice President of Public Affairs. From 1985 to January 1999, Mr. Wharton was Chairman and Chief Executive Officer of The Wharton Group, a Denver-based national government relations and issues management consulting firm. He also has served as a consultant to the Company since 1995.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information regarding ownership of the Common Stock and Class A Common Stock as of April 30, 1999 by (i) each person or entity who owns of record or beneficially five percent or more of any class of capital stock, (ii) each director and named executive officer of the Company and (iii) all directors and executive officers as a group. To our knowledge, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted.

                             Common Stock          Class A Common             Percent of
                          Beneficially Owned  Stock Beneficially Owned      Class A Common
                          ------------------- ----------------------------    Stock and
        Name of                      Percent                   Percent       Common Stock
    Beneficial Owner        Shares   of Class    Shares       of Class    Beneficially Owned
    ----------------      ---------- -------- -------------- -------------------------------
Apollo Ski Partners,
 L.P. (1)(2)............         --     --         7,439,542        99.9%        21.5%
Ralcorp Holdings, Inc.
 (3)....................   7,554,406   27.9%             --          --          21.9%
Ronald Baron (4)........  11,906,200   44.0%             --          --          34.5%
Capital Research and
 Management Company
 (5)....................   1,519,600    5.6%             --          --           4.4%
All directors and
 officers as a group, 14
 persons (6)............     868,654    3.2%             --          --           2.5%

--------
(1) Apollo Ski Partners was organized principally for the purpose of holding Common Stock and Class A Common Stock of the Company. The general partner of Apollo Ski Partners is Apollo Fund, a Delaware limited partnership and a private securities investment fund. The managing general partner of Apollo Fund is Apollo Advisors, a Delaware limited partnership, the general partner of which is Apollo Capital Management, Inc. ("Apollo Capital"), a Delaware corporation. Mr. Black, a director of the Company, is a director of Apollo Capital. All officers, directors and shareholders of Apollo Capital, including Messrs. Black, Katz, Mack, Ressler, Rowan and Spector (directors of the Company), disclaim any beneficial ownership of the Common Stock and Class A Common Stock of the Company owned by Apollo Ski Partners. The address for Apollo Ski Partners is 2 Manhattanville Road, Purchase, NY 10577.
(2) The Class A Common Stock is convertible into Common Stock (i) at the option of the holder, (ii) automatically, upon transfer to a non-affiliate of such holder and (iii) automatically, if less than 5,000,000 shares (as such number shall be adjusted by reason of any stock split, reclassification or other similar transaction) of Class A Common Stock are outstanding.
(3) As reported by Ralcorp on Schedule 13D filed with the Securities and Exchange Commission on February 13, 1997. The address for Ralcorp is 800 Market Street, Suite 1600, St. Louis, MO 63101.
(4) As reported by Ronald Baron and related entities on Schedule 13D/A filed with the Securities and Exchange Commission on May 21, 1999. The address for Ronald Baron is 767 Fifth Avenue, 24th Floor, New York, NY 10153.
(5) As reported by Capital Research and Management Company on Schedule 13G filed with the Securities and Exchange Commission on February 11, 1999. The address for Capital Research and Management Company is 333 South Hope Street, Los Angeles, CA 90071.
(6) With the exception of 26,000 shares of Common Stock owned by Mr. Ressler, no directors or officers of the Company directly own shares of Common Stock (other than options to purchase Common Stock granted to officers of the Company and as otherwise described in this prospectus).

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

Revolving Credit Facility

      Our revolving credit facility (as amended, the "Credit Facility") with our subsidiary, The Vail Corporation, as borrower, NationsBank, N.A., as agent (the "Agent"), certain other financial institutions, as lenders, and NationsBanc Montgomery Securities LLC provides for debt financing up to an aggregate principal amount of $450.0 million. The proceeds of the loans made under the Credit Facility may be used to fund our working capital needs, capital expenditures and other general corporate purposes, including the issuance of letters of credit.

      Borrowings under the Credit Facility bear interest annually at the borrower's option at the rate of (i) LIBOR (the London interbank offered rate for a given interest period) plus a margin (ranging from .75% to 2.25%) or (ii) the Base Rate (defined as the higher of the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 0.5%, or the Agent's prime lending rate) plus a margin up to .75%. In addition, the borrower must pay a fee on the face amount of each letter of credit outstanding at a rate ranging from .75% to 2.25%. The borrower must also pay a quarterly unused commitment fee ranging from .20% to .50%. The interest margins and fees described in this paragraph fluctuate based upon the ratio of Funded Debt (as defined) to Resort EBITDA (as defined). The Credit Facility matures on December 19, 2002.

      The Vail Corporation's obligations under the Credit Facility are unsecured and are guaranteed by us and certain of our subsidiaries.

      The Credit Facility contains various covenants that limit, among other things, subject to certain exceptions, indebtedness, liens, transactions with affiliates, restricted payments and investments, mergers, consolidations and dissolutions, sales of assets, dividends and distributions and certain other business activities. The Credit Facility also contains certain financial covenants, including a Funded Debt to Resort EBITDA, Senior Debt to Resort EBITDA, Minimum Fixed Charge Coverage Ratio and Interest Coverage Ratio (each as described in the Credit Facility).

      At April 30, 1999, the borrower had various letters of credit outstanding in the aggregate amount of $64.9 million, including letters of credit in the amount of $47.2 million to secure metro district bonds issued in connection with infrastructure and other costs at Bachelor Gulch Village. See Note 11 to our Consolidated Financial Statements.

Industrial Revenue Bonds

      Pursuant to an indenture (the "IRB Indenture") dated as of April 1, 1998, between Eagle County, Colorado, as issuer (the "IRB Issuer"), and U.S. Bank National Association, as trustee (the "IRB Trustee"), $41.2 million aggregate principal amount of industrial revenue bonds (the "IRBs") were issued for the purpose of providing funds to The Vail Corporation d/b/a Vail Associates, Inc. ("VAI") to refinance certain existing industrial revenue bonds. Pursuant to a financing agreement (the "IRB Agreement") dated as of April 1, 1998, among the IRB Issuer and VAI, the IRB Issuer loaned to VAI the proceeds of the issuance of the IRBs and VAI agreed to make payments in the aggregate amount, bearing interest at rates and payable at times, corresponding to the principal amount of, interest rates on and due dates under the IRBs. The obligations of VAI under the IRB Indenture, the IRB Agreement and the IRBs are secured by certain multi-party agreements between VAI, the IRB Trustee and the U.S. Forest Service (the "Permit Agreements") relating to the Vail Mountain and Beaver Creek Mountain Forest Service Permits (the "Permits"). The Permit Agreements provide that the U.S. Forest Service will cooperate with the IRB Trustee in obtaining a new holder of the Permits (acceptable to the U.S. Forest Service in its sole discretion) in the event of a default by VAI with respect to its obligations under the IRBs. However, the Permit Agreements expressly provide that no security interest is created in or collateral assignment made with respect to the Permits.

      The IRBs mature, subject to prior redemption, on August 1, 2019. The IRBs bear interest at the rate of 6.95% per annum, with interest payable semi-annually on February 1 and August 1. The IRBs are subject to re-demption at the option of VAI, at any time and from time to time on or after August 1, 2008, and are subject to mandatory redemption if interest payments on the IRBs lose their tax exempt status. Furthermore, in the event that VAI or one of its affiliates incurs additional indebtedness with (1) senior or superior rights to the Permits or (2) equivalent rights with respect to the Permits above an aggregate principal amount of $250,000,000 (including the unpaid principal amount of the IRBs) the IRBs will bear an interest rate of 7.45% per annum or, under certain limited circumstances, may be subject to mandatory redemption.

      We also have indebtedness in connection with $22.0 million of outstanding industrial revenue bonds which we assumed in connection with our acquisition of Keystone and Breckenridge. These IRBs consist of two series of refunding bonds which were originally issued to finance the cost of sports and recreational facilities at Keystone. The Series 1990 Sports Facilities Refunding Revenue Bonds have an aggregate outstanding principal amount of $19.0 million. The principal matures in installments in 2006 and 2008. These bonds bear interest at a rate of 7.75% for bonds maturing in 2006 and 7.875% for bonds maturing in 2008. The Series 1991 Sports Facilities Refunding Revenue Bonds have an aggregate outstanding principal amount of $3 million and bear interest at 7.125% for bonds maturing in 2002 and 7.375% for bonds maturing in 2010.

SSI Venture Credit Facility

      On December 30, 1998, SSI Venture established a credit facility that provides debt financing up to an aggregate principal amount of $20 million. The SSI Venture credit facility consists of (i) a $10 million Tranche A Revolving Credit Facility and (ii) a $10 million Tranche B Term Loan Facility. The SSI Venture credit facility matures on the earlier of December 31, 2003 or the termination date of the Credit Facility discussed above. The Vail Corporation guarantees the SSI Venture credit facility. Minimum amortization under the Tranche B Term Loan Facility is $625,000, $1.38 million, $1.75 million, $2.25 million, $2.63 million, and $1.38 million during the fiscal years 1999, 2000, 2001, 2002, 2003, and 2004, respectively. The SSI Venture credit facility bears interest annually at the rates prescribed above for the Credit Facility. SSI Venture also pays a quarterly unused commitment fee at the same rates as the unused commitment fee for the Credit Facility.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

      Exchange Offer Registration Statement. We issued the outstanding Notes on May 11, 1999. The Initial Purchasers have advised us that they subsequently resold the outstanding Notes to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. As a condition to the offering of the outstanding Notes, we entered into a registration rights agreement dated May 11, 1999, pursuant to which we agreed for the benefit of all holders of the outstanding Notes, at our own expense, to do the following:

          (1) to file the registration statement of which this prospectus is a part with the SEC on or prior to 60 days after the closing date of the outstanding Notes,

          (2) to use our best commericially reasonable efforts to cause the registration statement to be declared effective under the Securities Act on or prior to 180 days after the closing date of the outstanding Notes,

          (3) to use our commercially reasonable best efforts to keep the registration statement effective until the closing of the exchange offer, and

          (4) to use our commerically reasonable best efforts to issue, on or prior to 60 business days after the date on which the exchange offer registration statement was declared effective.

      We also agreed that promptly upon the registration statement being declared effective, we would offer to all holders of the outstanding Notes an opportunity to exchange the outstanding Notes for the exchange notes. Further, we agreed to keep the exchange offer open for acceptance for not less than the minimum period required under applicable Federal and state securities laws. For each outstanding Note validly tendered pursuant to the exchange offer and not withdrawn, the holder of the outstanding Note will receive an exchange note having a principal amount equal to that of the tendered outstanding Note. Interest on each exchange note will accrue from the last date on which interest was paid on the tendered outstanding Note in exchange therefor or, if no interest was paid on such outstanding Note, from the issue date.

      The following is a summary of the registration rights agreement. It does not purport to be complete and it does not contain all of the information you might find useful. For further information you should read the registration rights agreement, a copy of which has been filed as an exhibit to the registration statement. The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement.

      Transferability. We issued the outstanding notes on May 11, 1999 in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the outstanding notes may not be offered or sold in the United States unless registered or pursuant to an applicable exemption under the Securities Act and applicable state securities laws. Based on no-action letters issued by the staff of the Commission with respect to similar transactions, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding Notes may be offered for resale, resold and otherwise transferred by holders of notes who are not our affiliates without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

          (1) any exchange notes to be received by the holder were acquired in the ordinary course of the holder's business;

          (2) at the time of the commencement of the exchange offer the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities
    Act) of the exchange notes; and

          (3) the holder is not an "affiliate" of the Company, as defined in Rule 405 under the Securities Act, or, if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

      However, we have not sought a no-action letter with respect to the exchange offer and we cannot assure you that the staff of the Commission would make a similar determination with respect to the exchange offer. Any holder who tenders his outstanding Notes in the exchange offer with any intention of participating in a distribution of exchange notes (1) cannot rely on the interpretation by the staff of the Commission, (2) will not be able to validly tender outstanding Notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

      In addition, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is acting in the capacity of an "underwriter" within the meaning of Section 2(11) of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to the registration rights agreement, we agreed to make this prospectus available to any such broker-dealer for use in connection with any such resale.

      Shelf Registration Statement. We will, at our cost, (a) as soon as practicable, file with the SEC a shelf registration statement covering resales of the outstanding Notes, but in any event, on or prior to the 60th day after the date we become obligated to file the shelf registration statement, (b) use our commercially reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to the 180th day after the date we become obligated to file the shelf registration statement and (c) use our commercially reasonable best efforts to keep the shelf registration statement continually effective, supplemented and amended to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities for a period of at least two years following the effective date of such shelf registration statement (or shorter period that will terminate when all the Notes covered by such shelf registration statement have been sold pursuant to such shelf registration statement or are otherwise no longer Transfer Restricted Securities), if:

          (1) we are not required to file the exchange offer registration statement or not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Commission policy or

          (2) any Initial Purchaser that is a Holder of Transfer Restricted Securities notifies us prior to the 20th day following consummation of the exchange offer that (a) it is prohibited by law or Commission policy from participating in the exchange offer or (b) it may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales.

      We will, in the event of the filing of the shelf registration statement, provide to each holder of the outstanding Notes copies of the prospectus which is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the outstanding Notes has become effective and take certain other action as are required to permit unrestricted resales of the outstanding Notes. A Holder of outstanding Notes who sells such outstanding Notes pursuant to the shelf registration statement generally will (1) be required to be named as a selling security holder in the related prospectus,
(2) be required to deliver the prospectus to purchasers, (3) be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (4) be bound by the provisions of the registration rights agreement which are applicable to the Holder (including certain indemnification obligations). In addition, each Holder of the outstanding Notes will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their outstanding Notes included in the shelf registration statement and to benefit from the provisions regarding the increase in interest rate set forth in the following paragraph.

Terms of the Exchange Offer

      Upon satisfaction or waiver of all the conditions of the exchange offer, we will accept, any and all outstanding Notes properly tendered and not withdrawn prior to the expiration date and will issue the exchange notes promptly after acceptance of the outstanding Notes. See "--Conditions to the Exchange Offer" and "Procedures for Tendering Private Notes." We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding Notes accepted in the exchange offer. As of the date of this prospectus, $200,000,000 aggregate principal amount of the outstanding Notes are outstanding. Holders may tender some or all of their outstanding Notes pursuant to the exchange offer. However, outstanding Notes may be tendered only in integral multiples of $1,000.

      The exchange notes are identical to the outstanding Notes except for the elimination of certain transfer restrictions, registration rights, restrictions on holding notes in certificated form and liquidated damages provisions. The outstanding Notes will evidence the same debt as the outstanding Notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the outstanding Notes were issued and will be deemed one issue of notes, together with the outstanding Notes.

      This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the outstanding Notes. Holders of outstanding Notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

      For purposes of the exchange offer, we will be deemed to have accepted validly tendered private notes when, and as if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as our agent for the purpose of distributing the exchange notes from us to the tendering holders. If we do not accept any tendered outstanding Notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return the unaccepted outstanding Notes, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

      Holders who tender private notes in the exchange offer will not be required to pay brokerage commissions or fees or, except as set forth below under "--Transfer Taxes," transfer taxes with respect to the exchange of outstanding Notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

      The term "expiration date" shall mean 5:00 p.m., New York City time, on , 1999, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent by oral or written notice and each registered holder by means of press release or other public announcement of any extension, in each case, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right, in our sole discretion, (1) to delay accepting any outstanding Notes, (2) to extend the exchange offer, (3) to terminate the exchange offer if the conditions set forth below under "--Conditions" shall not have been satisfied, or (4) to amend the terms of the exchange offer in any manner. We will notify the exchange agent of any delay, extension, termination or amendment by oral or written notice. We will additionally notify each registered holder of any amendment. We will give to the exchange agent written confirmation of any oral notice.

Exchange Date

      As soon as practicable after the close of the exchange offer we will accept for exchange all outstanding Notes properly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the expiration date in accordance with the terms of this prospectus and the letters of transmittal.

Conditions to the Exchange Offer

      Notwithstanding any other provisions of the exchange offer, and subject to our obligations under the registration rights agreement, we (1) shall not be required to accept any outstanding Notes for exchange, (2) shall not be required to issue exchange notes in exchange for any outstanding Notes and (3) may terminate or amend the exchange offer, if at any time before the acceptance of such exchange notes for exchange, any of the following events shall occur:

          (1)any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer;

          (2) any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

          (3) any law, statute, rule or regulation is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

          (4) any governmental approval has not been obtained, which approval we shall, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby; or

          (5) the exchange offer will violate any applicable law or any applicable interpretation of the staff of the Commission.
      The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

      In addition, we will not accept for exchange any outstanding Notes tendered, and no exchange notes will be issued in exchange for any such outstanding Notes, if at such time any stop order shall be threatened by the Commission or be in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

      The exchange offer is not conditioned on any minimum aggregate principal amount of outstanding Notes being tendered for exchange.

Consequences of Failure to Exchange

      Any outstanding Notes not tendered pursuant to the exchange offer will remain outstanding and continue to accrue interest. The outstanding Notes will remain "restricted securities" within the meaning of the Securities Act. Accordingly, prior to the date that is one year after the later of the issue date and the last date on which we or any of our affiliates was the owner of the outstanding Notes, the outstanding Notes may be resold only (1) to us, (2) to a person whom the seller reasonably believes is a "qualified institutional buyer" purchasing for its own account or for the account of another "qualified institutional buyer" in compliance with the resale limitations of Rule 144A, (3) to an Institutional Accredited Investor that, prior to the transfer, furnishes to the trustee a written certification containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of this letter can be obtained from the trustee), (4) pursuant to the limitations on resale provided by Rule 144 under the Securities Act, (5) pursuant to the resale provisions of Rule 904 of Regulation S under the Securities Act, (6) pursuant to an effective registration statement under the Securities Act, or (7) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to compliance with applicable state securities laws. As a result, the liquidity of the market for non-tendered outstanding Notes could be adversely affected upon completion of the exchange offer. The foregoing restrictions on resale will no longer apply after the first anniversary of the issue date of the outstanding Note or the purchase of the outstanding Notes from us or an affiliate.

Fees and Expenses

      We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

      Expenses incurred in connection with the exchange offer will be paid by us. Such expenses include, among others, the fees and expenses of the trustee and the exchange agent, accounting and legal fees, printing costs and other miscellaneous fees and expenses.

Accounting Treatment

      We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes.

Procedures for Tendering Outstanding Notes

      The tender of outstanding Notes pursuant to any of the procedures set forth in this prospectus and in the letter of transmittal will constitute a binding agreement between the tendering holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. The tender of outstanding Notes will constitute an agreement to deliver good and marketable title to all tendered outstanding Notes prior to the expiration date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

      Except as provided in "--Guaranteed Delivery Procedures," unless the outstanding Notes being tendered are deposited by you with the exchange agent prior to the expiration date and are accompanied by a properly completed and duly executed letter of transmittal, we may, at our option, reject the tender. Issuance of exchange notes will be made only against deposit of tendered outstanding notes and delivery of all other required documents. Notwithstanding the foregoing, DTC participants tendering through its Automated Tender Offer Program ("ATOP") will be deemed to have made valid delivery where the exchange agent receives an agent's message prior to the expiration date.

      Accordingly, to properly tender outstanding notes, the following procedures must be followed:

      Notes held through a Custodian. Each beneficial owner holding outstanding Notes through a DTC participant must instruct the DTC participant to cause its outstanding Notes to be tendered in accordance with the procedures set forth in this prospectus.

      Notes held through DTC. Pursuant to an authorization given by DTC to the DTC participants, each DTC participant holding outstanding Notes through DTC must (1) electronically transmit its acceptance through ATOP, and DTC will then edit and verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent for its acceptance, or (2) comply with the guaranteed delivery procedures set forth below and in a notice of guaranteed delivery. See "--Guaranteed Delivery Procedures--Notes held through DTC."

      The exchange agent will (promptly after the date of this prospectus) establish accounts at DTC for purposes of the exchange offer with respect to outstanding notes held through DTC. Any financial institution that is a DTC participant may make book-entry delivery of interests in outstanding Notes into the exchange agent's account through ATOP. However, although delivery of interests in the outstanding Notes may be effected through book-entry transfer into the exchange agent's account through ATOP, an agent's message in connection with such book-entry transfer, and any other required documents, must be, in any case, transmitted to and received by the exchange agent at its address set forth under "--Exchange Agent," or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

      The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgement from each DTC participant tendering through ATOP that such DTC participants have received a letter of transmittal and agree to the bound by the terms of the letter of transmittal and that we may enforce such agreement against such DTC participants.

      Cede & Co., as the holder of the global note, will tender a portion of the global note equal to the aggregate principal amount due at the stated maturity for which instructions to tender are given by DTC participants.

      By tendering, each holder and each DTC participant will represent to us that, among other things, (1) it is not our affiliate, (2) it is not a broker-dealer tendering outstanding Notes acquired directly from us for its own account, (3) the exchange notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of such holder and (4) it has no understandings with any person to participate in the exchange offer for the purpose of distributing the exchange notes.

      We will not accept any alternative, conditional, irregular or contingent tenders (unless waived by us). By executing a letter of transmittal or transmitting an acceptance though ATOP, as the case may be, each tendering holder waives any right to receive any notice of the acceptance for purchase of its outstanding Notes.

      We will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered outstanding Notes, and such determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any condition to the exchange offer and any irregularities or conditions of tender as to particular outstanding Notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as we shall determine. We, along with the exchange agent, shall be under no duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of outstanding Notes will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

      LETTERS OF TRANSMITTAL AND OUTSTANDING NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR OUTSTANDING NOTES TO US OR DTC.

      The method of delivery of outstanding Notes, letters of transmittal, any required signature guaranties and all other required documents, including delivery through DTC and any acceptance through ATOP, is at the election and risk of the persons tendering and delivering acceptances or letters of transmittal and, except as otherwise provided in the applicable letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to the expiration date.

Guaranteed Delivery Procedures

      Notes held through DTC. DTC participants holding outstanding Notes through DTC who wish to cause their outstanding Notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the expiration date, may cause a tender to be effected if:

          (1) guaranteed delivery is made by or through a firm or other entity identified in Rule 17Ad-15 under the Exchange Act, including:

     .  a bank;

     . a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

     .  a credit union;

     . a national securities exchange, registered securities association or clearing agency; or

     . a savings institution that is a participant in a Securities Transfer Association recognized program;

          (2) prior to the expiration date, the exchange agent receives from any of the above institutions a properly completed and duly executed notice of guaranteed delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided with this prospectus; and

          (3) book-entry confirmation and an agent's message in connection therewith are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.

      Notes held by Holders. Holders who wish to tender their outstanding Notes but (1) whose outstanding Notes are not immediately available and will not be available for tendering prior to the expiration date, or (2) who cannot deliver their outstanding Notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

     . the tender is made by or through any of the above-listed institutions;

     . prior to the expiration date, the exchange agent receives from any above-listed institution a properly completed and duly executed notice of guaranteed delivery, whether by mail, hand delivery, facsimile transmission or overnight courier, substantially in the form provided with this prospectus; and

     . a properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding Notes in proper form for transfer, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.

Withdrawal Rights

      You may withdraw tenders of outstanding Notes, or any portion of your outstanding Notes in integral multiples of $1,000 principal amount due at the stated maturity, at any time prior to 5:00 p.m., New York City time, on the expiration date. Any outstanding Notes properly withdrawn will be deemed to be not validly tendered for purposes of the exchange offer.

      Notes held through DTC. DTC participants holding outstanding Notes who have transmitted their acceptances through ATOP may, prior to 5:00 p.m., New York City time, on the expiration date, withdraw the instruction given thereby by delivering to the exchange agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC participant, the principal amount due at the stated maturity of outstanding Notes to which such withdrawal related and the signature of the DTC participant. Receipt of such written notice of withdrawal by the exchange agent effectuates a withdrawal.

      Notes held by Holders. Holders may withdraw their tender of outstanding Notes, prior to 5:00 p.m., New York City time, on the expiration date, by delivering to the exchange agent, at its address set forth under "--Exchange Agent," a written, telegraphic or facsimile notice of withdrawal. Any such notice of withdrawal must (1) specify the name of the person who tendered the outstanding notes to be withdrawn, (2) contain a description of the outstanding Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such outstanding notes and the aggregate principal amount due at the stated maturity represented by such outstanding notes and (3) be signed by the holder of such outstanding Notes in the same manner as the original signature on the letter of transmittal by which such outstanding Notes were tendered (including any required signature guaranties), or be accompanied by (x) documents of transfer in a form acceptable to us, in our sole discretion and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such holder. If the outstanding Notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately upon written, telegraphic or facsimile notice of withdrawal even if physical release is not yet effected.

      All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the outstanding Notes being withdrawn are held for the account of any of the institutions listed above under "-- Guaranteed Delivery Procedures."

      A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC participant or a holder of outstanding Notes, as the case may be, in the same manner as the person's name appears on its transmission through ATOP or letter of transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A DTC participant or a holder may withdraw an instruction or a tender, as the case may be, only if such withdrawal complies with the provisions of this prospectus.

      A withdrawal of a tender of outstanding Notes by a DTC participant or a holder, as the case may be, may be rescinded only by a new transmission of an acceptance through ATOP or execution and delivery of a new letter of transmittal, as the case may be, in accordance with the procedures described herein.

Exchange Agent

      United States Trust Company of New York has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

                        By Registered or Certified Mail:
                    United States Trust Company of New York
                               as Exchange Agent
                          P.O. Box 843 Cooper Station
                            New York, New York 10276
                      Attention: Corporate Trust Services

                           By Hand before 4:30 p.m.:
                    United States Trust Company of New York
                                  111 Broadway
                            New York, New York 10006
                 Attention: Lower Level Corporate Trust Window

                By Hand after 4:30 p.m. or By Overnight Courier:
                    United States Trust Company of New York
                            770 Broadway, 13th Floor
                            New York, New York 10003

                          Facsimile:      By Telephone:

                        (212) 780-0592    (212) 548-6565
                          Attention: Customer Service

      The exchange agent also acts as trustee under the Indenture.

Transfer Taxes

      Holders of outstanding Notes who tender their outstanding Notes for exchange notes will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that outstanding Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                              DESCRIPTION OF NOTES

General

      The outstanding Notes were and the exchange notes will be, issued pursuant to an Indenture (the "Indenture"), dated as of May 11, 1999, among the Company, as Issuer, The Vail Corporation, Vail Holdings, Inc. and each of the other Guarantors, as guarantors, and United States Trust Company of New York, as trustee (the "Trustee"). The terms of the exchange notes are identical in all material respects to the outstanding Notes, except that the exchange notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and will not contain certain provisions providing for liquidated damages under certain circumstances described in the Registration Rights Agreement, the provisions of which will terminate upon the consummation of the exchange offer. The following summary of certain provisions of the Indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture (including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act of 1939, as amended) and the Notes. Copies of the proposed form of Indenture and Registration Rights Agreement can be requested by prospective investors from the Company at the address and telephone number set forth under "Where You Can Find More Information." The definitions of certain terms used in the following summary are set forth below under "Certain Definitions." For purposes of this "Description of Notes," the term "Company" refers only to Vail Resorts, Inc. and not to any of its Subsidiaries and the term "Notes" refers to both the outstanding Notes and the exchange notes.

      The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all existing and future Senior Debt of the Company. As of April 30, 1999, after giving pro forma effect to the Offering and the application of the net proceeds therefrom, the Company and the Guarantors would have had consolidated Senior Debt of approximately $89.9 million outstanding. The Indenture, subject to certain limitations, permits the incurrence of additional Senior Debt in the future. As of the date of the Indenture, substantially all of the Company's consolidated Subsidiaries were Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

      The obligations of the Company under the Notes are guaranteed, jointly and severally on a senior subordinated basis, by the Guarantors. The Subsidiary Guarantee of each Guarantor will be subordinated in right of payment to all existing and future Senior Debt of such Guarantor. See "--Subsidiary Guarantees."

Principal, Maturity and Interest

      The Notes are limited in aggregate principal amount to $300.0 million (of which $200.0 million is being issued in the Offering) and will mature on May 15, 2009. Interest on the Notes will accrue at the rate of 8 3/4% per annum and will be payable semi-annually in arrears on May 15 and November 15 of each year, commencing on November 15, 1999, to Holders of record on the immediately preceding May 1 and November 1, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, if any, interest and Liquidated Damages, if any, on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, if any, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

Subordination

      The payment (by set-off, redemption, repurchase or otherwise) of principal of and premium, if any, interest and Liquidated Damages, if any, on the Notes (including with respect to any repurchases of the Notes) is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full in cash or, at the option of the holders of Senior Debt of the Company, in Cash Equivalents, of all Obligations in respect of Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter incurred.

      Upon any distribution to creditors of the Company upon any liquidation, dissolution or winding up of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, whether voluntary or involuntary, an assignment for the benefit of creditors or any marshalling of the Company's assets and liabilities, the holders of Senior Debt of the Company are entitled to receive payment in full in cash or, at the option of the holders of Senior Debt of the Company, in Cash Equivalents, of all Obligations due or to become due in respect of such Senior Debt (including interest after the commencement of any such proceeding, at the rate specified in the applicable Senior Debt) before the Holders of Notes are entitled to receive any payment of principal of, or premium, if any, interest or Liquidated Damages, if any, on the Notes, and until all Obligations with respect to Senior Debt of the Company are paid in full in cash or, at the option of the holders of Senior Debt of the Company, in Cash Equivalents, any distribution of any kind or character to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt of the Company (except that Holders of Notes may receive Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance" or "--Satisfaction and Discharge of Indenture").

      The Company also shall not, directly or indirectly, (1) make, any payment of principal of, or premium, if any, interest or Liquidated Damages, if any, on the Notes (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance" or "--Satisfaction and Discharge of Indenture," if no default of the kind referred to in clause (a) below had occurred and was continuing, and no Payment Blockage Notice (as defined below) was in effect, at the time amounts were deposited with the Trustee as described therein) or (2) acquire any of the Notes for cash or property or otherwise or make any other distribution with respect to the Notes if

      (a) any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, or premium, if any, or interest on, any Designated Senior Debt of the Company or

      (b) any other default occurs and is continuing with respect to Designated Senior Debt of the Company that permits holders of the Designated Senior Debt of the Company as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the holders of such Designated Senior Debt of the Company.

      Payments on the Notes may and shall be resumed (1) in the case of a payment default, upon the date on which such default is cured or waived or otherwise has ceased to exist and (2) in the case of a nonpayment default, upon the earlier of the date on which such nonpayment default is cured or waived or otherwise has ceased to exist or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt of the Company has been accelerated and such acceleration remains in full force and effect. No new period of payment blockage may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such nonpayment default shall have been waived for a period of not less than 90 days. Each Holder by such Holder's acceptance of a Note irrevocably agrees that if any payment or payments shall be made pursuant to the Indenture and the amount or total amount of such payment or payments exceeds the amount, if any, that such Holder would be entitled to receive upon the proper application of the subordination provisions of the Indenture, then such Holder will be obliged to pay over the amount of such excess payment to the holders of Senior Debt of the Person that made such payment or payments or their representative or representatives, as instructed in a written notice of such excess payment, within ten days of receiving such notice.

      The Indenture further requires that the Company promptly notify holders of Senior Debt of the Company and the Guarantors if payment of the Notes is accelerated because of an Event of Default.

      As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company who are holders of Senior Debt. On a pro forma basis, after giving effect to the Offering and the application of the net proceeds therefrom, the principal amount of consolidated Senior Debt of the Company and Guarantors outstanding at April 30, 1999 would have been approximately $89.9 million. The Indenture limits, through certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Restricted Subsidiaries can incur. See "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

      "Designated Senior Debt" of any Person means (i) any Indebtedness of such Person outstanding under the Credit Agreement and (ii) any other Senior Debt of such Person, the principal amount of which is $25 million or more and that has been designated by the Company as "Designated Senior Debt" of such Person.

      "Permitted Junior Securities" means Equity Interests (other than Disqualified Stock) in the Company or debt securities that are subordinated to all Senior Debt of the issuer of such debt securities (and any debt securities issued in exchange for Senior Debt of the issuer of such debt securities) to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt.

      "Senior Debt" of any Person means (i) the Obligations of such Person under the Credit Agreement, including, without limitation, Hedging Obligations and reimbursement obligations in respect of letters of credit and bankers acceptances, and (ii) any other Indebtedness of such Person, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Debt of a Person will not include (v) any obligation to, in respect of or imposed by any environmental, landfill, waste management or other regulatory governmental agency, statute, law or court order, (w) any liability for federal, state, local or other taxes, (x) any Indebtedness of such Person to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred by such Person in violation of the Indenture (except to the extent that the original holder thereof relied in good faith after being provided with a copy of the Indenture upon an Officer's Certificate of such Person to the effect that the incurrence of such Indebtedness did not violate the Indenture).

Subsidiary Guarantees

      The Company's payment obligations under the Notes are jointly and severally guaranteed (the "Subsidiary Guarantees") by all of the Company's consolidated Subsidiaries existing on the Closing Date, other than SSI Venture, LLC and Vail Associates Investment, Inc. See Note 3 to "Selected Consolidated Financial and Operating Data." The Subsidiary Guarantee of each Guarantor are subordinated in right of payment to the same extent as the obligations of the Company in respect of the Notes, as set forth in the Indenture, to the prior payment in full in cash or, at the option of the holders of Senior Debt of such Guarantor, in Cash Equivalents, of all Senior Debt of such Guarantor, which would include any Guarantee issued by such Guarantor that constitutes Senior Debt of such Guarantor, including Guarantees of Indebtedness under the Credit Agreement. The Indenture provides that if the Company or any of its Restricted Subsidiaries shall acquire or create another Restricted Subsidiary after the Closing Date, or any Unrestricted Subsidiary shall cease to be an Unrestricted Subsidiary and shall become a Restricted Subsidiary, then, unless such Subsidiary is not required to guarantee and has not guaranteed the Company's Obligations under the Credit Agreement and has not guaranteed any other Indebtedness of the Company or any Restricted Subsidiary, such Subsidiary shall become a Guarantor in accordance with the terms of the Indenture. A Subsidiary shall, without limitation, be deemed to have guaranteed Indebtedness of another Person if such Subsidiary has Indebtedness of the kind described in clause (ii) or clause (iii) of the definition of the term "Indebtedness." The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount that would not result in the obligations of such Guarantor under its Subsidiary Guarantee constituting a fraudulent conveyance under applicable law.

      The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person, unless (1) the Person formed by or surviving such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized and existing under the laws of the United States of America, any state thereof, or the District of Columbia and expressly assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture and
(2) immediately after giving effect to such transaction, no Default or Event of Default exists. The provisions of clause (i) of the preceding sentence shall not apply if the Person formed by or surviving the relevant consolidation or merger or to which the relevant sale, assignment, transfer, lease, conveyance or other disposition shall have been made is the Company, a Guarantor or a Person that is not, after giving effect to such transaction, a Restricted Subsidiary of the Company.

      The Indenture provides that in the event of (1) a merger or consolidation to which a Guarantor is a party, then the Person formed by or surviving such merger or consolidation (if, after giving effect to such transaction, other than the Company or a Restricted Subsidiary of the Company) shall be released and discharged from the obligations of such Guarantor under its Subsidiary Guarantee, (2) a sale or other disposition (whether by merger, consolidation or otherwise) of all of the Equity Interests of a Guarantor at the time owned by the Company and its Restricted Subsidiaries to any Person that, after giving effect to such transaction, is neither the Company nor a Restricted Subsidiary of the Company, or (3) the release and discharge of a Guarantor from all obligations under Guarantees of (a) Obligations under the Credit Agreement and
(b) any other Indebtedness of the Company or any of its Restricted Subsidiaries, then in each such case such Guarantor shall be released and discharged from its obligations under its Subsidiary Guarantee; provided that, in the case of each of clauses (1) and (2), (i) the relevant transaction is in compliance with the Indenture, and (ii) the Person being released and discharged shall have been released and discharged from all obligations it might otherwise have under Guarantees of Indebtedness of the Company or any of its Restricted Subsidiaries and, in the case of each of clauses (1), (2) and
(3), immediately after giving effect to such transaction, no Default or Event of Default shall exist.

Optional Redemption

      Except as described below, the Notes are not redeemable at the Company's option prior to May 15, 2004. Thereafter, the Notes are subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:


           Year                                    Percentage
           ----                                    ----------
           2004...................................  104.375%
           2005...................................  102.916%
           2006...................................  101.458%
           2007 and thereafter....................  100.000%

      Notwithstanding the foregoing, at any time on or prior to May 15, 2002, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes theretofore issued under the

Indenture at a redemption price equal to 108.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that (1) at least 65% of the original aggregate principal amount of Notes remain outstanding immediately following each such redemption and (2) such redemption shall occur within 60 days of the closing of any such Equity Offering.

      In addition, upon the occurrence of a Change of Control (as defined below) at any time prior to May 15, 2004, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice given within 30 days following such Change of Control, at the Make-Whole Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date.

Selection and Notice

      If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest shall cease to accrue on Notes or portions of Notes called for redemption.

Mandatory Redemption

      Except as set forth below under "--Repurchase at the Option of Holders," the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

      Upon the occurrence of a Change of Control, unless notice of redemption of the Notes in whole has been given pursuant to the provisions of the Indenture described above under "Optional Redemption", the Company is obligated to make an offer (a "Change of Control Offer") to each Holder of Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes at an offer price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within 30 days following a Change of Control, the Company will mail a notice to each Holder with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. In addition, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

      On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail or deliver to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

      The Company is not required to make a Change of Control Offer following a Change of Control if a third party makes such a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn pursuant to such Change of Control Offer.

      The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction. However, restrictions in the Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their respective properties, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by their management. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

      The Credit Agreement prohibits the Company from repurchasing any Notes without the prior written consent of lenders holding a majority of the commitments under the Credit Agreement. Any other credit agreements or other agreements governing indebtedness to which the Company becomes a party may contain similar restrictions and provisions and may provide that certain change of control events with respect to the Company would constitute events of default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance or repay the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. In such case, the Company's failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of the Notes.

      The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

      The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (1) the Company (or such Restricted

Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a Board Resolution ) of the assets or Equity Interests issued or sold or otherwise disposed of and (2) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (x) cash or Cash Equivalents or (y) a controlling interest in another business or fixed or other long-term assets, in each case, in a Similar Business; provided that the amount of (a) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Guarantee thereof) that are assumed by the transferee of any such assets or Equity Interests such that the Company or such Restricted Subsidiary are released from further liability and (b) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 90 days or are guaranteed (by means of a letter of credit or otherwise) by an institution specified in the definition of "Cash Equivalents" (to the extent of the cash received or the obligations so guaranteed) shall be deemed to be cash or Cash Equivalents for purposes of this provision, subject to application as provided in the following paragraph.

      Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company, at its option, may (1) apply such Net Proceeds to permanently prepay, repay or reduce any Senior Debt of the Company (and to correspondingly reduce commitments with respect thereto in the case of revolving borrowings) or
(2) apply such Net Proceeds to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other long-term assets, in each case, in a Similar Business, or determine to retain such Net Proceeds to the extent such Net Proceeds constitute such a controlling interest or long-term asset in a Similar Business. Pending the final application of any such Net Proceeds, the Company may invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the Company will be required to make an offer to all Holders of Notes (and holders of other Indebtedness of the Company to the extent required by the terms of such other Indebtedness) (an "Asset Sale Offer") to purchase the maximum principal amount of Notes (and such other Indebtedness) that does not exceed the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate principal amount of Notes (and such other Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes (and such other Indebtedness) tendered exceeds the amount of Excess Proceeds, the Notes (and such other Indebtedness) to be purchased will be selected on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. The Asset Sale Offer must be commenced within 60 days following the date on which the aggregate amount of Excess Proceeds exceeds $10 million and remain open for at least 30 and not more than 40 days (unless otherwise required by applicable law). The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer.

      The Credit Agreement prohibits the Company from repurchasing any Notes without the prior written consent of lenders holding a majority of the commitments under the Credit Agreement. Any other credit agreements or other agreements governing indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event the Company is required to make an Asset Sale Offer at a time when the Company is prohibited from repurchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance or repay the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. In such case, the Company's failure to repurchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of the Notes.

      Any other credit agreements or other agreements governing indebtedness to which the Company becomes a party may require that the Company and its Subsidiaries apply all proceeds from certain asset sales to repay in full outstanding obligations thereunder prior to the application of such proceeds to repurchase outstanding Notes.

Certain Covenants

Restricted Payments

      The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, (1) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to any direct or indirect holders of the Company's Equity Interests in their capacity as such (other than dividends or distributions (a) payable in Equity Interests (other than Disqualified Stock) of the Company, (b) payable in Capital Stock or assets of an Unrestricted Subsidiary of the Company or (c) payable to the Company or any Restricted Subsidiary of the Company); (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company, or any Equity Interests of any of its Restricted Subsidiaries held by any Affiliate of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company, any Equity Interests then being issued by the Company or a Restricted Subsidiary of the Company or any Investment in a Person that, after giving effect to such Investment, is a Restricted Subsidiary of the Company); (3) make any payment on or with respect to, or purchase, redeem, repay, defease or otherwise acquire or retire for value, any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or any Guarantee thereof, except a regularly scheduled payment of interest or principal or sinking fund payment (other than the purchase or other acquisition of such subordinated Indebtedness made in anticipation of satisfying any sinking fund payment due within one year from the date of acquisition); or (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

                  (b) the Company would, at the time of such Restricted
            Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock"; and

                  (c) such Restricted Payment, together with the aggregate
            amount of all other Restricted Payments declared or made by the Company and its Restricted Subsidiaries after the Closing Date (without duplication and excluding Restricted Payments permitted by clauses (2) and (3) of the following paragraph), is less than the sum of

                  . 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

                  . 100% of the aggregate net cash proceeds and the fair market value of any assets or property (as determined in good faith by the Board of Directors of the Company) received by the Company from the issue or sale since the Closing

                     Date of Equity Interests of the Company (other than Disqualified Stock), or of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests or Disqualified Stock or convertible debt securities sold to a Subsidiary of the Company and other than Disqualified Stock or convertible debt securities that have been converted into Disqualified Stock); plus

                  . with respect to Restricted Investments made after the Closing Date, the net reduction of such Restricted Investments as a result of (x) any disposition of any such Restricted Investments sold or otherwise liquidated or repaid, to the extent of the net cash proceeds and the fair market value of any assets or property (as determined in good faith by the Board of Directors of the Company) received, (y) dividends, repayment of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary of the Company or (z) the portion (proportionate to the Company's interest in the equity of a Person) of the fair market value of the net assets of an Unrestricted Subsidiary or other Person immediately prior to the time such Unrestricted Subsidiary or other Person is designated or becomes a Restricted Subsidiary of the Company (but only to the extent not included in the first subclause of this clause
                     (c)); provided that the sum of items (x), (y) and (z) of this subclause shall not exceed, in the aggregate, the aggregate amount of such Restricted Investments made after the Closing Date.

      The foregoing provisions will not prohibit (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture, (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than any Disqualified Stock, except to the extent that such Disqualified Stock is issued in exchange for other Disqualified Stock or the net cash proceeds of such Disqualified Stock is used to redeem, repurchase, retire or otherwise acquire other Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from the second clause of clause (c) of the preceding paragraph; (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness in exchange for, or out of the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employees, officers or directors of the Company or any of its Restricted Subsidiaries or, upon the death, disability or termination of employment of such officers, directors and employees, their authorized representatives in an aggregate amount not to exceed in any twelve month period, $2.0 million plus the aggregate net cash proceeds from any issuance during such period of Equity Interests by the Company to such employees, officers, directors, or representatives plus the aggregate net cash proceeds from any payments on life insurance policies in which the Company or its Restricted Subsidiaries is the beneficiary with respect to such employees, officers or directors the proceeds of which are used to repurchase, redeem or acquire Equity Interests of the Company held by such employees, officers, directors or representative; (5) the repurchase of Equity Interests of the Company deemed to occur upon the exercise of stock options or similar arrangement if such Equity Interests represents a portion of the exercise price thereof; or (6) additional Restricted Payments in an amount not to exceed $15 million; provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (4) or (6) no Default or Event of Default shall have occurred and be continuing.

      In the case of any Restricted Payments made other than in cash, the amount thereof shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.

The fair market value of any such asset(s) or securities shall be determined in good faith by the Board of Directors of the Company. Where the amount of any Investment made other than in cash is otherwise required to be determined for purposes of the Indenture, then unless otherwise specified such amount shall be the fair market value thereof on the date of such Investment, and fair market value shall be determined in good faith by the Board of Directors of the Company.

Designation of Unrestricted Subsidiaries

      The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments (including without limitation any direct or indirect obligation to subscribe for additional Equity Interests or maintain or preserve such subsidiary's financial condition or to cause such person to achieve any specified level of operating results) by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Investments at the time of such designation and, except to the extent, if any, that such Investments are Permitted Investments at such time, will reduce the amount otherwise available for Restricted Payments. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation. Such designation will only be permitted if such Investment would be permitted at such time and if such Restricted Subsidiary otherwise meets (or would meet concurrently with the effectiveness of such designation) the definition of an Unrestricted Subsidiary.

      Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution giving effect to such designation. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock," and (2) no Default or Event of Default would be in existence following such designation.

Incurrence of Indebtedness and Issuance of Preferred Stock

      The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company's Restricted Subsidiaries will not issue any shares of Preferred Stock (other than to the Company or a Restricted Subsidiary of the Company); provided, however, that the Company and the Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) if the Consolidated Interest Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been equal to or greater than 2 to 1, determined on a pro forma basis, as if the additional Indebtedness had been incurred at the beginning of such four-quarter period and no Event of Default shall have occurred and be continuing after giving effect on a pro forma basis to such incurrence.

      The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (i) the incurrence by the Company and its Restricted
            Subsidiaries of Indebtedness under the Credit Agreement in an aggregate amount outstanding (with letters of credit being deemed for all purposes of the Indenture to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries in respect thereof) at any time not to exceed the greater of (x) $450 million and (y) 3.5 times Consolidated Resort

            EBITDA for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is being incurred less, in each case, the aggregate amount of such Indebtedness permanently repaid with the Net Proceeds of any Asset Sale;

                  (ii) the incurrence by the Company and its Restricted
            Subsidiaries of Indebtedness represented by the Notes (including the Exchange Notes), the Guarantees thereof and the Indenture in the principal amount of Notes originally issued on the Closing Date;

                  (iii) the incurrence by the Company and its Restricted
            Subsidiaries of the Existing Indebtedness;

                  (iv) the incurrence by the Company and its Restricted
            Subsidiaries of additional Indebtedness (other than Hedging Obligations) in an aggregate principal amount not to exceed $50 million at any time outstanding;

                  (v) the incurrence by the Company and its Restricted
            Subsidiaries of Indebtedness in connection with the acquisition of assets or a new Restricted Subsidiary (including Indebtedness that was incurred by the prior owner of such assets or by such Restricted Subsidiary prior to such acquisition by the Company and its Restricted Subsidiaries); provided that the aggregate principal amount of Indebtedness incurred pursuant to this clause
            (v) does not exceed $20 million at any time outstanding;

                  (vi) the incurrence by the Company and its Restricted
            Subsidiaries of Permitted Refinancing Indebtedness;

                  (vii) the incurrence by the Company or any of its Restricted
            Subsidiaries of intercompany Indebtedness between or among the Company and its Restricted Subsidiaries; provided, however, that any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, and any sale or other transfer of any such Indebtedness to a Person that is not the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be;

                  (viii) the incurrence by the Company or any of its
            Restricted Subsidiaries of Hedging Obligations incurred for the purpose of hedging against fluctuations in currency values or for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness of the Company or any of its Restricted Subsidiaries permitted by the Indenture; provided that the notional principal amount of any Hedging Obligations does not significantly exceed the principal amount of Indebtedness to which such agreement relates;

                  (ix) the Guarantee by the Company or any of its Restricted
            Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary of the Company permitted by the Indenture;

                  (x) the incurrence of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case incurred in connection with the acquisition or disposition of any business or assets or subsidiaries of the Company permitted by the Indenture; and

                  (xi) the Indebtedness incurred from time to time under a
            revolving credit facility of SSI Venture in an aggregate amount outstanding at any time not to exceed $10 million, so long as SSI Venture remains a Restricted Subsidiary of the Company.

      For purposes of determining the amount of any Indebtedness of any Person under this covenant, (a) the principal amount of any Indebtedness of such Person arising by reason of such Person having granted or assumed a Lien on its property to secure Indebtedness of another Person shall be the lower of the fair market value of such property and the principal amount of such Indebtedness outstanding (or committed to be advanced) at the time of determination; (b) the amount of any Indebtedness of such Person arising by reason of such Person having Guaranteed Indebtedness of another Person where the amount of such Guarantee is limited to an amount less than the principal amount of the Indebtedness so Guaranteed shall be such amount as so limited; and (c) Indebtedness shall not include a non-recourse pledge by the Company or any of its Restricted Subsidiaries of Investments in any Person that is not a Restricted Subsidiary of the Company to secure the Indebtedness of such Person.

      For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, either (a) shall classify (and may later reclassify) such item of Indebtedness in one of such categories in any manner that complies with this covenant or (b) shall divide and classify (and may later redivide and reclassify) such item of Indebtedness into more than one of such categories pursuant to such first paragraph.

Liens

      The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

Dividend and Other Payment Restrictions Affecting Subsidiaries

      The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) (a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries, (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries or (iv) guarantee the Notes or any renewals or refinancings thereof, in each case except for such encumbrances or restrictions (other than encumbrances and restrictions in respect of clause (iv) of this sentence) existing under or by reason of (a) Existing Indebtedness as in effect on the Closing Date, (b) the Credit Agreement as in effect as of the Closing Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the Credit Agreement as in effect on the Closing Date, (c) the Notes, any Guarantee thereof and the Indenture, (d) applicable law, (e) any instrument governing Indebtedness or Equity Interests of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Equity Interests were incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the Equity Interests, properties or assets of any Person, other than the Person, or the Equity Interests, property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the Indenture, (f) by reason of customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired or proceeds therefrom, (h) customary restrictions in asset or stock sale agreements limiting transfer of such assets or stock pending the closing of such sale, (i) customary non-assignment provisions in contracts entered into in the ordinary course of business, or (j) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced.

Merger, Consolidation or Sale of Assets

      The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, another Person unless (i) the Company is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after giving effect to such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Restricted Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made, (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company, immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock."

      Nothing contained in the foregoing paragraph shall prohibit (i) any Restricted Subsidiary from consolidating with, merging with or into, or transferring all or part of its properties and assets to the Company or (ii) the Company from merging with an Affiliate for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits; provided, however, that in connection with any such merger, consolidation or asset transfer no consideration, other than common stock (that is not Disqualified Stock) in the surviving Person or the Company shall be issued or distributed.

Transactions with Affiliates

      The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless
(i) such Affiliate Transaction is on terms that are no less favorable to Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $5.0 million, a Board Resolution authorizing and determining the fairness of such Affiliate Transaction approved by a majority of the independent members of the Board of Directors of the Company and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $15.0 million, an opinion as to the fairness to the Company or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

      The foregoing provisions will not prohibit (i) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees, agents or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management including, without limitation, any issuance of Equity Interests of the Company pursuant to stock option, stock ownership or similar plans; (ii) transactions between or among the Company and/or its Restricted Subsidiaries;
(iii) any agreement or arrangement as in effect on the Closing Date and publicly disclosed or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement or arrangement thereto so long as any such amendment or replacement agreement or arrangement is not more disadvantageous to the Company or its Restricted Subsidiaries, as the case may be, in any material respect than the original agreement as in effect on the Closing Date; (iv) loans or advances to employees and officers of the Company and its Restricted Subsidiaries not in excess of $5 million at any time outstanding; and (v) any Permitted Investment or any Restricted Payment that is permitted by the provisions of the Indenture described above under the caption "Restricted Payments".

Limitation on Layering Debt

      The Indenture provides that (A) the Company will not, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is by its terms subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes and (B) no Guarantor will, directly or indirectly, incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is by its terms subordinate or junior in right of payment to any Senior Debt of such Guarantor and senior in any respect in right of payment to the Subsidiary Guarantee of such Guarantor.

Additional Subsidiary Guarantees

      The Indenture provides that if any Restricted Subsidiary of the Company after the date of the Indenture shall become or be required to become a guarantor under the Credit Agreement, or shall become a guarantor of any other Indebtedness of the Company or any Restricted Subsidiary, then such Restricted Subsidiary shall become a Guarantor, in accordance with the terms or the Indenture; provided that if such Restricted Subsidiary is released and discharged from all obligations under such guarantees, it shall be released and discharged from its obligations under its Subsidiary Guarantee as described under "--Subsidiary Guarantees" above.

Payments for Consent

      The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

      The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and its Restricted Subsidiaries will agree that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Act.

Events of Default and Remedies

      The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due (whether payable at maturity, upon redemption or repurchase or otherwise) of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions described under the caption "Merger, Consolidation or Sale of Assets"; (iv) failure by the Company to comply with the provisions described under the captions "Change of Control" or "Asset Sale" (whether or not prohibited by the subordination provisions of the Indenture) (other than a failure to purchase Notes pursuant to an offer commenced under such provisions, which shall be subject to clause (ii) above) for 30 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes; (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes other than those referred to in clauses (i), (ii), (iii) or (iv) above; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Closing Date, which default
(a) is caused by a failure to pay principal after final maturity of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10 million or more without such Indebtedness being discharged or such acceleration having been cured, waived or rescinded within 30 days of acceleration; (vii) failure by the Company or any of its Significant Subsidiaries to pay final judgments aggregating in excess of $10 million and either (a) any creditor commences enforcement proceedings upon any such judgment or (b) such judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any Guarantee of the Notes by a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor which is a Significant Subsidiary or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Guarantee of the Notes; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

      If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes and all other Obligations thereunder to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest or Liquidated Damages, if any,) if it determines that withholding notice is in their interest.

      In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company or any Guarantor with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

      The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal, premium, if any, interest or Liquidated Damages, if any, on the Notes.

      The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders

      No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

      The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of and premium, if any, interest and Liquidated Damages, if any, on the Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

      In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, interest and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes, as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust fund will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge of the Indenture

      The obligations of the Company and the other Guarantors under the Indenture will terminate when (i) either (a) all outstanding Notes have been delivered to the Trustee for cancellation, or (b) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company and the Company has irrevocably deposited or caused to be deposited with the Trustee, in trust, funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any, on) and interest and Liquidated Damages, if any, to the date of maturity or date of redemption, (ii) the Company has paid or caused to be paid all sums payable by the Company under the Indenture, and (iii) the Company has delivered an Officers' Certificate and an Opinion of Counsel relating to compliance with the conditions set forth in the Indenture.

Transfer and Exchange

      A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

      The registered Holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

      Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, or the Notes thereof may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

      Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the price to be paid, or the timing of redemption or payment, upon redemption of the Notes or, after the Company has become obligated to make a Change of Control Offer or an Asset Sale Offer, amend, change or modify the obligation of the Company to make or consummate such Change of Control Offer or Asset Sale Offer; (iii) reduce the rate of or change the time for payment of interest or Liquidated Damages, if any, on any Note; (iv) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) except pursuant to the terms of the Indenture, release any Guarantor from its Guarantee of the Notes; (vii) make any change in the subordination provisions in the Indenture that adversely affects the rights of any Holder of any Notes in any material respect or any change to any other provision thereof that adversely affects the rights of any Holder of Notes under the subordination provisions of the Indenture in any material respect (it being understood that amendments to the provisions of the Indenture described above under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" which may have the effect of increasing the amount of Senior Debt that the Company and its Restricted Subsidiaries may incur shall not, for purposes of this clause (vii), be deemed to be a change that adversely affects in a material respect the rights of any Holder of Notes under the subordination provisions of the Indenture; or (viii) make any change in the foregoing amendment and waiver provisions.

      Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger, consolidation or sale of assets, to provide security for the Notes, to add a Guarantor, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder in any material respect, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

      The consent of the Holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Concerning the Trustee

      The Trustee has been appointed by the Company as Registrar and Paying Agent with respect to the Notes.

      The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days and apply to the Commission for permission to continue or resign.

      The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

Certain Definitions

      Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

      "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness or preferred stock of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness or preferred stock incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

      "Asset Sale" means (i) the sale, lease, conveyance or other disposition (collectively, "dispositions") of any assets or rights (including, without limitation, by way of a Sale and Leaseback Transaction), other than dispositions of inventory or sales or leases of real estate constituting Real Estate Held for Sale in the ordinary course of business, and (ii) the issuance of Equity Interests by any Restricted Subsidiary or the disposition by the Company or a Restricted Subsidiary of Equity Interests in any of the Company's Restricted Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary of the Company), in the case of either clause (i) or
(ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $3.0 million or (b) for net proceeds in excess of $3.0 million. Notwithstanding the foregoing, the following will be deemed not to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary; (iii) a Permitted Investment or Restricted Payment that is permitted by the covenant described above under the caption "Restricted Payments;" (iv) a disposition of Cash Equivalents solely for cash or other Cash Equivalents; (v) a disposition in the ordinary course of business of used, worn-out, obsolete, damaged or replaced equipment; (vi) the grant of licenses to third parties in respect of intellectual property in the ordinary course of business of the Company or any of its Restricted Subsidiaries, as applicable; (vii) any disposition of properties or assets that is governed by the provisions described under "Change of Control" or "Merger, Consolidation or Sale of Assets;" and (viii) the granting or incurrence of any Permitted Lien.

      "Board Resolution" means a duly adopted resolution of the Board of Directors of the Company in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Equivalents" means (a) marketable obligations issued or unconditionally guaranteed by the U.S. or issued by any of its agencies and backed by the full faith and credit of the U.S., in each case maturing within one year from the date of acquisition; (b) short-term investment grade domestic and eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks organized under the laws of the U.S. or any of its states having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on its most recently published statement of condition); (c) commercial paper and similar obligations rated "P-1" by Moody's Investors Service, Inc. ("Moody's") or "A-1" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"); (d) readily marketable tax-free municipal bonds of domestic issuer rated "A-2" or better by Moody's or "A" or better by S&P, and maturing within one year from the date of issuance; and (e) mutual funds or money market accounts investing primarily in items described in clauses (a) through (d) above.

      "Change of Control" means, with respect to the Company or any successor Person permitted under the covenant "Merger, Consolidation or Sale of Assets," the occurrence of any of the following: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Apollo and its Affiliates, acquires "beneficial ownership" (as determined in accordance with Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding shares of Voting Stock (as defined) except to the extent that, and so long as, Apollo and its affiliates hold the right, by voting power, contract or otherwise, to elect or designate, and do so elect or designate, a majority of the Company's Board of Directors; (b) the Company consolidates with or merges into any other corporation, or conveys, transfers or leases all or substantially all of its assets to any person, or any other corporation merges into the Company and, in the case of any such transaction, the outstanding common stock of the Company is changed or exchanged as a result, unless the shareholders of the Company immediately before such transaction own, directly or indirectly, at least 51% of the outstanding shares of Voting Stock of the corporation resulting from such transaction in substantially the same proportion as their ownership of the Voting Stock immediately before such transaction (except to the extent that, and so long as, Apollo and its affiliates hold the right, by voting power or otherwise, to elect or designate, and do so elect or designate, a majority of the Board of Directors of the corporation resulting from such transaction); or
(c) the first day on which more than a majority of the members of the Board of Directors of the Company are not Continuing Directors.

      "Closing Date" means the date of the closing of the sale of the Notes initially issued pursuant to the Indenture.

      "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, to the extent deducted in computing such Consolidated Net Income, (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale,
(ii) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, (iii) Consolidated Interest Expense, and (iv) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, minus
(v) non-cash items increasing such Consolidated Net Income, in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP.

      "Consolidated Interest Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Resort EBITDA of such Person for such period to the Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period. In the event that the Company or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems, repays or otherwise retires any Indebtedness (other than revolving credit borrowings) subsequent to the commencement of the period for which the Consolidated Interest Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Interest Coverage Ratio is made (the "Calculation Date"), then the Consolidated Interest

Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption, repayment or retirement of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) (a) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions and (b) other transactions consummated by the Company or any of its Restricted Subsidiaries with respect to which pro forma effect may be given pursuant to Article 11 of Regulation S-X under the Securities Act, in each case during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Resort EBITDA for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, (ii) the Consolidated Resort EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded and (iii) the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent (x) that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date, or (without duplication) (y) such Consolidated Interest Expense is less than the Consolidated Resort EBITDA attributable to such discontinued operations for the same period.

      "Consolidated Interest Expense" means with respect to any Person for any period the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), (ii) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period, (iii) any interest expense for such period on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon), in each case, on a consolidated basis and in accordance with GAAP, and (iv) any Preferred Stock dividends paid in cash by the Company or any of its Restricted Subsidiaries to a Person other than the Company or any of its Restricted Subsidiaries, determined, in each case, on a consolidated basis and in accordance with GAAP.

      "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the net income (but not loss) of any Person that is not a Restricted Subsidiary of such Person or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash by such Person during such period to the referent Person or a Restricted Subsidiary thereof, (ii) the net income (but not loss) of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

      "Consolidated Net Worth" means, with respect to any Person as of any date, the consolidated stockholders' equity of such Person and its consolidated Restricted Subsidiaries as of such date, less (without duplication) amounts attributable to Disqualified Stock of such Person, in each case determined in accordance with GAAP.

      "Consolidated Resort EBITDA" means, with respect to any Person for any period, the Consolidated EBITDA of such Person for such period minus consolidated real estate revenue of such Person and its Restricted Subsidiaries for such period plus consolidated real estate operating expenses of such Person and its Restricted Subsidiaries for such period minus any portion of such Consolidated EBITDA attributable to Unrestricted Subsidiaries of such Person for such period, in each case as reported on such Person's consolidated statement of operations and determined on a consolidated basis and in accordance with GAAP.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Closing Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      "Credit Agreement" means that certain amended and restated credit agreement, dated as of May 1, 1999, by and among the Company, the Lenders named therein, Nationsbank, N.A. as Agent, and NationsBanc Montgomery Securities LLC, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

      "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring on or prior to 91 days after the date on which the Notes mature shall not constitute Disqualified Stock if (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable in any respect to the holders of such Capital Stock than the terms applicable to the Notes and described under the captions "Repurchase at the Option of Holders--Asset Sales" and "Repurchase at the Option of Holders--Change of Control"; and (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Equity Offering" means (1) a public or private sale of Capital Stock of the Company and (ii) the sale of other securities convertible or exchangeable into Capital Stock (other than Disqualified Stock) of the Company; provided, an Equity Offering shall be deemed to occur with respect to all or a portion of such securities only upon the conversion or exchange of such securities into Capital Stock.

      "Existing Indebtedness" means Indebtedness of the Company and the Company's Subsidiaries (other than Indebtedness under the Credit Agreement and the Notes) in existence on the Closing Date, until such Indebtedness is repaid.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect in the United States from time to time.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "Guarantor" means (i) each of the Company's Restricted Subsidiaries that is a party to the Indenture on the date of execution and delivery of the Indenture and (ii) each other Person that becomes a guarantor of the obligations of the Company under the Notes and the Indenture from time to time in accordance with the provisions of the Indenture described under the caption "Certain Covenants--Additional Affiliate Guarantees", and their respective successors and assigns; provided, however, that "Guarantor" shall not include any Person that is released from its Guarantee of the obligations of the Company under the Notes and the Indenture as described under "Subsidiary Guarantees."

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange or interest rate swap, cap or collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

      "Indebtedness" means, with respect to any Person, without duplication,
(i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or bankers' acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property (which purchase price is due more than one year after taking title to such property) or services or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP; (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person the amount of such obligation, to the extent it is without recourse to such Person, being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured); (iii) to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person; provided, however, that (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and (2) Indebtedness shall not include any liability for federal, state, local or other taxes; and (iv) with respect to any Restricted Subsidiary of the Company, Preferred Stock of such Person (in an amount equal to the greater of (x) the sum of all obligations of such Person with respect to redemption, repayment or repurchase thereof and (y) the book value of such Preferred Stock as reflected on the most recent financial statements of such Person).

      "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP, excluding, however, trade accounts receivable and bank deposits made in the ordinary course of business consistent with past practice. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the penultimate paragraph of the covenant described above under the caption "Restricted Payments."

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional, sale or other title retention agreement, any lease in the nature thereof, and any option or other agreement to sell or give a Lien).

      "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of (a) the present value of the remaining principal, premium, if any, and interest (other than accrued interest otherwise payable upon redemption) payments that would be payable with respect to such Note if such Note were redeemed on May 15, 2004, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (b) the principal amount of such Note.

      "Make-Whole Average Life" means, with respect to any date of redemption of Notes, the number of years (calculated to the nearest one-twelfth) from such redemption date to May 15, 2004.

      "Make-Whole Price" means, with respect to any Note, the greater of (a) the sum of the principal amount of and Make-Whole Amount with respect to such Note, and (b) the redemption price of such Note on May 15, 2004.

      "Net Income" means, with respect to any Person, the net income (or loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain (or loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (or loss).

      "Net Proceeds" means the aggregate cash proceeds or Cash Equivalents proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but only as and when received, and any proceeds deemed to be cash or Cash Equivalents pursuant to clause (b) of the first paragraph under the caption "Asset Sales"), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, (ii) taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) all distributions and other payments required to be made to minority interest holders of a Restricted Subsidiary or joint venture as a result of such Asset Sale, and (v) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

      "Obligations" means any principal, interest (including post-petition interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Permitted Holder" means Apollo Advisors, L.P., a Delaware limited partnership, or any fund, investment vehicle or account managed, advised or controlled by Apollo Advisors, L.P., or any of its Affiliates.

      "Permitted Investments" means (i) any Investment in the Company or a Restricted Subsidiary of the Company; (ii) any Investment in Cash Equivalents;
(iii) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company and, to the extent required under the Indenture, a Guarantor or (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (iv) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "Repurchase at the Option of Holders--Asset Sales"; (v) any acquisition of assets received solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (vi) any Investment in a Similar Business (including any Investment made in any Unrestricted Subsidiaries in a Similar Business) if, after giving effect to such Investment, the aggregate amount of all Investments made pursuant to this clause (vi) then constituting Unrestricted Investments Outstanding does not exceed the greater of (x) $75 million and (y) 7.5% of Total Consolidated Assets of the Company at the time of such Investment; (vii) contributions of Real Estate Held for Sale to Real Estate Joint Ventures; provided, in the case of any Investment made pursuant to this clause (vii) or the preceding clause (vi), that after giving effect to such Investment (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, and (b) the Company would, at the time of such Investment and after giving pro forma effect thereto as if such Investment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Interest Coverage Ratio test set forth in the first paragraph of the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock;" and (viii) Investments received in connection with the settlement of any ordinary course obligations owed to the Company or any of its Restricted Subsidiaries.

      "Permitted Liens" means (i) Liens in favor of the Company or any of its Restricted Subsidiaries; (ii) Liens securing Senior Debt of the Company or any Restricted Subsidiary of the Company; (iii) Liens on property or Equity Interests of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets or Equity Interests other than those of the Person merged into or consolidated with the Company;
(iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits, statutory obligations, bid, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (other than contracts in respect of borrowed money and other Indebtedness); (vi) Liens existing on the Closing Date; (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefore;
(viii) Liens securing the Notes or any Guarantee thereof; (ix) Liens securing Permitted Refinancing Indebtedness to the extent that the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was permitted to be secured by a Lien; provided that such Liens do not extend to any assets other than those that secured the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xi) Liens securing Capital Lease Obligations; provided that such Liens do not extend to any property or assets which are not leased property subject to such Capitalized Lease Obligation; (xii) judgment liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, degree or order shall not have been finally terminated or the period within such proceedings may be initiated shall not have expired; (xiii) Liens securing obligations of the Company under Hedging Obligations; (xiv) purchase money Liens securing Purchase Money Obligations; provided that the related Indebtedness shall not be secured by any property or assets of the Company or any Restricted Subsidiary other than the property or assets so acquired pursuant to such Purchase Money Obligation; (xv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; (xvi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off; (xvii) Liens arising from filing Uniform Commercial Code financing statements regarding leases; provided that such Liens do not extend to any property or assets which are not leased property subject to such leases or subleases; and (xviii) Liens created for the benefit of all of the Notes and/or any Guarantees thereof.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (other than Hedging Obligations and other than Indebtedness permitted to be incurred pursuant to clause (i), clause (iv) or clause (vii) of the second paragraph under "--Incurrence of Indebtedness and Issuance of Preferred Stock") of the Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus premium and accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or any Guarantee thereof, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or such Guarantee on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary that is an obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Person" means an individual, limited or general partnership, corporation, limited liability company, association, unincorporated organization, trust, joint stock company, joint venture or other entity, or a government or any agency or political subdivisions thereof.

      "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

      "Purchase Money Obligations" of any Person means any obligations of such Person or any of its Subsidiaries to any seller or any other person incurred or assumed in connection with the purchase of real or personal property to be used in the business of such person or any of its subsidiaries within 180 days of such purchase.

      "Real Estate Held for Sale" means, with respect to any Person, the real estate of such Person and its Restricted Subsidiaries classified for financial reporting purposes as Real Estate Held for Sale on the Closing Date or thereafter acquired as Real Estate Held for Sale.

      "Real Estate Joint Venture" means any Person engaged exclusively in the acquisition, development and operation or resale of any real estate asset or group of related real estate assets (and directly related activities).

      "Restricted Investment" means an Investment other than a Permitted Investment.

      "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "Sale and Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

      "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

      "Similar Business" means any business conducted by the Company or any of its Subsidiaries as of the Closing Date or any other recreation, leisure and/or hospitality business including without limitation ski mountain resort operations, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or is reasonably ancillary thereto.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of at least a majority of the directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      "Total Consolidated Assets" means, with respect to any Person as of any date, the book value of the assets of such Person and its Restricted Subsidiaries as shown on the most recent consolidated balance sheet of such Person.

      "Treasury Rate" means, at any time of computation, the yield to maturity at such time (as compiled by and published in the most recent statistical release (or any successor release) of the Federal Reserve Bank of New York, which has become publicly available at least two business days prior to the date of the redemption notice or, if such statistical release (or successor release) is no longer published, any generally recognized publicly available source of similar market data) of United States Treasury securities with a constant maturity most nearly equal to the Make-Whole Average Life; provided, however, that if the Make-Whole Average Life is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Make-Whole Average Life is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

      "Unrestricted Investments Outstanding" means, at any time of determination, in respect of all Permitted Investments made pursuant to clause
(vi) of the definition of the term Permitted Investments, the excess, if any, of (i) the sum of all Permitted Investments theretofore made by the Company or any Restricted Subsidiary on or after the date of the Indenture pursuant to clause (vi) of the definition of Permitted Investments over (ii) the amount of all cash, and the fair market value of any assets or property, distributed as dividends and distributions to the Company or a Restricted Subsidiary of the Company (to the extent that the Company does not elect to include the amount of such dividends and distributions in the computation of Consolidated Net Income pursuant to the parenthetical of clause (i) of the definition thereof at the time of determination), and all repayments of the principal amount of loans or advances, the net cash proceeds, and the fair market value of assets or property, received from sales or transfers, in respect of such Investments to the Company or any of its Restricted Subsidiaries and any other reduction made in cash of such Investments in such Person.

      "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding comply with the covenant set forth under "Transactions with Affiliates."

      "Voting Stock" of any Person as of any date means classes of the Capital Stock of such Person that is at the time entitled to vote in the election of at least a majority of the directors, managers, trustees or other governing body of such Person.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

                              PLAN OF DISTRIBUTION

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding Notes where such outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of 30 days after effectiveness of the exchange offer registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. By acceptance of the exchange offer, each broker-dealer that receives exchange notes pursuant to the exchange offer hereby agrees to notify us prior to using this prospectus in connection with the sale or transfer of exchange notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such broker-dealer.

      For a period of 30 days after effectiveness of the exchange offer registration statement, we will promptly send additional copies of this prospectus and any amendment or supplement thereto to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of any one special counsel for the holders of the Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Notes participating in the exchange offer (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

General

      The following is a discussion of certain U.S. federal income tax and estate tax consequences of (i) the exchange of outstanding Notes for exchange notes and (ii) the ownership and disposition of the exchange notes. For purposes of this discussion, a "U.S. Holder" is a Holder that is an individual who is a citizen or resident of the United States, a corporation or a partnership that is organized in or under the laws of the United States or any state thereof, an estate the income of which is includible in gross income for U.S. tax purposes regardless of its source or, a trust the administration of which is subject to the primary supervision of a United States court and as to which one or more United States persons have the authority to control all substantial decisions of the trust. A "Non-U.S. Holder" is a Holder that is not a U.S. Holder. This summary applies only to Notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). It does not discuss all of the tax consequences that may be relevant to a Holder in light of its particular circumstances or to Holders subject to special rules, such as tax-exempt organizations, dealers in securities or foreign currencies, financial institutions, life insurance companies, or regulated investment companies, or to Holders whose functional currency is not the United States dollar or who hold the Notes as part of a synthetic security, conversion transaction, or certain "straddle" or hedging transactions. It also does not deal with holders other than Holders participating in the exchange offer (except where otherwise specifically noted). Persons considering participation in the exchange offer should consult their own tax advisors concerning the application of United States federal income tax laws to their particular situations as well as any consequences of the exchange of outstanding Notes for exchange notes, and the ownership and disposition of the exchange notes arising under the laws of any other taxing jurisdiction.

      The U.S. federal income tax and estate tax considerations set forth below are based upon the Code and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, possibly with retroactive effect, so as to result in U.S. federal income tax consequences different from those presented below.

Federal Income Tax Consequences of Tendering Outstanding Notes for Exchange
Notes

      Exchange Offer. The exchange of outstanding Notes for exchange notes pursuant to the exchange offer should not be treated as an exchange or other taxable event for United States federal income tax purposes because under Treasury regulations, the exchange notes should not be considered to differ materially in kind or extent from the outstanding Notes. Rather, the exchange notes received by a holder should be treated as a continuation of the outstanding Notes in the hands of such holder. As a result, there should be no United States federal income tax consequences to holders who exchange outstanding Notes for exchange notes pursuant to the exchange offer and any such holder should have the same tax basis and holding period in the exchange notes as it had in the outstanding Notes immediately before the exchange.

Federal Income Tax Consequences of Owning Exchange Notes

U.S. Holders

      Interest. Interest on an exchange note will be taxable to a U.S. Holder as ordinary interest income in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes.

      Sale, Exchange or Redemption of an Exchange Note. A U.S. Holder will recognize gain or loss, if any, on the sale, redemption or other taxable disposition of an exchange note in an amount equal to the difference, if any, between the U.S. Holder's adjusted tax basis in the exchange note and the amount received therefor (other than amounts attributable to accrued and unpaid interest on the exchange notes, which will be treated as interest for U.S. federal income tax purposes). Subject to the market discount rules noted under "--U.S. Holders--Market Discount and Bond Premium" below, gain or loss, if any, recognized on the sale, redemption or other taxable disposition of a Note generally should be long-term capital gain or loss if the exchange was held as a capital asset and was held for more than one year as of the date of disposition.

      Market Discount and Bond Premium. If a U.S. Holder acquires an exchange note subsequent to its original issuance and the exchange note's principal amount exceeds the U.S. Holder's initial tax basis in the exchange note by more than a de minimis amount, the U.S. Holder will be treated as having acquired the exchange note at a "market discount" equal to such excess. In addition, if a U.S. Holder's initial tax basis in an exchange note exceeds the principal amount of the exchange note, the U.S. Holder will generally be treated as having acquired the exchange note with "bond premium" in an amount equal to such excess. U.S. Holders should consult their tax advisers regarding the existence, if any, and the tax consequences of market discount and bond premium.

      Backup Withholding and Information Reporting. A U.S. Holder of an exchange note may be subject to information reporting and possible backup withholding. If applicable, backup withholding would apply at a rate of 31% with respect to interest on, or the proceeds of a sale, exchange, redemption, retirement, or other disposition of, such exchange note, unless such U.S. Holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable backup withholding rules.

Non-U.S. Holders

      The Exchange Notes. The payment of interest on an exchange note will generally not be subject to U.S. federal income tax (or to withholding of tax), if (1) the interest is not effectively connected with the conduct of a trade or business within the United States or, if a tax treaty applies, the interest is not attributable to a permanent establishment in the United States, (2) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, (3) the Non-U.S. Holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership and (4) either (i) the beneficial owner of the exchange note certifies to us or our agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address on U.S. Treasury Form W-8 (or on a suitable substitute form) or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the exchange note certifies under penalties of perjury that such a Form W-8 (or suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payer with a copy thereof.

      Recently adopted Treasury Regulations (the "Final Withholding Regulations") will change the methods for satisfying the certification requirement described in clause (4) above. The Final Withholding Regulations also will require, in the case of Notes held by a foreign partnership that (i) this certification generally be provided by the partners rather than by the foreign partnership and (ii) the partnership provide certain information, including a United States employer identification number. A look-through rule would apply in the case of tiered partnerships. The Final Withholding Regulations will become effective for payments made after December 31, 1999.

      A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized in connection with the sale, exchange, retirement, or other disposition of a Note, unless (i) the gain is effectively connected with a trade for business of the Non-U.S. Holder in the United States (or, if a tax treaty applies, the gain is attributable to a permanent establishment in the United States); (ii) in the case of a Non-U.S. Holder who is an individual and holds the Note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the disposition and either (a) has a "tax home" for United States federal income tax purposes in the United States or (b) has an office or other fixed place of business in the United States to which the gain is attributable; or (iii) the Non-U.S. Holder is subject to tax pursuant to the provisions of United States federal income tax laws applicable to certain United States expatriates.

      An exchange note held directly by an individual who, at the time of death, is not a citizen or resident of the United States should not be includible in such individual's gross estate for U.S. estate tax purposes as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and, at the time of the individual's death, if payments with respect to such Note would not have been effectively connected with the conduct by such individual of a trade or business in the United States. Even if the exchange note was includible in the gross estate under the foregoing rules, the Note may be excluded under the provisions of an applicable estate tax treaty.

      Backup Withholding and Information Reporting. Interest payments on the exchange notes made by us or any paying agent of ours to certain noncorporate Non-U.S. Holders generally will not be subject to information reporting or "backup withholding" if the certification described under "--Non-U.S. Holders-- The exchange note" above is received, provided in each case that the payer does not have actual knowledge that the Holder is a U.S. Holder.

      Payment of proceeds from a sale of an exchange note to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the Non-U.S. Holder certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding. Payment outside the United States of the proceeds of the sale of an exchange note to or through a foreign office of a "broker" (as defined in applicable U.S. Treasury Regulations) should not be subject to information reporting or backup withholding, except that if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes or a foreign person 50% or more of whose gross income is from a U.S. trade or business, information reporting should apply to such payment unless the broker has documentary evidence in its records that the beneficial owner is not a U.S. Holder and certain other conditions are met or the beneficial owner otherwise establishes an exemption.

      THE U.S. FEDERAL INCOME TAX AND ESTATE TAX DISCUSSION SET FORTH ABOVE IS INTENDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO A PARTICULAR HOLDER'S SITUATION. PERSONS CONSIDERING PARTICIPATING IN THE EXCHANGE OFFER SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES OF EXCHANGING THE OUTSTANDING NOTES AND, OWNING AND DISPOSING OF THE EXCHANGE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL OR FOREIGN LAWS AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES (POSSIBLY INCLUDING RETROACTIVE CHANGES) IN U.S. FEDERAL AND OTHER TAX LAWS.

                                 LEGAL MATTERS

      Certain legal matters with respect to the Notes and the Guarantees will be passed upon for us by Cahill Gordon & Reindel (a partnership including a professional corporation), New York, New York and by Martha D. Rehm, Esq., General Counsel to the Company.

                                    EXPERTS

      The consolidated financial statements of Vail Resorts, Inc. and subsidiaries as of July 31, 1998 and September 30, 1997 and for the ten-month period ended July 31, 1998 and for the years ended September 30, 1997 and 1996, included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                               VAIL RESORTS, INC.

Audited Consolidated Financial Statements

Report of Independent Public Accountants.................................   F-2

Consolidated Balance Sheets as of July 31, 1998 and September 30, 1997...   F-3
Consolidated Statements of Operations for the ten months ended July 31,
 1998 and the years ended September 30, 1997 and 1996....................   F-4
Consolidated Statements of Stockholders' Equity for the ten months ended
 July 31, 1998 and the years ended September 30, 1997 and 1996...........   F-5
Consolidated Statements of Cash Flows Operations for the ten months ended
 July 31, 1998 and the years ended September 30, 1997 and 1996...........   F-6
Notes to Consolidated Financial Statements...............................   F-7
Unaudited Consolidated Condensed Interim Financial Statements

Consolidated Condensed Balance Sheets as of April 30, 1999 and July 31,
 1998....................................................................  F-24
Consolidated Condensed Statements of Operations for the Three Months
 Ended
 April 30, 1999 and 1998.................................................  F-25
Consolidated Condensed Statements of Operations for the Nine Months Ended
 April 30, 1999 and 1998.................................................  F-26
Consolidated Condensed Statements of Cash Flows for the Nine Months Ended
 April 30, 1999 and 1998.................................................  F-27
Notes to Consolidated Condensed Financial Statements.....................  F-28

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Vail Resorts, Inc.:

   We have audited the accompanying consolidated balance sheets of VAIL RESORTS, INC., formerly known as Gillett Holdings, Inc. (a Delaware corporation), and subsidiaries as of July 31, 1998 and September 30, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the ten-month period ended July 31, 1998 and for the years ended September 30, 1997 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vail Resorts, Inc. and subsidiaries as of July 31, 1998 and September 30, 1997 and the results of their operations and their cash flows for the ten-month period ended July 31, 1998 and for the years ended September 30, 1997 and 1996.

                                          Arthur Andersen LLP

Denver, Colorado
October 15, 1998

                               VAIL RESORTS, INC.

                          CONSOLIDATED BALANCE SHEETS
               (In thousands, except share and per share amounts)

                                                         July 31, September 30,
                                                           1998       1997
                                                         -------- -------------
Assets
Current assets:
  Cash and cash equivalents............................. $ 13,366   $  8,142
  Restricted cash.......................................    6,146      6,561
  Trade Receivables, net of allowances of $1,220 and
   $742, respectively...................................   22,224     17,638
  Notes receivable......................................    4,263      4,469
  Inventories...........................................    8,893     10,789
  Deferred income taxes (Note 9)........................   12,126     24,500
  Other current assets..................................    4,708      4,253
                                                         --------   --------
    Total current assets................................   71,726     76,352
Property, plant and equipment, net (Note 7).............  501,371    411,117
Real estate held for sale...............................  138,916    154,925
Deferred charges and other assets.......................   12,605     12,217
Notes receivable, noncurrent portion....................    1,372      1,073
Intangible assets, net (Note 7).........................  186,132    200,265
                                                         --------   --------
    Total assets........................................ $912,122   $855,949
                                                         ========   ========
Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable and accrued expenses (Note 7)........ $ 55,012   $ 70,171
  Income taxes payable..................................    2,239        325
  Rights payable to stockholders........................      --       5,707
  Long-term debt due within one year (Note 6)...........    1,734      1,715
                                                         --------   --------
    Total current liabilities...........................   58,985     77,918
Long-term debt (Note 6).................................  282,280    263,347
Other long-term liabilities.............................   28,886     23,281
Deferred income taxes (Note 9)..........................   79,347     85,737
Commitments and contingencies (Note 11)
Stockholders' equity (Notes 1 and 14):
  Preferred stock, $.01 par value, 25,000,000 shares
   authorized, no shares issued and outstanding.........      --         --
  Common stock--
    Class A common stock, $.01 par value, 20,000,000
     shares authorized, 7,639,834 and 11,639,834 shares
     issued and outstanding as of July 31, 1998 and
     September 30, 1997, respectively...................       76        116
    Common Stock, $.01 par value, 80,000,000 shares
     authorized, 26,817,346 and 21,765,815 shares issued
     and outstanding as of July 31, 1998 and September
     30, 1997, respectively.............................      269        218
  Additional paid-in capital............................  401,563    385,634
  Retained earnings.....................................   60,716     19,698
                                                         --------   --------
      Total stockholders' equity........................  462,624    405,666
                                                         --------   --------
      Total liabilities and stockholders' equity........ $912,122   $855,949
                                                         ========   ========

          See accompanying notes to consolidated financial statements.

                               VAIL RESORTS, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except share and per share amounts)

                                           Ten
                                       Months Ended  Year Ended    Year Ended
                                         July 31,   September 30, September 30,
                                           1998         1997          1996
                                       ------------ ------------- -------------
Net revenues:
  Resort.............................    $336,547     $259,038      $140,288
  Real estate........................      73,722       71,485        48,655
                                         --------     --------      --------
    Total net revenues...............     410,269      330,523       188,943
Operating expenses:
  Resort.............................     217,764      172,715        89,890
  Real estate........................      62,619       66,307        40,801
  Corporate expense..................       4,437        4,663        12,698
  Depreciation and amortization......      36,838       34,044        18,148
                                         --------     --------      --------
    Total operating expenses.........     321,658      277,729       161,537
                                         --------     --------      --------
Income from operations...............      88,611       52,794        27,406
Other income (expense):
  Investment income..................       1,784        1,762           586
  Interest expense...................     (17,789)     (20,308)      (14,904)
  Loss on disposal of fixed assets...      (1,706)        (182)       (2,630)
  Other expense......................        (736)        (383)       (1,500)
                                         --------     --------      --------
Income before income taxes...........      70,164       33,683         8,958
Provision for income taxes (Note 9)..     (29,146)     (13,985)       (4,223)
                                         --------     --------      --------
Net income...........................    $ 41,018     $ 19,698      $  4,735
                                         ========     ========      ========
Net income per common share (Notes 2
 and 4):
  Basic..............................    $   1.20     $   0.66      $   0.23
                                         ========     ========      ========
  Diluted............................    $   1.18     $   0.64      $   0.22
                                         ========     ========      ========


          See accompanying notes to consolidated financial statements.

                               VAIL RESORTS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                      (In thousands, except share amounts)

                                       Common Stock                Additional Retained      Total
                          ----------------------------------------  Paid-in   Earnings  Stockholders'
                           Class A      Common     Total    Amount  Capital   (Deficit)    Equity
                          ----------  ---------- ---------- ------ ---------- --------- -------------
Balance, September 30,
 1995...................  12,817,692   6,943,984 19,761,676  $198   $135,561   $31,935    $ 167,694
Net income for the year
 ended September 30,
 1996...................         --          --         --    --         --      4,735        4,735
Shares issued pursuant
 to stock grants
 (Note 13)..............         --      238,324    238,324     2      1,989       --         1,991
Rights payable to
 stockholders...........         --          --         --    --     (13,843)  (36,670)     (50,513)
Shares of Class A Common
 Stock converted to
 Common Stock (Note
 14)....................    (391,472)    391,472        --    --         --        --           --
                          ----------  ---------- ----------  ----   --------   -------    ---------
Balance, September 30,
 1996...................  12,426,220   7,573,780 20,000,000   200    123,707       --       123,907
Net income for the year
 ended September 30,
 1997...................         --          --         --    --         --     19,698       19,698
Issuance of shares
 pursuant to options
 exercised (Note 13)....         --      744,482    744,482     7     10,212       --        10,219
Issuance of shares in
 acquisition of resort,
 net (Note 5)...........         --    7,554,406  7,554,406    76    151,012       --       151,088
Issuance of shares in
 initial public
 offering, net..........         --    5,000,000  5,000,000    50     98,100       --        98,150
Issuance of shares in
 acquisitions of retail
 space, net.............         --      106,761    106,761     1      2,348       --         2,349
Compensation expense
 related to employee
 stock options..........         --          --         --    --         255       --           255
Shares of Class A Common
 Stock Converted to
 Common Stock (Note
 14)....................    (786,386)    786,386        --    --         --        --           --
                          ----------  ---------- ----------  ----   --------   -------    ---------
Balance, September 30,
 1997...................  11,639,834  21,765,815 33,405,649   334    385,634    19,698      405,666
Net income for the ten-
 month period ended July
 31, 1998...............         --          --         --    --         --     41,018       41,018
Issuance of shares
 pursuant to options
 exercised (Note 13)....         --    1,043,271  1,043,271    11      7,990       --         8,001
Tax effect of stock
 option excercises......         --          --         --    --       7,669       --         7,669
Restricted stock issue
 (Note 13)..............         --        8,260      8,260   --         270       --           270
Shares of Class A Common
 Stock Converted to
 Common Stock (Note
 14)....................  (4,000,000)  4,000,000        --    --         --        --           --
                          ----------  ---------- ----------  ----   --------   -------    ---------
Balance, July 31, 1998..   7,639,834  26,817,346 34,457,180  $345   $401,563   $60,716    $ 462,624
                          ==========  ========== ==========  ====   ========   =======    =========

          See accompanying notes to consolidated financial statements.

                               VAIL RESORTS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                           Ten          Year          Year
                                       Months Ended     Ended         Ended
                                         July 31,   September 30, September 30,
                                           1998         1997          1996
                                       ------------ ------------- -------------
Cash flows from operating activities:
 Net income..........................   $  41,018     $  19,698     $   4,735
Adjustments to reconcile net income
 to net cash provided by operating
 activities:
 Depreciation and amortization.......      36,838        34,044        18,148
 Deferred compensation payments in
  excess of expense..................         --           (331)         (814)
 Noncash cost of real estate sales...      49,112        52,647        32,394
 Noncash compensation related to
  stock grants (Note 13).............         285           306            25
 Noncash compensation related to
  stock options......................          --           255         1,915
 Noncash equity income...............      (2,973)         (701)          --
 Deferred financing costs
  amortized..........................         448           389           247
 Loss on disposal of fixed assets....       1,706           182         2,630
 Deferred income taxes, net (Note
  9).................................      29,146         7,413         2,500
Changes in assets and liabilities:
 Restricted cash.....................        (415)          529          (575)
 Accounts receivable, net............      (4,358)        2,089           475
 Notes receivable, net...............         (93)       (4,469)          --
 Inventories.........................       2,497          (835)         (418)
 Accounts payable and accrued
  expenses...........................     (16,226)      (10,712)        9,551)
 Other assets and liabilities........      (2,642)        2,867        (4,947)
                                        ---------     ---------     ---------
   Net cash provided by operating
    activities.......................     134,343       103,371        65,866
Cash flows from investing activities:
 Cash paid in resort acquisition,
  net of cash acquired...............         --       (146,386)          --
 Cash paid in hotel acquisitions,
  net of cash acquired...............     (54,250)          --            --
 Resort capital expenditures.........     (80,454)      (51,020)      (13,912)
 Investments in real estate..........     (15,661)      (56,947)      (40,604)
 Investments in joint venture........         --          2,511          (200)
                                        ---------     ---------     ---------
   Net cash used in investing
    activities.......................    (150,365)     (251,842)      (54,716)
Cash flows from financing activities:
 Proceeds from initial public
  offering...........................         --         98,150           --
 Proceeds from the exercise of stock
  options............................       8,001           --            --
 Payments under Rights...............      (5,707)      (42,175)          --
 Refund of bond reserve fund.........       3,297           --            --
 Proceeds from borrowings under
  long-term debt.....................     334,000       235,000        84,000
 Payments on long-term debt..........    (318,345)     (139,984)     (130,547)
                                        ---------     ---------     ---------
   Net cash provided by (used in)
    financing activities.............      21,246       150,991       (46,547)
                                        ---------     ---------     ---------
Net increase (decrease) in cash and
 cash equivalents....................       5,224         2,520       (35,397)
Cash and cash equivalents:
 Beginning of period.................       8,142         5,622        41,019
                                        ---------     ---------     ---------
 End of period.......................   $  13,366     $   8,142     $   5,622
                                        =========     =========     =========
Cash paid for interest...............   $  16,336     $  20,166     $  21,880
                                        =========     =========     =========
Taxes paid, net of refunds...........   $     --      $   1,925     $     400
                                        =========     =========     =========
Supplemental disclosure of non-cash
 transactions:
Issuance of common stock in resort
 acquisition (Note 5)................                 $ 151,088
                                                      =========
Assumption of liabilities in resort
 acquisition (Note 5)................                 $  91,480
                                                      =========
Option exercise (Note 13)............                 $   2,740
                                                      =========
Issuance of common stock in purchase
 of retail space.....................                 $   2,349
                                                      =========

          See accompanying notes to consolidated financial statements.

                               VAIL RESORTS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

   Vail Resorts, Inc. ("Vail Resorts") is organized as a holding company and operates through various subsidiaries. Vail Resorts and its subsidiaries (collectively, the "Company") currently operate in two business segments, mountain resorts and real estate development. Vail Associates, Inc., an indirect wholly-owned subsidiary of Vail Resorts, and its subsidiaries, (collectively, "Vail Associates") operate four of the world's largest skiing facilities on Vail, Breckenridge, Keystone and Beaver Creek mountains in Colorado. The Breckenridge and Keystone mountain resorts (collectively, the "Acquired Resorts"), together with the Arapahoe Basin mountain resort and significant related real estate interests and developable land, were acquired by the Company on January 3, 1997 (the "Acquisition"). The Company divested the Arapahoe Basin mountain resort on September 5, 1997. Vail Resorts Development Company ("VRDC"), a wholly-owned subsidiary of Vail Associates, Inc., conducts the Company's real estate development activities. The Company's mountain resort business, which is primarily composed of ski operations and related amenities, is seasonal in nature with a typical ski season beginning in mid-October and continuing through mid-May.

   On September 1, 1997, the Company announced the change of its fiscal year end from September 30 to July 31. Accordingly, the Company's fiscal year 1998 ended on July 31, 1998 and consisted of ten months. For fiscal 1998, the Company filed a transitional interim report for the four months ended January 31, 1998, a quarterly report for the three months ended April 30, 1998 and will file this annual report for the ten-months ended July 31, 1998. This annual report for the ten-months ended July 31, 1998 includes statements of financial position as of July 31, 1998, and September 30, 1997, results of operations and statements of cash flows for the ten-months ended July 31, 1998 and twelve-months ended September 30, 1997 and 1996.

2. Summary of Significant Accounting Policies

   Principles of Consolidation--The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Investments in joint ventures are accounted for under the equity method. All significant intercompany transactions have been eliminated.

   Cash and Cash Equivalents--The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying amounts reported in the balance sheet for cash equivalents are at fair value.

   Restricted Cash--Restricted cash represents amounts held as reserves for self-insured worker's compensation claims, and owner and guest advance deposits held in escrow for lodging reservations.

   Inventories--The Company's inventories consist primarily of purchased retail goods, food, and spare parts. Inventories are stated at the lower of cost, determined using the first-in, first-out (FIFO) method, or market.

   Property, Plant and Equipment--Property, plant and equipment is carried at cost net of accumulated depreciation. Depreciation is calculated generally on the straight-line method based on the following useful lives:

                                                                       Estimated
                                                                         Life
                                                                       ---------
Land improvements.....................................................    40
Buildings and terminals...............................................    40
Ski lifts.............................................................    15
Machinery, equipment, furniture and fixtures..........................   3-12
Automobiles and trucks................................................    3-5

   Ski trails are depreciated over the life of their respective United States Forest Service permits.

                               VAIL RESORTS, INC.

   Real Estate Held for Sale--The Company capitalizes as land held for sale the original acquisition cost (or appraised value as of the effective date, as defined below), direct construction and development costs, property taxes, interest incurred on costs related to land under development, and other related costs (engineering, surveying, landscaping, etc.) until the property reaches its intended use. The cost of sales for individual parcels of real estate or condominium units within a project is determined using the relative sales value method. Selling expenses are charged against income in the period incurred. Interest capitalized on real estate development projects during fiscal years 1997 and 1996 totaled $0.5 million and $2.2 million, respectively. There was no interest capitalized on real estate development projects during fiscal 1998.

   The Company is a partner in the Keystone/Intrawest LLC ("Keystone JV"), which is a joint venture with Intrawest Resorts, Inc. formed to develop land at the base of Keystone Mountain. The Company contributed 500 acres of development land as well as certain other funds to the joint venture. The Company's investment in the Keystone JV including the Company's equity earnings from the inception of the Keystone JV, are reported as real estate held for sale in the accompanying balance sheet as of July 31, 1998. The Company recorded $2.9 million and $0.7 million in equity income for the ten-month period ended July 31, 1998 and fiscal year ended September 30, 1997, respectively.

   Deferred Financing Costs--Costs incurred with the issuance of debt securities are included in deferred charges and other assets, net of accumulated amortization. Amortization is charged to interest expense over the respective original lives of the applicable debt issues.

   Interest Rate Agreements--Interest rate exchange agreements, defined as swaps, are effective at creating synthetic instruments and thereby modifying the Company's interest rate exposures. The Company enters into interest rate swaps to minimize the impact of interest rate movements on the expense associated with its floating rate debt. Net interest is accrued as either interest receivable or payable with the offset recorded in interest expense. Any premium paid is amortized over the life of the agreement.

   Intangible Assets--"Reorganization Value in Excess of Amounts Allocable to Identifiable Assets" ("Excess Reorganization Value") represents the excess of the Company's reorganization value over the amounts allocated to the net tangible and other intangible assets of the Company upon emergence from bankruptcy on October 8, 1992 (the "Effective Date"). The Company has classified as goodwill the cost in excess of fair value of the net assets of companies acquired in purchase transactions. Intangible assets are recorded net of accumulated amortization in the accompanying consolidated balance sheet and amortized using the straight-line method over their estimated useful lives as follows:

      Excess reorganization value....................................   20 years
      Goodwill.......................................................   40 years
      Trademarks.....................................................   40 years
      Other intangibles.............................................. 3-15 years

   Long-lived Assets--The Company evaluates potential impairment of long-lived assets and long-lived assets to be disposed of in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121"). SFAS No. 121 establishes procedures for the review of recoverability, and measurement of impairment, if necessary, of long-lived assets, goodwill and certain identifiable intangibles held and used by an entity. SFAS No. 121 requires that those assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. SFAS No. 121 also requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less estimated selling costs. As of July 31, 1998, management believes that there has not been any impairment of the Company's long-lived assets, goodwill or other identifiable intangibles.

                               VAIL RESORTS, INC.

   Revenue Recognition--Resort Revenues are derived from a wide variety of sources, including sales of lift tickets, ski school tuition, dining, retail stores, equipment rental, hotel operations, property management services, travel reservation services, club management, real estate brokerage, conventions, licensing and sponsoring activities and other recreational activities, and are recognized as services are performed. Revenues from real estate sales are not recognized until title has been transferred, and revenue is deferred if the receivable is subject to subordination until such time as all costs have been recovered. Until the initial down payment and subsequent collection of principal and interest are by contract substantial, cash received from the buyer is reported as a deposit on the contract.

   Deferred Revenue--The Company records deferred revenue related to the sale of season ski passes. The number of season pass holder visits is estimated based on historical data and the deferred revenue is recognized throughout the season based on this estimate. During the ski season the estimated visits are compared to the actual visits and adjustments are made if necessary.

   Advertising Costs--Advertising costs are expensed the first time the advertising takes place. Advertising expense for the ten-month period ended July 31, 1998 and the fiscal years ended September 30, 1997 and 1996 was $8.7 million, $8.8 million and $6.9 million, respectively. At fiscal years ended July 31, 1998 and September 30, 1997, advertising costs of $0.9 million and $1.3 million are reported as current assets in the Company's consolidated balance sheets.

   Income Taxes--The Company uses the liability method of accounting for income taxes as prescribed by SFAS No. 109, "Accounting for Income Taxes." Under SFAS No. 109, a deferred tax liability or asset is recognized for the effect of temporary differences between financial reporting and income tax reporting. (See Note 9).

   Net Income Per Share--In accordance with SFAS No. 128, "Earnings Per Share", the company computes net income per share on both the basic and diluted basis (See Note 4).

   Fair Value of Financial Instruments--The recorded amounts for cash and cash equivalents, receivables, other current assets, and accounts payable and accrued expenses approximate fair value due to the short-term nature of these financial instruments. The fair value of amounts outstanding under the Company's Credit Facilities approximates book value due to the variable nature of the interest rate associated with that debt. The fair values of the Company's Industrial Development Bonds and other long-term debt have been estimated using discounted cash flow analyses based on current borrowing rates for debt with similar maturities and ratings. The estimated fair values of the Industrial Development Bonds and other long-term debt at July 31, 1998 and September 30, 1997 are presented below (in thousands):

                                                                September 30,
                                               July 31, 1998         1997
                                              ---------------- ----------------
                                              Carrying  Fair   Carrying  Fair
                                               Value    Value   Value    Value
                                              -------- ------- -------- -------
      Industrial Development Bonds........... $64,560  $76,935 $61,263  $65,910
      Other Long-Term Debt................... $ 1,370  $ 1,414 $ 1,662  $ 1,615

   Stock Compensation--The Company's stock option plans are accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees". The Company has adopted the disclosure requirements of SFAS No.123, "Accounting for Stock-Based Compensation" (See Note 13).

                               VAIL RESORTS, INC.

   Use of Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the balance sheet date and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Reclassifications--Certain reclassifications have been made to the accompanying consolidated financial statements for the years ended September 30, 1997 and 1996 to conform to the current period presentation.

   New Accounting Standards--During fiscal year 1998, the Company adopted the provisions of SFAS No. 128, "Earnings Per Share," which requires that the company discloses both basic earnings per share and diluted earnings per share. The Company adopted the provisions of SFAS No. 128 retroactively for 1997 and 1996, as required.

   The Company is required to adopt SFAS No. 130, "Reporting Comprehensive Income", in the first quarter of fiscal 1999. Upon adoption of SFAS No. 130, the Company will report all changes in the Company's stockholders' equity other than transactions with stockholders on the face of the income statement. The Company currently does not have any transactions that would necessitate disclosure of comprehensive income, however the Company will continue to evaluate the impact of the pronouncement.

   The Company is required to adopt SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", for fiscal year 1999. SFAS No. 131 will supercede the business segment disclosure requirements currently in effect under SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise". SFAS No. 131, among other things, establishes standards regarding the information a company is required to disclose about its operating segments and provides guidance regarding what constitutes a reportable operating segment. The Company is currently evaluating disclosures under SFAS No. 131 compared to current disclosures.

   SFAS No. 132, "Employers' Disclosures about Pensions and Other
Postretirement Benefits", will not have an effect on the Company because it does not have a defined benefit pension plan.

   The Accounting Standards Executive Committee ("AcSEC") issued Statement of Position ("SOP") 98-1 providing guidance on accounting for the costs of computer software developed or obtained for internal use. The effective date for this pronouncement is for fiscal years beginning after December 15, 1998. The Company is in the process of reviewing its current policies for accounting for costs associated with internal software development projects and how they may be affected by SOP 98-1.

   The AcSEC issued SOP 98-5 which requires that all non-governmental entities expense costs of start-up activities as incurred. The effective date for this pronouncement is for fiscal years beginning after December 15, 1998. The Company is in the process of reviewing its current policies for accounting for costs associated with start-up activities and how they may be affected by SOP 98-5.

                               VAIL RESORTS, INC.

3. Change in Fiscal Year End

   On September 1, 1997, the Company changed its fiscal year end from September 30 to July 31, beginning with fiscal year 1998. Comparative results of operations of the Company for the ten-months ended July 31, 1998 and 1997 are as shown below. Also presented is the Company's 1998 fiscal year restated for the July 31, 1998 year end.

                                               Ten-Months Ended
                                                   July 31,         Twelve-Months
                                             ----------------------  Ended July
                                               1998        1997       31, 1998
                                             ---------  ----------- -------------
                                             (audited)  (unaudited)  (unaudited)
Net Revenue:
  Resort.................................... $336,547    $248,511     $350,498
  Real estate...............................   73,722      61,104       84,177
                                             --------    --------     --------
Net Revenues................................  410,269     309,615      434,675
Operating Expenses:
  Resort....................................  217,764     153,212      238,889
  Real Estate...............................   62,619      54,944       74,057
  Corporate expense.........................    4,437       3,557        5,543
  Depreciation and amortization.............   36,838      27,604       42,965
  Reorganization charge.....................      --        2,200          --
                                             --------    --------     --------
Total operating expenses....................  321,658     241,517      361,454
                                             --------    --------     --------
Income from operations......................   88,611      68,098       73,221
Other income (expense):
  Investment income.........................    1,784       1,372        2,174
  Interest expense..........................  (17,789)    (17,236)     (20,891)
  Gain (loss) on sale of fixed assets.......   (1,706)       (100)      (1,788)
  Other.....................................     (736)         87       (1,217)
                                             --------    --------     --------
Income before income taxes..................   70,164      52,221       51,499
Credit (provision) for income taxes.........  (29,146)    (21,781)     (21,426)
                                             --------    --------     --------
Net income.................................. $ 41,018    $ 30,440     $ 30,073
                                             ========    ========     ========
Basic net income per common share........... $   1.20    $   1.06     $   0.88
                                             ========    ========     ========
Diluted net income per common share......... $   1.18    $   1.02     $   0.87
                                             ========    ========     ========

                               VAIL RESORTS, INC.

4. Net Income Per Common Share

   In February 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings Per Share" ("EPS"), effective for periods ending after December 15, 1997, including interim periods. SFAS No. 128 establishes standards for computing and presenting earnings per share. SFAS No. 128 requires the dual presentation of basic (replaces primary EPS) and diluted EPS on the face of the income statement and requires a reconciliation of numerators (net income) and denominators (weighted average shares outstanding) for both basic and diluted EPS in the footnotes. Basic EPS excludes dilution and is computed by dividing net income available to common shareholders by the weighted average shares outstanding. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised resulting in the issuance of common shares that would then share in the earnings of the Company. The Company has adopted the requirements of SFAS No. 128 for the ten-month period ended July 31, 1998. Pro forma presentation and disclosure requirements are supplied for prior period comparisons in accordance with the statement.

                                   Ten
                               Months Ended     September 30,    September 30,
                              July 31, 1998         1997             1996
                             ---------------- ----------------- ---------------
                              Basic  Diluted   Basic   Diluted   Basic  Diluted
                             ------- -------- -------- -------- ------- -------
Net Income Per Common Share
Net Income.................  $41,018 $ 41,018 $ 19,698 $ 19,698 $ 4,735 $ 4,735
Weighted average shares
 outstanding...............   34,204   34,204   30,067   30,067  20,266  20,266
Effect of dilutive stock
 options...................       --      547       --      912      --   1,189
                             ------- -------- -------- -------- ------- -------
Total shares...............   34,204   34,751   30,067   30,979  20,266  21,455
                             ------- -------- -------- -------- ------- -------
Net Income Per Common
 Share.....................  $  1.20 $   1.18 $   0.66 $   0.64 $  0.23 $  0.22
                             ======= ======== ======== ======== ======= =======

5. Acquisitions

   On January 3, 1997, the Company acquired from Ralston Foods, Inc. 100% of the stock of Ralston Resorts, Inc., ("Ralston Resorts") the owner and operator of the Breckenridge, Keystone and Arapahoe Basin mountain resorts located in Summit County, Colorado, for a total purchase price, including direct costs, of $297.3 million. In connection with the Acquisition, the Company refinanced $139.7 million of indebtedness, issued 7,554,406 shares of Common Stock valued at $151.1 million to Ralston Foods, Inc., assumed liabilities of $59.8 million and incurred $9.0 million in acquisition costs. Pursuant to a consent decree with the United States Department of Justice and the Attorney General of the State of Colorado (the "Consent Decree"), the Company sold the assets constituting the Arapahoe Basin mountain resort on September 5, 1997 for a sum of $4.0 million.

   The Acquisition was accounted for as a purchase combination. Under purchase accounting, the acquisition cost was allocated to the assets and liabilities of the Acquired Resorts based on their relative fair values.

   The following unaudited pro forma results of operations of the Company for the ten-months ended July 31, 1997 assume that the Acquisition occurred on October 1, 1996. The unaudited pro forma results of operations include the effects of the Company's initial public offering only from its effective date of February 7, 1997. These pro forma results are not necessarily indicative of the actual results of operations that would have been achieved nor are they necessarily indicative of future results of operations. The unaudited pro forma financial information below excludes the results of Arapahoe Basin, which the Company divested. The audited summarized financial information for the ten-months ended July 31, 1998 are provided for comparative purposes.

                               VAIL RESORTS, INC.

                                                                    (Pro Forma)
                                                      Ten Months    Ten Months
                                                         Ended         Ended
                                                     July 31, 1998 July 31, 1997
                                                     ------------- -------------
                                                                    (Unaudited)
Resort revenue......................................   $ 336,547     $ 280,949
Real estate revenue.................................      73,722        63,025
Total revenues......................................     410,269       343,974
Net income..........................................      41,018        29,572
Basic net income per common share...................   $    1.20     $    0.95
Diluted net income per common share.................   $    1.18     $    0.91

   During the ten months ended July 31, 1998, the Company acquired three hotel properties. On October 1, 1997, the Company purchased the assets constituting the Great Divide Lodge (f/k/a Breckenridge Hilton) for a total purchase price of $18.6 million. The Great Divide Lodge is a 208-room full service hotel, located at the base of Breckenridge Mountain, and includes dining, conference and fitness facilities. On October 7, 1997, the Company purchased 100% of the outstanding stock of Lodge Properties, Inc., a Colorado corporation, ("LPI"), for a total purchase price of $30.9 million. LPI owns and operates The Lodge at Vail, a 59-room hotel with dining and conference facilities. LPI also provides management services to an additional 40 condominiums and owns a parcel of developable land strategically located at the primary base area of Vail Mountain. On January 15, 1998 the Company purchased the assets constituting the Inn at Keystone for a total purchase price of $9.3 million. The Inn at Keystone is a 103-room full service hotel, located near Keystone Mountain, and includes dining, conference and spa facilities. All acquisitions were accounted for as purchase combinations and funded with cash from operations or proceeds from the Revolving Credit Facility.

6. Long-Term Debt

   Long-term debt as of July 31, 1998 and September 30, 1997 is summarized as follows (in thousands):

                                                  (d)
                                         (e)    Average               September
                                      Maturity   Rate   July 31, 1998 30, 1997
                                      --------- ------- ------------- ---------
Industrial Development Bonds (a)..... 1999-2020  7.38%     $ 64,560    $ 61,263
Credit Facilities (b)................      2003  7.39%      218,000     202,000
Other (c)............................ 1998-2002  6.09%        1,454       1,799
                                                          ---------   ---------
                                                            284,014     265,062
Less: Current Maturities.............                         1,734       1,715
                                                          ---------   ---------
                                                          $ 282,280   $ 263,347
                                                          =========   =========

--------
(a) At September 30, 1997 the Company had $41.2 million of outstanding Industrial Development Bonds issued by Eagle County, Colorado which accrued interest at 8% per annum and matured on August 1, 2009. Interest was payable semi-annually on February 1 and August 1. The Company provided the holder of these bonds a debt service reserve fund of $3.3 million, which was netted against the principal amount for financial reporting purposes. The Industrial Development Bonds were secured by the stock of the subsidiaries of Vail Associates, Inc. and the Vail and Beaver Creek Mountain United States Forest Service Permits. On April 9, 1998, the Industrial Development Bonds issued by Eagle County, Colorado were refinanced. Under the terms of the new agreement interest accrues at 6.95% per annum and the $41.2 million bond principal amount matures on August 1, 2019. Interest is payable semi-annually on February 1 and August 1. The previous debt service fund of $3.3 million was refunded to the company. The bonds are secured by the Vail and Beaver Creek Mountain United States Forest Service Permits. In connection with the Acquisition, the Company assumed two series of refunding bonds. The Series 1990 Sports Facilities Refunding Revenue Bonds have an aggregate principal amount of $20.4 million, bear interest at rates

                              VAIL RESORTS, INC.

   ranging from 7.2% to 7.875% and mature in installments in 1998, 2006 and 2008. The Series 1991 Sports Facilities Refunding Revenue Bonds have an aggregate principal amount of $3 million and bear interest at 7.125% for bonds maturing in 2002 and 7.375% for bonds maturing in 2010.
(b) On September 30, 1997, the Company's Credit Facilities consisted of (i) a $175 million Revolving Credit Facility, (ii) a $115 million Tranche A Term Loan Facility and (iii) a $50 million Tranche B Term Loan Facility (together with Tranche A, the "Term Loan Facilities") thereby providing for aggregate debt financing of $340 million (collectively, the "Credit Facilities"). The Revolving Credit Facility would have matured on April 15, 2003 and the Term Loan Facilities required minimum amortization payments ranging from $11.5 to $41.0 million annually from 1998 to 2004. On December 19, 1997, the Company refinanced its Credit Facilities to provide an increase in aggregate debt financing from $340.0 million to $450.0 million and to eliminate the required minimum amortization payments under the Term Loan Facilities. All amounts outstanding under the Revolving Credit Facility and the Term Loan Facilities at December 19, 1997 were refinanced under a single revolving credit facility maturing on December 19, 2002. Interest on outstanding borrowings under the new Revolving Credit Facility is payable at rates based upon either LIBOR (5.69% at July 31, 1998) plus a margin ranging from .50% to 1.25% or prime (8.5% at July 31, 1998) plus a margin of up to .125%. The Company also pays a quarterly unused commitment fee ranging from .125% to .30%. The interest margins fluctuate based upon the ratio of Funded Debt to the Company's Resort EBITDA (as defined in the underlying Revolving Credit Facility agreement).
(c) Other obligations bear interest at rates ranging from 0.0% to 6.5% and have maturities ranging from 1998 to 2002.
(d) Average borrowing rate for the ten months ended July 31, 1998.

(e) Maturity based on fiscal year end July 31, 1998.

   Aggregate maturities for debt outstanding are as follows (in thousands):

Due during twelve-months ending July 31:

                                                                         As of
                                                                        July 31,
                                                                          1998
                                                                        --------
   1999................................................................ $  1,734
   2000................................................................      352
   2001................................................................      353
   2002................................................................      375
   2003................................................................  219,500
   Thereafter..........................................................   61,700
                                                                        --------
     Total Debt........................................................ $284,014
                                                                        ========

7. Supplementary Balance Sheet Information (in thousands)

   The composition of property, plant and equipment follows:

                                                          July 31, September 30,
                                                            1998       1997
                                                          -------- -------------
Land and land improvements............................... $115,516    $95,124
Buildings and terminals..................................  227,956    152,171
Machinery and equipment..................................  175,453    146,741

                               VAIL RESORTS, INC.

                                                         July 31,  September 30,
                                                           1998        1997
                                                         --------  -------------
Automobiles and trucks..................................   10,900      14,958
Furniture and fixtures..................................   35,968      28,282
Construction in progress................................   21,851      33,691
                                                         --------    --------
                                                          587,644     470,967
Accumulated depreciation and amortization...............  (86,273)    (59,850)
                                                         --------    --------
                                                         $501,371    $411,117
                                                         ========    ========

   Depreciation expense for the ten months ended July 31, 1998 and for the fiscal years of 1997 and 1996 totaled $28.4 million, $25.1 million and $11.4 million, respectively.

   The composition of intangible assets follows:

                                                         July 31,  September 30,
                                                           1998        1997
                                                         --------  -------------
Trademarks.............................................. $ 42,611    $ 42,611
Other intangible assets.................................   38,802      38,244
Goodwill................................................  125,307     118,469
Excess Reorganization Value (See Note 2)................   24,593      37,702
                                                         --------    --------
                                                         $231,313    $237,026
Accumulated amortization................................  (45,181)    (36,761)
                                                         --------    --------
                                                         $186,132    $200,265
                                                         ========    ========

   Significant additions to intangible assets during the ten-months ended July 31, 1998 were primarily related to the acquisitions of three hotel properties (See Note 5).

   Amortization expense for the ten months ended July 31, 1998 and for the fiscal years of 1997 and 1996 totaled $8.4 million, $8.9 million and $6.8 million, respectively.

   The composition of accounts payable and accrued expenses follows:

                                                            July
                                                             31,   September 30,
                                                            1998       1997
                                                           ------- -------------
Trade payables............................................ $24,637    $25,236
Deposits..................................................   4,516     10,050
Accrued salaries and wages................................   8,930      9,026
Accrued interest..........................................   3,051      1,448
Property taxes............................................   4,144      5,943
Liability to complete real estate sold....................   2,910      7,336
Other accruals............................................   6,824     11,132
                                                           -------    -------
                                                           $55,012    $70,171
                                                           =======    =======

8. Retirement and Profit Sharing Plans

   The Company maintains a defined contribution retirement plan, qualified under Section 401(k) of the Internal Revenue Code, for its employees. Employees are eligible to participate in the plan upon attaining the age of 21 and completing 1,500 hours of service since their employment commencement date or one year of employment with a minimum of 1,000 hours of service. Participants may contribute from 2% to 22% of their

                               VAIL RESORTS, INC.

qualifying annual compensation up to the annual maximum specified by the Internal Revenue Code. The Company matches an amount equal to 50% of each participant's contribution up to 6% of a participant's annual qualifying compensation. The Company's matching contribution is entirely discretionary and may be reduced or eliminated at any time.

   Total profit sharing plan expense recognized by the Company for the ten months ended July 31, 1998 and for the fiscal years of 1997 and 1996 was $844,000, $731,000 and $594,000, respectively.

9. Income Taxes

   At July 31, 1998, the Company has total federal net operating loss ("NOL") carryovers of approximately $337 million for income tax purposes that expire in the years 2004 through 2008. The Company will be able to use these NOLs to the extent of approximately $8.0 million per year through October 8, 2007
(Section 382 amount). Consequently, the accompanying financial statements and table of deferred items only recognize benefits related to the NOLs to the extent of the Section 382 amount.

   At July 31, 1998 the Company has approximately $2.8 million in unused minimum tax credit carryovers. These tax credits have an unlimited carryforward period.

   Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and income tax purposes. Significant components of the Company's deferred tax liabilities and assets as of July 31, 1998 and September 30, 1997 are as follows (in thousands):

                                                       July 31,  September 30,
                                                         1998        1997
                                                       --------  -------------
     Deferred income tax liabilities:
       Fixed assets................................... $ 64,508    $ 66,324
       Intangible assets..............................   18,165      20,600
       Other, net.....................................      745         --
                                                       --------    --------
         Total........................................   83,418      86,924
     Gross deferred income tax assets:
       Accrued expenses...............................    5,094       5,468
       Net operating loss carryfowards................   23,643      45,649
       Minimum tax credit.............................    2,761       1,729
       Other, net.....................................      --          963
                                                       --------    --------
         Total........................................   31,498      53,809
     Valuation allowance for deferred income tax
      assets..........................................  (15,301)    (28,122)
                                                       --------    --------
     Deferred income tax assets, net of valuation
      allowance.......................................   16,197      25,687
                                                       --------    --------
     Net deferred income tax liability................ $ 67,221    $ 61,237
                                                       ========    ========

   The net current and noncurrent components of deferred income taxes recognized in the July 31, 1998 and September 30, 1997 balance sheets are as follows (in thousands):

                                                          July 31, September 30,
                                                            1998       1997
                                                          -------- -------------
     Net current deferred income tax asset............... $12,126     $24,500
     Net noncurrent deferred income tax liability........  79,347      85,737
                                                          -------     -------
     Net deferred income tax liability................... $67,221     $61,237
                                                          =======     =======

                               VAIL RESORTS, INC.

   Significant components of the provision for income taxes from continuing operations are as follows (in thousands):

                                         Ten Months  Year Ended    Year Ended
                                         Ended July September 30, September 30,
                                          31, 1998      1997          1996
                                         ---------- ------------- -------------
     Current:
       Federal.........................   $ 1,157      $   622       $1,193
       State...........................     1,082          277          175
                                          -------      -------       ------
         Total current.................     2,239          899        1,368
     Deferred:
       Federal.........................    17,173        6,850        2,065
       State...........................     1,920          727          435
                                          -------      -------       ------
         Total deferred................    19,093        7,577        2,500
     Tax Benefit Related to Exercise of
      Stock Options and Restricted
      Stock............................     7,814        5,509          355
                                          -------      -------       ------
                                          $29,146      $13,985       $4,223
                                          =======      =======       ======

   A reconciliation of the income tax provision from continuing operations and the amount computed by applying the U.S. federal statutory income tax rate to income from continuing operations before income taxes is as follows:

                                         Ten Months
                                           Ended     Year Ended    Year Ended
                                          July 31,  September 30, September 30,
                                            1998        1997          1996
                                         ---------- ------------- -------------
     At U.S. federal income tax rate...     35.0 %      35.0 %        35.0 %
     State income tax, net of federal
      benefit..........................      4.8 %       3.3 %         4.7 %
     Goodwill and Excess Reorganization
      Value amortization...............      1.8 %       3.8 %         8.6 %
     Other.............................     (0.1)%      (0.6)%        (1.2)%
                                            ----        ----          ----
                                            41.5 %      41.5 %        47.1 %
                                            ====        ====          ====

10. Related Party Transactions

   Corporate expense includes an annual fee of $500,000 for management services provided by an affiliate of the majority holder of the Company's Class A Common Stock. This fee is generally settled partially through use of the Company's facilities and partially in cash. The fee for the ten-months ended July 31, 1998 and the years ended September 30, 1997 and 1996 was $417,000, $500,000 and $500,000, respectively. At July 31, 1998, the Company's liability with respect to this arrangement was $960,000.

   Vail Associates has the right to appoint 4 of 9 directors of the Beaver Creek Resort Company of Colorado ("Resort Company"), a non-profit entity formed for the benefit of property owners and certain others in Beaver Creek. Vail Associates has a management agreement with the Resort Company, renewable for one-year periods, to provide management services on a fixed fee basis. During fiscal years 1991 through 1998, the Resort Company was able to meet its operating requirements through its own operations. Management fees and reimbursement of operating expenses paid to the Company under its agreement with the Resort Company during fiscal years 1998, 1997 and 1996 totaled $4.7 million, $4.9 million and $5.5 million, respectively. Related amounts due the Company at July 31, 1998 were $109,000.

                               VAIL RESORTS, INC.

   In 1991, the Company loaned to Andrew P. Daly, the Company's President, $300,000, $150,000 of which bears interest at 9% and the remainder of which is non-interest bearing. The principal sum plus accrued interest is due no later than one year following the termination, for any reason, of Mr. Daly's employment with the Company. The proceeds of the loan were used to finance the purchase and improvement of real property. The loan is secured by a deed of trust on such property.

   In 1995, Mr. Daly's spouse and James P. Thompson, President of VRDC, and his spouse received financial terms more favorable than those available to the general public in connection with their purchase of lots in the Bachelor Gulch development. Rather than payment of an earnest money deposit with the entire balance due in cash at closing, these contracts provide for no earnest money deposit with the entire purchase price (which was below fair market value) paid under promissory notes of $438,750 and $350,000 for Mr. Daly's spouse and Mr. and Mrs. Thompson, respectively. Each are secured by a first deed of trust and amortized over 25 years at 8% per annum interest, with a balloon payment due on the earlier of five years from the date of closing or one year from the date employment with the Company is terminated. The promissory notes were executed upon the closings of the lot sales in December 1996.

11. Commitments and Contingencies

   Smith Creek Metropolitan District ("SCMD") and Bachelor Gulch Metropolitan District ("BGMD") were organized in November 1994 to cooperate in the financing, construction and operation of basic public infrastructure serving the Company's Bachelor Gulch Village development. SCMD was organized primarily to own, operate and maintain water, street, traffic and safety, transportation, fire protection, parks and recreation, television relay and translation, sanitation and certain other facilities and equipment of the BGMD. SCMD is comprised of approximately 150 acres of open space land owned by the Company and members of the Board of Directors of the SCMD. In two planned unit developments, Eagle County has granted zoning approval for 1,395 dwelling units within Bachelor Gulch Village, including various single family homesites, cluster homes and townhomes, and lodging units. As of July 31, 1998, the Company has sold 102 single family homesites and 5 parcels to developers for the construction of various types of dwelling units. Currently, SCMD has outstanding $44.5 million of variable rate revenue bonds maturing on October 1, 2035, which have been enhanced with a $47.2 million letter of credit issued against the Company's Revolving Credit Facility. It is anticipated that as the Bachelor Gulch community expands, BGMD will become self supporting and that within 25 to 30 years will issue general obligation bonds, the proceeds of which will be used to retire the SCMD revenue bonds. Until that time, the Company has agreed to subsidize the interest payments on the SCMD revenue bonds. The Company has estimated that the present value of this aggregate subsidy to be $15.6 million at July 31, 1998. The Company has allocated $9.6 million of that amount to the Bachelor Gulch Village homesites which were sold as of July 31, 1998 and has recorded that amount as a liability in the accompanying financial statements. The total subsidy incurred as of July 31, 1998 and 1997 was $2.9 million and $1.4 million, respectively.

   At July 31, 1998, the Company had various other letters of credit outstanding in the aggregate amount of $17.2 million.

   The Company has executed as lessee operating leases for the rental of office space, employee residential units and office equipment though fiscal 2008. For the ten-month period ended July 31, 1998, and the years ended September 30, 1997 and 1996, lease expense related to these agreements of $6.4 million, $6.2 million and $3.8 million, respectively, which is included in the accompanying consolidated statements of operations.

                               VAIL RESORTS, INC.

   Future minimum lease payments under these leases as of July 31, 1998 are as follows:

Due during fiscal year ending July 31:
  1999............................................................. $ 4,334,493
  2000.............................................................   2,992,051
  2001.............................................................   2,563,510
  2002.............................................................   1,743,934
  2003.............................................................   1,689,097
  Thereafter.......................................................   6,174,261
                                                                    -----------
    Total.......................................................... $19,497,346
                                                                    ===========

   The Company is a party to various lawsuits arising in the ordinary course of business. In the opinion of management, all matters are adequately covered by insurance or, if not covered, are without merit or are of such kind, or involve such amounts as would not have a material effect on the financial position, results of operations and cash flows of the Company if disposed of unfavorably.

12. Business Segments

   The Company currently operates in two business segments, Resort and Real Estate. Data by segment is as follows:

                                         Ten Months
                                           Ended     Year Ended    Year Ended
                                          July 31,  September 30, September 30,
                                            1998        1997          1996
                                         ---------- ------------- -------------
     Net Revenues:
       Resort...........................  $336,547    $259,038      $140,288
       Real Estate......................    73,722      71,485        48,665
                                          --------    --------      --------
                                          $410,269    $330,523      $188,943
                                          ========    ========      ========
     Income from operations:
       Resort...........................  $ 81,945    $ 52,279      $ 32,250
       Real Estate......................    11,103       5,178         7,854
       Corporate........................    (4,437)     (4,663)      (12,698)
                                          --------    --------      --------
                                          $ 88,611    $ 52,794      $ 27,406
                                          ========    ========      ========
     Depreciation and amortization:
       Resort...........................  $ 36,838    $ 34,044      $ 18,148
       Real Estate......................       --          --            --
                                          --------    --------      --------
                                          $ 36,838    $ 34,044      $ 18,148
                                          ========    ========      ========
     Capital expenditures:
       Resort...........................  $ 80,454    $ 51,020      $ 13,912
       Real Estate......................    15,661      56,947        40,604
                                          --------    --------      --------
                                          $ 96,115    $107,967      $ 54,516
                                          ========    ========      ========
                                          July 31,  September 30, September 30,
                                            1998        1997          1996
                                         ---------- ------------- -------------
     Identifiable assets:
       Resort...........................  $501,371    $411,117      $197,279
       Real Estate......................   138,916     154,925        84,055
                                          --------    --------      --------
                                          $640,287    $566,042      $281,334
                                          ========    ========      ========

                               VAIL RESORTS, INC.

13. Stock Compensation Plans

   At July 31, 1998, the Company has two stock-based compensation plans, which are described below. The Company applies APB Opinion No. 25 and related Interpretations in accounting for its plans. Accordingly, no compensation cost has been recognized for its fixed stock option plans. Had compensation cost for the Company's two stock-based compensation plans been determined consistent with SFAS No. 123, "Accounting for Stock Based Compensation", the Company's net income and earnings per share would have been reduced to the pro forma amounts indicated below:

                                              July
                                               31,   September 30, September 30,
                                              1998       1997          1996
                                             ------- ------------- -------------
     Net income
       As Reported.......................... $41,018    $19,698       $4,735
       Pro forma............................ $39,320    $18,211       $4,420
     Basic net income per share
       As Reported.......................... $  1.20    $  0.66       $ 0.23
       Pro forma............................ $  1.15    $  0.61       $ 0.22
     Diluted net income per share
       As Reported.......................... $  1.18    $  0.64       $ 0.22
       Pro forma............................ $  1.13    $  0.59       $ 0.21

   The Company has two fixed option plans. Under the 1993 Plan, options covering an aggregate of 2,045,510 shares of Common Stock may be issued to key employees, directors, consultants, and advisors of the Company or its subsidiaries and vest in equal installments over five years. Under the 1996 Plan, 1,500,000 shares of Common Stock may be issued to key employees, directors, consultants, and advisors of the Company or its subsidiaries and vest in equal installments over three to five years. Under both plans, the exercise price of each option equals the market price of the Company's stock on the date of the grant, and an option's maximum term is ten years.

                               VAIL RESORTS, INC.

   The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants in 1998, 1997 and 1996, respectively: dividend yield of 0% for each year, and expected volatility of 14.7%, 29.8% and 29.8%; risk-free interest rates ranging from 5.49% to 6.61%, 5.66% to 6.68% and 5.66% to 6.68%; and expected lives ranging from 6 to 8 years for each year. A summary of the status of the Company's two fixed stock option plans as of July 31, 1998 and September 30, 1997 and 1996 and changes during the years ended on those dates is presented below (in thousands, except per share amounts):

                                                                        Weighted
                                                               Shares   Average
                                                               Subject  Exercise
     Fixed Options                                            to Option  Price
     -------------------------------------------------------- --------- --------
     Balance at September 30, 1995...........................   2,033     $ 8
       Granted...............................................   1,711      13
       Exercised.............................................     --       --
       Forfeited.............................................     (18)      7
                                                               ------
     Balance at September 30, 1996...........................   3,726      10
       Granted...............................................     795      23
       Exercised.............................................  (1,573)     11
       Forfeited.............................................     (39)     10
                                                               ------
     Balance at September 30, 1997...........................   2,909      15
       Granted...............................................      96      28
       Exercised.............................................  (1,043)      8
       Forfeited.............................................    (125)     17
                                                               ------
     Balance at July 31, 1998................................   1,837     $18
                                                               ======

   The following table summarizes information about fixed stock options outstanding at July 31, 1998:

                         Options Outstanding                 Options Exercisable
             -------------------------------------------- --------------------------
                         Weighted-Average    Weighted-                  Weighted-
 Exercise      Shares        Remaining        Average       Shares       Average
Price Range  Outstanding Contractural Life Exercise Price Exercisable Exercise Price
-----------  ----------- ----------------- -------------- ----------- --------------
  $ 6-11        701,963         5.6            $ 9.06       616,363       $ 8.84
  $20-25      1,065,000         8.6             22.44       353,667        22.00
  $26-29         70,000         9.7             27.47           --
              ---------                                     -------
  $ 6-29      1,836,963         7.5            $17.55       970,030       $13.64
              =========                                     =======

   During fiscal years 1997 and 1996, the Company granted restricted stock to certain executives under the 1996 Plan. The aggregate number of shares granted totaled 12,000 and 62,000 in fiscal 1997 and 1996, respectively. The shares vest in equal increments over periods ranging from three to five years. Compensation expense related to these restricted stock awards is charged ratably over the respective vesting periods. No restricted stock was granted during fiscal 1998, however 8,260 vested shares were issued.

14. Capital Stock

   The Company has two classes of Common Stock outstanding, Class A Common Stock and Common Stock. The rights of holders of Class A Common Stock and Common Stock are substantially identical, except that, while any Class A Common Stock is outstanding, holders of Class A Common Stock elect a class of directors that constitutes two-thirds of the Board and holders of Common Stock elect another class of directors

                               VAIL RESORTS, INC.

constituting one-third of the Board. At July 31, 1998 and September 30, 1997, one shareholder owned substantially all of the Class A Common Stock and as a result, has effective control of the Company's Board of Directors. The Class A Common Stock is convertible into Common Stock (i) at the option of the holder,
(ii) automatically, upon transfer to a non-affiliate and (iii) automatically if less than 5,000,000 shares (as such number shall be adjusted by reason of any stock split, reclassification or other similar transaction) of Class A Common Stock are outstanding. The Common Stock is not convertible. Each outstanding share of Class A Common Stock and Common Stock is entitled to vote on all matters submitted to a vote of stockholders. A 4,000,000 share block of Class A Common stock was converted to Common Stock during Fiscal 1998 as they were sold to a non-affiliated company of the prior holder.

15. Selected Quarterly Financial Data (Unaudited)

                                      Fiscal 1998 ten-month transition period
                                      -----------------------------------------
                                                  Three     Three
                                      Ten Months  Months    Months  Four Months
                                        Ended     Ended     Ended      Ended
                                       July 31,  July 31,   April   January 31,
                                         1998      1998    30, 1998    1998
                                      ---------- --------  -------- -----------
Resort revenue......................   $336,547  $ 26,303  $170,051  $140,193
Real estate revenue.................     73,722    18,417     3,912    51,393
Total revenue.......................    410,269    44,720   173,963   191,586
Income from operations..............     88,611   (21,767)   75,226    35,152
Net income (loss)...................     41,018   (16,784)   41,663    16,139
Basic net income (loss) per common
 share..............................   $   1.20  $  (0.49) $   1.21  $   0.47
Diluted net income (loss) per common
 share..............................   $   1.18  $  (0.48) $   1.20  $   0.47

                                                   Fiscal 1997
                          --------------------------------------------------------------
                                                       Three
                          Twelve Months Three Months   Months      Three    Three Months
                              Ended         Ended      Ended      Months       Ended
                          September 30, September 30, June 30,  Ended March December 31,
                              1997          1997        1997     31, 1997       1996
                          ------------- ------------- --------  ----------- ------------
Resort revenue..........    $259,038      $ 22,840    $ 28,031   $173,056     $ 35,111
Real estate revenue.....      71,485         9,596       9,878      2,229       49,782
Total revenue...........     330,523        32,436      37,909    175,285       84,893
Income from operations..      52,794       (22,578)    (17,701)    81,407       11,666
Net income (loss).......      19,698       (15,937)    (13,895)    44,463        5,067
Basic net income (loss)
 per common share.......    $   0.66      $  (0.48)   $  (0.42)  $   1.42     $   0.24
Diluted net income
 (loss)
 per common share.......    $   0.64      $  (0.47)   $  (0.40)  $   1.38     $   0.23

   During fiscal year 1998, the Company changed its fiscal year end from September 30 to July 31. Quarterly results restated for twelve-months ended
July 31, 1998 are as follows:

                                                   Fiscal 1998
                          --------------------------------------------------------------
                                                       Three-     Three-
                                                       Months     Months       Three-
                          Twelve-Months Three- Months  Ended       Ended    Months Ended
                              Ended         Ended      April    January 31, October 31,
                          July 31, 1998 July 31, 1998 30, 1998     1998         1997
                          ------------- ------------- --------  ----------- ------------
Resort revenue..........    $350,498      $ 26,303    $170,051   $136,322     $ 17,822
Real estate revenue.....      84,177        18,417       3,912     51,158       10,690
Total revenue...........     434,675        44,720     173,963    187,480       28,512
Income from operations..    $ 73,221      $(21,767)   $ 75,226   $ 50,045     $(30,283)
Net income (loss).......      30,073       (16,784)     41,663     25,946      (20,752)
Basic net income (loss)
 per common share.......    $   0.88      $  (0.49)   $   1.21   $   0.76     $  (0.61)
Diluted net income
 (loss) per common
 share..................    $   0.87      $  (0.48)   $   1.20   $   0.75     $  (0.59)

                               VAIL RESORTS, INC.

16. Guarantor Subsidiaries and Non-Guarantor Subsidiaries

      The Company's payment obligations under the 8 3/4% Senior Subordinated Notes due 2009, are fully and unconditionally guaranteed on a joint and several, senior subordinated basis by all of the Company's consolidated subsidiaries (collectively, and excluding the Non-Guarantor Subsidiaries (as defined below) the "Guarantor Subsidiaries") except for SSI Venture LLC and Vail Associates Investments, Inc. (together, the "Non-Guarantor Subsidiaries"). SSI Venture LLC is a 51.9% owned joint venture which owns and operates certain retail and rental operations. Vail Associates Investments, Inc. is a 100% owned corporation which owns real estate held for sale.

      As SSI Venture LLC began operations on August 1, 1998, no financial information for SSI Venture LLC existed prior to that date. In addition, in the Company's opinion, the financial information of Vail Associates Investments, Inc. as of and prior to July 31, 1998 is immaterial to the financial position of the Company and would not have provided additional meaningful information to investors. Therefore, the Company has not presented herein comparative consolidated financial information of the Guarantor Subsidiaries and Non-Guarantor Subsidiaries.

17. Subsequent Events

   On August 1, 1998 the Company entered into a joint venture with one of the largest retailers of ski and golf-related sporting goods in Colorado. The two companies merged their retail operations into a joint venture to be known as SSI Venture LLC. The Company contributed its retail and rental operations to the joint venture for a 51.9% share of the joint venture. Specialty Sports, Inc. contributed an additional 30 stores located in Denver, Boulder, Aspen, Telluride, Vail and Breckenridge. The owners and operators of Specialty Sports, Inc., the Gart family, have been operating in the sporting goods industry in Colorado since 1929 and will run the day-to-day operations of SSI Venture LLC. Vail Resorts will participate in the strategic and financial management of the joint venture.

   On August 13, 1998 the Company purchased 100% of the outstanding stock of The Village at Breckenridge Acquisition Corp., Inc. and Property Management Acquisition Corp., Inc. (collectively, "VAB"), for a total purchase price of $33.8 million. VAB owns and operates The Village at Breckenridge, which is strategically located at the base of Peak 9 at Breckenridge Mountain Resort. Included in the acquisition were the 60-room Village Hotel, the 71-room Breckenridge Mountain Lodge, two property management companies which currently hold contracts for 360 condominium units, eight restaurants, approximately 28,000 square-feet of retail space leased to third parties, and approximately 32,000 square feet of convention and meeting space. In addition, the acquisition includes the Maggie Building, that is generally considered to be the prime base lodge of Breckenridge Mountain Resort, but until now, has neither been owned nor managed by the Company. This transaction also included VAB's other Breckenridge assets, including the Bell Tower Mall and certain other real estate parcels for near-term development. Simultaneously, the Company has entered into a contract to sell these same assets for $10 million to East West Partners of Avon, Colorado, a highly-experienced mountain resort real estate developer. The acquisition was funded with proceeds from our credit facility.

                               VAIL RESORTS, INC.

                     CONSOLIDATED CONDENSED BALANCE SHEETS
               (In thousands, except share and per share amounts)
                                  (Unaudited)

                                                            April 30,  July 31,
                                                               1999      1998
                                                            ---------- --------
Assets
Current assets:
  Cash and cash equivalents................................ $   10,063 $ 19,512
  Receivables..............................................     47,917   26,487
  Inventories..............................................     19,581    8,893
  Deferred income taxes....................................     12,126   12,126
  Other current assets.....................................      4,717    4,708
                                                            ---------- --------
      Total current assets.................................     94,404   71,726
  Property, plant and equipment, net.......................    553,104  501,371
  Real estate held for sale................................    152,141  138,916
  Deferred charges and other assets........................     19,028   13,977
  Intangible assets, net...................................    196,133  186,132
                                                            ---------- --------
      Total assets......................................... $1,014,810 $912,122
                                                            ========== ========
Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable and accrued expenses.................... $   89,419 $ 55,012
  Income taxes payable.....................................      2,239    2,239
  Long-term debt due within one year (Note 6)..............        530    1,734
                                                            ---------- --------
      Total current liabilities............................     92,188   58,985
  Long-term debt (Note 6)..................................    293,332  282,280
  Other long-term liabilities..............................     28,398   28,886
  Deferred income taxes....................................    101,338   79,347
  Commitments and contingencies (Note 3)...................        --       --
  Minority interest in net assets of consolidated joint
   venture.................................................      9,582      --
Stockholders' equity:
  Common stock
    Class A common stock, $.01 par value, 20,000,000 shares
     authorized, 7,439,834 and 7,639,834 shares issued and
     outstanding at April 30, 1999 and July 31, 1998,
     respectively..........................................         74       76
    Common stock, $.01 par value, 80,000,000 shares
     authorized, 27,087,701 and 26,817,346 shares issued
     and outstanding at April 30, 1999 and July 31, 1998,
     respectively..........................................        271      269
  Additional paid-in capital...............................    402,592  401,563
  Retained earnings........................................     87,035   60,716
                                                            ---------- --------
      Total stockholders' equity...........................    489,972  462,624
                                                            ---------- --------
      Total liabilities and stockholders' equity........... $1,014,810 $912,122
                                                            ========== ========


     See accompanying notes to consolidated condensed financial statements.

                            VAIL RESORTS, INC.

              CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

            (In thousands, except share and per share amounts)

                                (Unaudited)

                                                   Three Months   Three Months
                                                      Ended          Ended
                                                  April 30, 1999 April 30, 1998
                                                  -------------- --------------
Net revenues:
  Resort.........................................    $188,220       $170,051
  Real estate....................................      14,022          3,912
                                                     --------       --------
    Total net revenues...........................     202,242        173,963
Operating expenses:
  Resort.........................................     111,097         82,413
  Real estate....................................      14,108          3,292
  Corporate expense..............................       1,733          1,544
  Depreciation and amortization..................      13,434         11,488
                                                     --------       --------
    Total operating expenses.....................     140,372         98,737
                                                     --------       --------
Income from operations...........................      61,870         75,226
Other income (expense):
  Investment income..............................         738            570
  Interest expense...............................      (5,755)        (4,869)
  Gain on disposal of fixed assets...............          18            378
  Other expense..................................          (9)          (101)
  Minority interest in consolidated joint
   venture.......................................      (1,914)           --
                                                     --------       --------
  Income before income taxes.....................      54,948         71,204
  Provision for income taxes.....................     (24,701)       (29,541)
                                                     --------       --------
  Net income.....................................    $ 30,247       $ 41,663
                                                     ========       ========
Net income per common share (Note 4):
  Basic..........................................    $   0.87       $   1.21
                                                     --------       --------
  Diluted........................................    $   0.87       $   1.20
                                                     ========       ========

  See accompanying notes to consolidated condensed financial statements.

                            VAIL RESORTS, INC.

              CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

            (In thousands, except share and per share amounts)

                                (Unaudited)

                                                         Nine Months Nine Months
                                                            Ended       Ended
                                                          April 30,   April 30,
                                                            1999        1998
                                                         ----------- -----------
Net revenues:
  Resort................................................  $379,346    $324,195
  Real estate...........................................    31,409      65,760
                                                          --------    --------
    Total net revenues..................................   410,755     389,955
Operating expenses:
  Resort................................................   273,900     200,552
  Real estate...........................................    26,248      58,939
  Corporate expense.....................................     4,555       4,313
  Depreciation and amortization.........................    38,181      31,163
                                                          --------    --------
    Total operating expenses............................   342,884     294,967
                                                          --------    --------
Income from operations..................................    67,871      94,988
Other income (expense):
  Investment income.....................................     1,643       1,665
  Interest expense......................................   (17,593)    (16,064)
  Gain on disposal of fixed assets......................        44         296
  Other income (expense)................................       130        (802)
  Minority interest in consolidated joint venture.......    (3,715)        --
                                                          --------    --------
Income before income taxes..............................    48,380      80,083
Provision for income taxes..............................   (22,061)    (33,226)
                                                          --------    --------
Net income..............................................  $ 26,319    $ 46,857
                                                          ========    ========
Net income per common share (Note 4):
  Basic.................................................  $   0.76    $   1.37
                                                          ========    ========
  Diluted...............................................  $   0.76    $   1.35
                                                          ========    ========

     See accompanying notes to consolidated condensed financial statements.

                            VAIL RESORTS, INC.

              CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                              (In thousands)

                                (Unaudited)

                                                  Nine Months    Nine Months
                                                     Ended          Ended
                                                 April 30, 1999 April 30, 1998
                                                 -------------- --------------
Cash flows from operating activities:
  Net income....................................    $ 26,319       $ 46,857
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation and amortization.................      38,181         31,163
  Non-cash cost of real estate sales............       8,326         47,397
  Non-cash compensation related to stock
   grants.......................................         268            268
  Non-cash equity (income) loss.................       1,424         (2,769)
  Deferred financing costs amortized............         448            440
  Gain on disposal of fixed assets..............         (44)          (296)
  Deferred income taxes, net....................      22,061         33,226
  Minority interest in consolidated joint
   venture......................................       3,715            --
Changes in assets and liabilities:
  Accounts receivable, net......................     (20,420)       (10,166)
  Inventories...................................      (6,074)          (989)
  Accounts payable and accrued expenses.........      29,652            588
  Other assets and liabilities..................      (2,550)        (9,496)
                                                    --------       --------
    Net cash provided by operating activities...     101,306        136,223
Cash flows from investing activities:
  Cash paid in hotel acquisitions, net of cash
   acquired.....................................     (33,800)       (54,250)
  Cash paid by consolidated joint venture in
   acquisition of retail operations.............     (10,516)           --
  Resort capital expenditures...................     (53,691)       (79,853)
  Investments in real estate....................     (22,850)       (17,403)
                                                    --------       --------
    Net cash used in investing activities.......    (120,857)      (151,506)
Cash flows from financing activities:
  Refund of development bond reserve fund.......         --           3,297
  Proceeds from the exercise of stock options...         628          6,919
  Payments under Rights.........................         --          (5,707)
  Proceeds from borrowings under long-term
   debt.........................................     132,866        331,297
  Payments on long-term debt....................    (123,392)      (319,058)
                                                    --------       --------
    Net cash provided by financing activities...      10,102         16,748
                                                    --------       --------
Net (decrease) increase in cash and cash
 equivalents....................................      (9,449)         1,465
Cash and cash equivalents:
  Beginning of period...........................      19,512         10,217
                                                    --------       --------
  End of period.................................    $ 10,063       $ 11,682
                                                    ========       ========

  See accompanying notes to consolidated condensed financial statements.

                            VAIL RESORTS, INC.

           NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

                                (Unaudited)

1. Basis of Presentation

   Vail Resorts, Inc., a Delaware corporation ("Vail Resorts"), is a holding company and operates through various subsidiaries. Vail Resorts and its subsidiaries (collectively, the "Company") currently operate in two business segments: resorts and real estate development. The Vail Corporation, a wholly-owned subsidiary of Vail Resorts, and its subsidiaries (collectively, "Vail Associates") operate four of the world's largest skiing facilities on Vail, Breckenridge, Keystone and Beaver Creek mountains in Colorado. Vail Resorts Development Company ("VRDC"), a wholly owned subsidiary of Vail Associates, conducts the Company's real estate development activities. The Company's resort business, which is currently composed primarily of ski operations and related amenities, is seasonal in nature with a typical ski season beginning in mid-October to early November and continuing through late April to mid-May.

   In the opinion of the Company, the accompanying consolidated condensed financial statements reflect all adjustments necessary to present fairly the Company's financial position, results of operations and cash flows for the interim periods presented. All such adjustments are of a normal recurring nature. Results for interim periods are not indicative of the results for the entire year. The accompanying consolidated financial statements should be read in conjunction with the audited consolidated financial statements for the year ended July 31, 1998, included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1998.

2. Accounting Policies

   The Company adopted the provisions of SFAS 130, "Reporting Comprehensive Income" as of August 1, 1998. SFAS 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. The adoption of this statement had no impact on the Company's financial statements, as there are no differences between net income and comprehensive income for the periods reported herein.

3. Commitments and Contingencies

   Smith Creek Metropolitan District ("SCMD") and Bachelor Gulch Metropolitan District ("BGMD") were organized in November 1994 to cooperate in the financing, construction and operation of basic public infrastructure serving the Company's Bachelor Gulch Village development. SCMD was organized primarily to own, operate and maintain water, street, traffic and safety, transportation, fire protection, parks and recreation, television relay and translation, sanitation and certain other facilities and equipment of BGMD. SCMD is comprised of approximately 150 acres of open space land owned by the Company and members of the Board of Directors of SCMD. In two planned unit developments, Eagle County has granted zoning approval for 1,395 dwelling units within Bachelor Gulch Village, including various single family homesites, cluster homes, townhomes, and lodging units. As of April 30, 1999, the Company has sold 104 single-family homesites and six parcels to developers for the construction of various types of dwelling units. Currently, SCMD has outstanding $44.5 million of variable rate revenue bonds maturing on October 1, 2035, which have been enhanced with a $47.2 million letter of credit issued against the Company's Credit Facility as defined herein. It is anticipated that as the Bachelor Gulch community expands, BGMD will become self supporting and that within 25 to 30 years will issue general obligation bonds, the proceeds of which will be used to retire the SCMD revenue bonds. Until that time, the Company has agreed to subsidize the interest payments on the SCMD revenue bonds. The Company has estimated that the present value of this aggregate subsidy to be $14.3 million at April 30, 1999. The Company has allocated $10.3 million of that amount to the Bachelor Gulch Village homesites which were sold as of April 30, 1999 and has recorded that amount as a liability in the accompanying financial statements. The total subsidy incurred as of April 30, 1999 and July 31, 1998 was $3.6 million and $2.9 million, respectively.

                            VAIL RESORTS, INC.

                                (Unaudited)

   At April 30, 1999, the Company had various other letters of credit outstanding in the aggregate amount of $17.7 million.

   On October 19, 1998, fires on Vail Mountain destroyed certain of the Company's facilities including the Ski Patrol Headquarters, a day skier shelter, the Two Elk Lodge restaurant and the chairlift drive housing for the High Noon Lift (Chair #5). Chair #5 and three other chairlifts, which sustained minor damage, have been repaired and are currently fully operational. All of the facilities damaged are fully covered by the Company's property insurance policy. Although the Company is unable to estimate the total amount which will be recovered through insurance proceeds, the Company does not expect to record a loss related to the property damage. The incident is also covered under the Company's business interruption insurance policy. The Company is unable to estimate at this time the impact the incident will have in terms of business interruption, however the Company expects the incident will not have a material impact on its results of operations and cash flows due to mitigating measures being undertaken by the Company and the insurance coverage.

   The Company has executed as lessee operating leases for the rental of office space, employee residential units and office equipment though fiscal 2008. For the nine months ended April 30, 1999, and April 30, 1998, lease expense related to these agreements of $4.8 million and $5.4 million, respectively, was recorded and is included in the accompanying consolidated statements of operations.

   Future minimum lease payments under these leases as of April 30, 1999 are as follows:

   Due during fiscal year ending July 31:

   1999............................................................. $ 1,332,451
   2000.............................................................   2,992,051
   2001.............................................................   2,563,510
   2002.............................................................   1,743,934
   2003.............................................................   1,689,097
   Thereafter.......................................................   6,174,261
                                                                     -----------
     Total.......................................................... $16,495,304
                                                                     ===========

   The Company is a party to various lawsuits arising in the ordinary course of business. In the opinion of management, all matters are adequately covered by insurance or, if not covered, are without merit or are of such kind, or involve such amounts as would not have a material effect on the financial position, results of operations and cash flows of the Company if disposed of unfavorably.

                            VAIL RESORTS, INC.

                                (Unaudited)

4. Net Earnings Per Common Share

   Basic earnings per share ("EPS") excludes dilution and is computed by dividing net income available to common shareholders by the weighted average shares outstanding. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised resulting in the issuance of common shares that would then share in the earnings of the Company.

                                     Three Months Ended     Nine Months Ended
                                       April 30, 1999        April 30, 1999
                                    --------------------------------------------
                                     (In thousands, except per share amounts)
                                      Basic     Diluted     Basic     Diluted
                                    ---------- --------------------- -----------
Net earnings per common share:
  Net earnings..................... $   30,247 $   30,247 $   26,319 $   26,319
  Weighted average shares
   outstanding.....................     34,571     34,571     34,557     34,557
  Effect of dilutive stock
   options.........................        --         196        --         252
                                    ---------- ---------- ---------- ----------
    Total shares...................     34,571     34,767     34,557

                                                                     34,809

                                    ---------- ---------- ---------- ----------
  Net earnings per common share.... $     0.87 $     0.87 $     0.76 $     0.76
                                    ========== ========== ========== ==========
                                     Three Months Ended     Nine Months Ended
                                       April 30, 1998        April 30, 1998
                                    --------------------------------------------
                                     (In thousands, except per share amounts)
                                      Basic     Diluted     Basic     Diluted
                                    ---------- --------------------- -----------
Net earnings per common share:
  Net earnings..................... $   41,663 $   41,663 $   46,857 $   46,857
  Weighted average shares
   outstanding.....................     34,303     34,303     34,183     34,183
  Effect of dilutive stock
   options.........................        --         480        --         458
                                    ---------- ---------- ---------- ----------
    Total shares...................     34,303     34,783     34,183     34,641
                                    ---------- ---------- ---------- ----------
  Net earnings per common share.... $     1.21 $     1.20 $     1.37 $     1.35
                                    ========== ========== ========== ==========

5. Acquisitions and Business Combinations

   On August 1, 1998, the Company entered into a joint venture with one of the largest retailers of ski- and golf-related sporting goods in Colorado. The two companies merged their retail operations into a joint venture named SSI Venture LLC. The Company contributed its retail and rental operations to the joint venture and holds a 51.9% share of the joint venture. Specialty Sports, Inc. contributed 30 stores located in Denver, Boulder, Aspen, Telluride, Vail and Breckenridge to the joint venture and holds a 48.1% share in the joint venture. The owners and operators of Specialty Sports, Inc., the Gart family, have been operating in the sporting goods industry in Colorado since 1929 and run the day-to-day operations of SSI Venture LLC. Vail Resorts participates in the strategic and financial management of the joint venture. SSI Venture LLC is a fully consolidated entity in the Company's accompanying financial statements with the minority interest in earnings and net assets appropriately reflected on the financial statements.

   On August 13, 1998, the Company purchased 100% of the outstanding stock of The Village at Breckenridge Acquisition Corp., Inc. and Property Management Acquisition Corp., Inc. (collectively, "VAB") for a total purchase price of $33.8 million. VAB owned and operated The Village at Breckenridge, which is strategically located at the base of Peak 9 at Breckenridge Mountain Resort. Included in the acquisition were the 60-room Village Hotel, the 71-room Breckenridge Mountain Lodge, two property management companies

                               VAIL RESORTS, INC.

                                  (Unaudited)

which currently hold contracts for approximately 360 condominium units, eight restaurants, approximately 28,000 square feet of retail space leased to third parties, and approximately 32,000 square feet of convention and meeting space. In addition, the acquisition includes the Maggie Building, which is generally considered to be the primary base lodge of Breckenridge Mountain Resort, but until now had neither been owned nor managed by the Company. This transaction also included VAB's other Breckenridge assets, including the Bell Tower Mall and certain other real estate parcels which the Company sold on April 10, 1999, to East West Partners of Avon, Colorado for $10 million. The acquisition was funded with proceeds from the Company's revolving credit facility.

6. Long-Term Debt

   Long-term debt as of April 30, 1999 and July 31, 1998 is summarized as follows (in thousands):

                                                               April
                                                                30,    July 31,
                                                  Maturity(d)   1999     1998
                                                  ----------- -------- --------
Industrial Development Bonds (a).................  1999-2020  $ 63,200 $ 64,560
Credit Facilities (b)............................       2003   266,688  218,000
Other (c)........................................  1999-2028     4,974    1,454
                                                              -------- --------
                                                               293,862  284,014
Less: Maturities within 12 months................                  530    1,734
                                                              -------- --------
                                                              $293,332 $282,280
                                                              ======== ========

--------

(a) The Company has $41.2 million of outstanding Industrial Development Bonds (the "Industrial Development Bonds") issued by Eagle County, Colorado that mature, subject to prior redemption, on August 1, 2019. These bonds accrue interest at 6.95% per annum, with interest being payable semi-annually on February 1 and August 1. In addition, the Company has outstanding two series of refunding bonds. The Series 1990 Sports Facilities Refunding Revenue Bonds have an aggregate outstanding principal amount of $19.0 million, which matures in installments in 2006 and 2008. These bonds bear interest at a rate of 7.75% for bonds maturing in 2006 and 7.875% for bonds maturing in 2008. The Series 1991 Sports Facilities Refunding Revenue Bonds have an aggregate outstanding principal amount of $3 million and bear interest at 7.125% for bonds maturing in 2002 and 7.375% for bonds maturing in 2010.

(b) The Company's credit facilities consist of a revolving credit facility ("Credit Facility") that provides for debt financing up to an aggregate principal amount of $450 million. Borrowings under the Credit Facility bear interest annually at the Company's option at the rate of (i) LIBOR (4.90% at April 30, 1999) plus a margin ranging from 0.50% to 1.25% or (ii) the agent's prime lending rate, (7.75% at April 30, 1999) plus a margin of up to 0.125%. The Company also pays a quarterly unused commitment fee ranging from 0.125% to 0.30%. The interest margins fluctuate based upon the ratio of the Company's total Funded Debt to the Company's Resort EBITDA (as defined in the underlying Credit Facility). The Credit Facility matures on December 19, 2002.

   On December 30, 1998, SSI Venture LLC established a credit facility ("SSV Facility") that provides debt financing up to an aggregate principal amount of $20 million. The SSV Facility consists of (i) a $10 million Tranche A Revolving Credit Facility and (ii) a $10 million Tranche B Term Loan Facility. The SSV Facility matures on the earlier of December 31, 2003 or the termination date of the Credit Facility discussed above. Vail Associates guarantees the SSV Facility. Minimum amortization under the Tranche B Term Loan Facility is $625,000, $1.38 million, $1.75 million, $2.25 million, $2.63 million, and $1.38 million during the fiscal years

                               VAIL RESORTS, INC.

                                  (Unaudited)

1999, 2000, 2001, 2002, 2003, and 2004, respectively. The SSV Facility bears interest annually at the rates prescribed above for the Credit Facility. SSI Venture LLC also pays a quarterly unused commitment fee at the same rates as the unused commitment fee for the Credit Facility.

(c) Other obligations bear interest at rates ranging from 0.0% to 6.5% and have maturities ranging from 1999-2028.

(d) Maturity years based on fiscal year end July 31.

   Aggregate maturities for debt outstanding are as follows (in thousands):

                                                                        As of
                                                                        April
                                                                         30,
                                                                         1999
Due during fiscal years ending July 31:                                --------
  1999................................................................ $    340
  2000................................................................      548
  2001................................................................      430
  2002................................................................      439
  2003................................................................  227,243
  Thereafter..........................................................   64,862
                                                                       --------
    Total Debt........................................................ $293,862
                                                                       ========

7. Guarantor Subsidiaries and Non-Guarantor Subsidiaries

   The Company's payment obligations under the 8 3/4% Senior Subordinated Notes due 2009 (see Note 8), are fully and unconditionally guaranteed on a joint and several, senior subordinated basis by all of the Company's consolidated subsidiaries (collectively, and excluding the Non-Guarantor Subsidiaries (as defined below), the "Guarantor Subsidiaries") except for SSI Venture, LLC and Vail Associates Investments, Inc. (together, the Non-Guarantor Subsidiaries"). SSI Venture, LLC is a 51.9%-owned joint venture which owns and operates certain retail and rental operations. Vail Associates Investments, Inc. is a 100%-owned corporation which owns certain real estate held for sale.

   Presented below is the consolidated condensed financial information of Vail Resorts, Inc. (the "Parent Company"), the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries as of April 30, 1999 and for the nine months then ended. As SSI Venture LLC began operations on August 1, 1998, no financial information for SSI Venture, LLC existed prior to that date. In addition, in the Company's opinion, the financial information of Vail Associates Investments, Inc. as of and prior to July 31, 1998 is immaterial to the financial position of the Company and would not provide additional meaningful Information to investors. Therefore, the Company has not presented herein comparative consolidated condensed financial information for the nine months ended April 30, 1998.

   Investments in Subsidiaries are accounted for by the Parent Company and Guarantor Subsidiaries using the equity method of accounting. Net income of Guarantor and Non-Guarantor Subsidiaries is, therefore, reflected in the Parent Company's and Guarantor Subsidiaries' investments in and advances to (from) Subsidiaries. Net income of the Guarantor and Non-Guarantor Subsidiaries is reflected in Guarantor Subsidiaries and Parent Company as equity in consolidated subsidiaries. The elimination entries eliminate investments in Non-Guarantor Subsidiaries and intercompany balances and transactions.

                            VAIL RESORTS, INC.

                                (Unaudited)

            Supplemental Condensed Consolidating Balance Sheet

                              April 30, 1999

                              (in thousands)

                                                    Non-
                           Parent   Guarantor    Guarantor
                          Company  Subsidiaries Subsidiaries Eliminations Consolidated
                          -------- ------------ ------------ ------------ ------------
Current assets:
  Cash and cash equiva-
   lents................  $    --   $    9,246    $   817     $      --    $   10,063
  Receivables...........       321      47,395        201            --        47,917
  Inventories, net......       --        5,871     13,710            --        19,581
  Deferred income tax-
   es...................     1,634      10,492        --             --        12,126
  Other current assets..       --        4,454        657            --         5,111
                          --------  ----------    -------     ----------   ----------
    Total current
     assets.............     1,955      77,458     15,385            --        94,798
Property, plant and
 equipment, net.........       --      541,758     11,346            --       553,104
Real estate held for
 sale...................       --      147,815      4,326            --       152,141
Deferred charges and
 other assets...........       373      18,111        544            --        19,028
Intangible assets, net..       --      183,898     12,235            --       196,133
Investments in
 subsidiaries and
 advances to (from)
 subsidiaries...........   492,091     195,112     (5,780)      (681,423)         --
                          --------  ----------    -------     ----------   ----------
    Total assets........  $494,419  $1,164,152    $38,056     $ (681,423)  $1,015,204
                          ========  ==========    =======     ==========   ==========
Current liabilities:
  Accounts payable and
   accrued expenses.....  $  1,080  $   80,409    $ 7,930          $ --    $   89,419
  Income taxes payable..     2,239         --         --             --         2,239
  Long-term debt due
   within one year......       --          464         66            --           530
                          --------  ----------    -------     ----------   ----------
    Total current
     liabilities........     3,319      80,873      7,996            --        92,188
Long-term debt..........       --      283,644      9,688            --       293,332
Other long-term
 liabilities............     1,128      27,270        --             --        28,398
Deferred income taxes...       --      101,732        --             --       101,732
Minority interest in net
 assets of consolidated
 joint venture..........       --          --       9,582            --         9,582
    Total stockholders'
     equity.............   489,972     670,633     10,790       (681,423)     489,972
                          --------  ----------    -------     ----------   ----------
    Total liabilities
     and stockholders'
     equity.............  $494,419  $1,164,152    $38,056     $ (681,423)  $1,015,204
                          ========  ==========    =======     ==========   ==========

                               VAIL RESORTS, INC.

                                  (Unaudited)

       Supplemental Condensed Consolidating Statement of Operations

                 For the Nine Months Ended April 30, 1999

                              (in thousands)

                                                    Non-
                          Parent    Guarantor    Guarantor
                          Company  Subsidiaries Subsidiaries Eliminations Consolidated
                          -------  ------------ ------------ ------------ ------------
Total revenues .........    $ --     $348,017     $64,326      $ (1,588)    $410,755
Total operating expenses
 .......................      916     287,545      56,011        (1,588)     342,884
                          -------    --------     -------     ---------     --------
  Income (loss) from op-
   erations ............     (916)     60,472       8,315           --        67,871
Other income (expense)
 .......................      187     (15,371)       (592)          --       (15,776)
Minority interest in net
 income of consolidated
 joint venture .........      --          --       (3,715)          --        (3,715)
                          -------    --------     -------     ---------     --------
  Income (loss) before
   income taxes ........     (729)     45,101       4,008           --        48,380
  Benefit (provision)
   for income taxes.....      332     (22,393)        --            --       (22,061)
                          -------    --------     -------     ---------     --------
  Net income (loss) be-
   fore equity in income
   of consolidated sub-
   sidiaries ...........     (397)     22,708       4,008           --        26,319
Equity in income of con-
 solidated subsidiaries
 .......................   26,716       4,008         --        (30,724)         --
                          -------    --------     -------     ---------     --------
  Net income (loss) ....  $26,319    $ 26,716     $ 4,008     $ (30,724)    $ 26,319
                          =======    ========     =======     =========     ========

                               VAIL RESORTS, INC.

                                  (Unaudited)


       Supplemental Condensed Consolidating Statement of Cash Flows

                 For the Nine Months Ended April 30, 1999

                              (in thousands)

                         Parent   Guarantor   Non-Guarantor
                         Company Subsidiaries Subsidiaries  Eliminations Consolidated
                         ------- ------------ ------------- ------------ ------------
Cash flows provided by
 (used in) operating
 activities.............  $(397)  $  92,142     $  9,561       $ --       $ 101,306
Cash flows from
 investing activities:
  Cash paid in hotel
   acquisitions, net of
   cash acquired .......    --      (33,800)         --          --         (33,800)
  Cash paid by
   consolidated joint
   venture in
   acquisition of retail
   operations ..........    --          --       (10,516)        --         (10,516)
  Resort capital
   expenditures ........    --      (49,370)      (4,321)        --         (53,691)
  Investments in real
   estate ..............    --      (22,850)         --          --         (22,850)
                          -----   ---------     --------       -----      ---------
    Net cash used in
     investing
     activities ........    --     (106,020)     (14,837)        --        (120,857)
Cash flows from
 financing activities:
  Proceeds from the
   exercise of stock
   options .............    628         --           --          --             628
  Proceeds from
   borrowings under
   long-term debt ......    --      128,020        4,846         --         132,866
  Payments on long-term
   debt ................    --     (123,392)         --          --        (123,392)
  Advances to (from)
   affiliates ..........   (231)     (1,016)       1,247         --             --
                          -----   ---------     --------       -----      ---------
    Net cash provided by
     financing
     activities ........    397       3,612        6,093         --          10,102
                          -----   ---------     --------       -----      ---------
Net increase (decrease)
 in cash and cash
 equivalents ...........    --      (10,266)         817         --          (9,449)
Cash and cash
 equivalents:
  Beginning of period ..    --       19,512          --          --          19,512
                          -----   ---------     --------       -----      ---------
  End of period ........  $ --    $   9,246     $    817       $ --       $  10,063
                          =====   =========     ========       =====      =========

                               VAIL RESORTS, INC.

                                  (Unaudited)

8. Subsequent Events

   On June 14, 1999, the Company purchased 100% of the outstanding shares of Grand Teton Lodge Company, a Wyoming corporation, from CSX Corporation for a total purchase price of $50 million. The Grand Teton Lodge Company operates four resort properties in northwestern Wyoming: Jenny Lake Lodge, Jackson Lake Lodge, Colter Bay Village and Jackson Hole Golf & Tennis Club. Grand Teton Lodge Company operates the first three properties, all located within Grand Teton National Park, under a concessionaire contract with the National Park Service. Jackson Hole Golf & Tennis Club is located outside the park on property owned by Grand Teton Lodge Company and includes approximately 30 acres of developable land.

   The Company completed a $200 million private debt offering of Senior Subordinated Notes (the "Notes") on May 11, 1999. The Notes have a fixed annual interest rate of 8.75% which will be paid every six months on May 15 and November 15, beginning November 15, 1999. The Notes will mature on May 15, 2009 and no principal payments are due to be paid until maturity. The Company has certain early redemption options under the terms of the Notes. Substantially all of the Company's subsidiaries have guaranteed the Notes. The Notes are subordinated to certain of the Company's debts, including the Credit Facility, and will be subordinated to certain of the Company's future debts. The proceeds of the offering were used to reduce the Company's outstanding debt under the Credit Facility. The private debt offering is not registered with the Securities and Exchange Commission. Pursuant to the terms of the offering, the Company will register with the Securities and Exchange Commission exchange notes with substantially the same terms as the Notes to enable holders of the Notes to make a market in the Notes.

   In conjunction with the private debt offering the Company amended its Credit Facility effective May 1, 1999. The amended Credit Facility provides the Company additional financial flexibility. Borrowings under the amended Credit Facility bear interest annually at the Company's option at the rate of (i) LIBOR (4.90% at April 30, 1999) plus a margin ranging from 0.75% to 2.25% or
(ii) the agent's prime lending rate, (7.75% at April 30, 1999) plus a margin of up to 0.75%. The Company also pays a quarterly unused commitment fee ranging from 0.20% to 0.50%. The interest margins fluctuate based upon the ratio of the Company's total Funded Debt to the Company's Resort EBITDA (as defined in the underlying Credit Facility). The Credit Facility matures on December 19, 2002.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell or buy any securities in any jurisdiction where it is unlawful. The infor-
mation in this prospectus is current as of    , 1999.

                             --------------------

                               TABLE OF CONTENTS

                             --------------------

                                                                          Page
                                                                          ----
Where You Can Find More Information......................................   i
Prospectus Summary.......................................................   1
Risk Factors.............................................................  13
Use of Proceeds .........................................................  19
Capitalization...........................................................  19
Selected Consolidated Financial and Operating Data ......................  20
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  22
Business.................................................................  36
Management...............................................................  51
Principal Stockholders...................................................  55
Description of Certain Indebtedness .....................................  56
The Exchange Offer.......................................................  58
Description of Notes.....................................................  67
Plan of Distribution ....................................................  95
Certain Federal Income Tax Considerations................................  96
Legal Matters ...........................................................  98
Experts..................................................................  98
Index to Consolidated Financial Statements............................... F-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  $200,000,000

                          [LOGO OF VAIL RESORTS, INC.]

  Exchange Offer for $200,000,000 Aggregate Principal Amount of 8 3/4% Senior
                          Subordinated Notes due 2009

                                 ------------

                                   PROSPECTUS

                                 ------------


                                      , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the registrant under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

   The Company's Restated Certificate of Incorporation (the "Certificate") provides that to the fullest extent permitted by Delaware Law or another applicable law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware Law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Certificate is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Restated Bylaws (the "Bylaws") provide that the Company shall indemnify its directors, officers and employees to the fullest extent permitted by applicable law.

   The Bylaws provide that the Company may indemnify any person who is or was involved in any manner or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action, suit or proceeding by or in the right of the registrant to procure a judgment in its town), by reason of the fact that he is or was or had agreed to become a director, officer or employee of the registrant or is or was or had agreed to become at the request of the board or an officer of the registrant a director, officer or employee of another corporation, partnership, joint venture, trust or other entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits

   The following exhibits are either filed herewith or, if so indicated, incorporated by reference to the documents indicated in parentheses which have previously been filed with the Securities and Exchange Commission.

 Exhibit No.                             Description
 -----------                             -----------
  3.1        Amended and Restated Certificate of Incorporation filed with the
             Secretary of State of the State of Delaware on the Effective Date.
             (Incorporated by reference to Exhibit 3.1 of the Registration
             Statement on Form S-4 of Gillett Holdings, Inc. (Registration No.
             33-52854) including all amendments thereto.)
  3.2        Amended and Restated By-Laws adopted on the Effective Date.
             (Incorporated by reference to Exhibit 3.2 of the Registration
             Statement on Form S-4 of Gillett Holdings, Inc. (Registration No.
             33-52854) including all amendments thereto.)

 Exhibit No.                             Description
 -----------                             -----------
  4.1        Form of Class 2 Common Stock Registration Rights Agreements
             between the Company and holders of Class 2 Common Stock.
             (Incorporated by reference to Exhibit 4.13 of the Registration
             Statement on Form S-4 of Gillett Holdings, Inc. (Registration No.
             33-52854) including all amendments thereto.)
  4.2        Purchase Agreement, dated as of May 6, 1999 among the Vail
             Resorts, Inc., the guarantors named on Schedule I thereto, and
             Bear, Stearns & Co. Inc., Nationsbanc Montgomery Securities LLC,
             BT Alex. Brown Incorporated, Lehman Brothers Inc. and Salomon
             Smith Barney Inc.*
  4.3        Indenture, dated as of May 11, 1999 among Vail Resorts, Inc., the guarantors named therein and the United States Trust Company of
             New York, as trustee.*
  4.4        Form of Global Note (to be included in Exhibit 4.3).*
  4.5        Registration Rights Agreement, dated as of May 11, 1999 among Vail
             Resorts, Inc., the guarantors signatory thereto and Bear, Stearns
             & Co. Inc., Nationsbanc Montgomery Securities LLC, BT Alex. Brown
             Incorporated, Lehman Brothers Inc. and Salomon Smith Barney Inc.*
  4.6        First Supplemental Indenture, dated as of August 27, 1999, among the Company, the guarantors named therein and the United States
             Trust Company of New York, as trustee.
  5.1        Opinion of Cahill Gordon & Reindel as to the legality of the exchange notes.*
  5.2        Opinion of General Counsel to the Company as to the legality of the guarantees.
 12          Computation of Ratio of Earnings to Fixed Charges*
 23.1        Consent of Arthur Andersen LLP, independent public accountants.
 24.1        Power of Attorney (set forth on the signature pages to this
             Registration Statement).*
 25.1        Statement regarding eligibility of Trustee on Form T-1.
 99.1        Form of Letter of Transmittal.
 99.2        Form of Notice of Guaranteed Delivery.

--------

* Previously filed.

Item 22. Undertakings.

   The undersigned Registrants hereby undertake:

     (1) For purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that it incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrants (the "Registrants") pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, subject to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (4) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4 within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (5) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 7th day of September, 1999.

                                          VAIL RESORTS, INC.

                                                    /s/ James P. Donohue
                                          By:
                                             ----------------------------------
                                             James P. Donohue
                                             Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board,       September 7, 1999
______________________________________  Chief Executive Officer
             Adam M. Aron               and Director

                  *                    President and Director       September 7, 1999
______________________________________
            Andrew P. Daly

         /s/ James P. Donohue          Chief Financial Officer      September 7, 1999
______________________________________  (Principal Accounting
           James P. Donohue             Officer)

                                       Director                     September 7, 1999
______________________________________
          Antony P. Ressler

                  *                    Director                     September 7, 1999
______________________________________
           Bruce H. Spector

                                       Director                     September 7, 1999
______________________________________
            Craig M. Cogut

                                       Director                     September 7, 1999
______________________________________
             Frank Biondi

                  *                    Director                     September 7, 1999
______________________________________
            James S. Tisch


              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Director                     September 7, 1999
______________________________________
            John F. Sorte

                  *                    Director                     September 7, 1999
______________________________________
           John J. Ryan III

                  *                    Director                     September 7, 1999
______________________________________
         Joseph M. Micheletto

                  *                    Director                     September 7, 1999
______________________________________
            Leon D. Black

                  *                    Director                     September 7, 1999
______________________________________
            Marc J. Rowan

                  *                    Director                     September 7, 1999
______________________________________
            Robert A. Katz

                  *                    Director                     September 7, 1999
______________________________________
          Stephen C. Hilbert

                                       Director                     September 7, 1999
______________________________________
            Thomas H. Lee

                  *                    Director                     September 7, 1999
______________________________________
           William L. Mack

                                       Director                     September 7, 1999
______________________________________
           William Stiritz

* By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          BEAVER CREEK ASSOCIATES, INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board and   September 7, 1999
______________________________________  Director (Principal
             Adam M. Aron               Executive Officer)

                  *                    President and Director      September 7, 1999
______________________________________
            Andrew P. Daly

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm

*By:

   /s/ Martha Dugan Rehm
  ----------------------------

     Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          BEAVER CREEK CONSULTANTS, INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board and   September 7, 1999
______________________________________  Director (Principal
             Adam M. Aron               Executive Officer)

                  *                    President and Director      September 7, 1999
______________________________________
            Andrew P. Daly

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm

*By:

   /s/ Martha Dugan Rehm
  ----------------------------

     Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          BEAVER CREEK FOOD SERVICES, INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board,      September 7, 1999
______________________________________  President and Director
          Paul A. Testwuide             (Principal Executive
                                        Officer)

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm

*By:

   /s/ Martha Dugan Rehm
  -----------------------------

      Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          GHTV, INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board,      September 7, 1999
______________________________________  President and Director
            Andrew P. Daly              (Principal Executive
                                        Officer)

         /s/ James P. Donohue          Chief Financial Officer     September 7, 1999
______________________________________  and Director (Principal
           James P. Donohue             Accounting Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm

*By:

   /s/ Martha Dugan Rehm
  -----------------------------

      Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          GILLETT BROADCASTING, INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board,      September 7, 1999
______________________________________  President and Director
            Andrew P. Daly              (Principal Executive
                                        Officer)

         /s/ James P. Donohue          Chief Financial Officer     September 7, 1999
______________________________________  and Director (Principal
           James P. Donohue             Accounting Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm

*By:

   /s/ Martha Dugan Rehm
  -----------------------------

      Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                        GILLETT BROADCASTING OF MARYLAND, INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board,      September 7, 1999
______________________________________  President and Director
            Andrew P. Daly              (Principal Executive
                                        Officer)

         /s/ James P. Donohue          Chief Financial Officer     September 7, 1999
______________________________________  and Director (Principal
           James P. Donohue             Accounting Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm

*By:

   /s/ Martha Dugan Rehm
  -----------------------------

      Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          GILLETT GROUP MANAGEMENT, INC.

                                                    /s/ James P. Donohue
                                          By:
                                             ----------------------------------
                                             James P. Donohue
                                             Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board,      September 7, 1999
______________________________________  President and Director
            Andrew P. Daly              (Principal Executive
                                        Officer)

         /s/ James P. Donohue          Chief Financial Officer     September 7, 1999
______________________________________  and Director (Principal
           James P. Donohue             Accounting Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm

*By:

   /s/ Martha Dugan Rehm
  -----------------------------

      Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          KEYSTONE CONFERENCE SERVICES, INC.

                                                    /s/ James P. Donohue
                                          By:
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board,      September 7, 1999
______________________________________  President and Director
            Andrew P. Daly              (Principal Executive
                                        Officer)

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
            John W. Rutter

*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          KEYSTONE DEVELOPMENT SALES, INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board and   September 7, 1999
______________________________________  Director (Principal
             Adam M. Aron               Executive Officer)

                  *                    President and Director      September 7, 1999
______________________________________
            Andrew P. Daly

         /s/ James P. Donohue          Senior Vice President       September 7, 1999
______________________________________  (Principal Financial and
           James P. Donohue             Accounting Officer)

                  *                    Senior Vice President       September 7, 1999
______________________________________
          Martha Dugan Rehm

                  *                    Director                    September 7, 1999
______________________________________
          James P. Thompson

                  *                    Director                    September 7, 1999
______________________________________
            John W. Rutter

*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          KEYSTONE FOOD & BEVERAGE COMPANY

                                                    /s/ James P. Donohue
                                          By:
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board,      September 7, 1999
______________________________________  President and Director
            John W. Rutter              (Principal Executive
                                        Officer)

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm

*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          KEYSTONE RESORT PROPERTY MANAGEMENT,
                                           INC.

                                                    /s/ James P. Donohue
                                          By:
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board and   September 7, 1999
______________________________________  Director (Principal
             Adam M. Aron               Executive Officer)

                  *                    President and Director      September 7, 1999
______________________________________
            Andrew P. Daly

         /s/ James P. Donohue          Senior Vice President       September 7, 1999
______________________________________  (Principal Financial and
           James P. Donohue             Accounting Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
            John W. Rutter

                  *                    Director                    September 7, 1999
______________________________________
          James P. Thompson

*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          LODGE PROPERTIES, INC.

                                                    /s/ James P. Donohue
                                          By:
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board and   September 7, 1999
______________________________________  Director (Principal
             Adam M. Aron               Executive Officer)

                  *                    President and Director      September 7, 1999
______________________________________
            Andrew P. Daly

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm


*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          LODGE REALTY, INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board and   September 7, 1999
______________________________________  Director (Principal
             Adam M. Aron               Executive Officer)

                  *                    President and Director      September 7, 1999
______________________________________
          James P. Thompson

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm

                  *                    Director                    September 7, 1999
______________________________________
         Victor Charles Viola

                  *                    Director                    September 7, 1999
______________________________________
            Andrew P. Daly

*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          PINEY RIVER RANCH, INC.

                                                    /s/ James P. Donohue
                                          By:
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board,      September 7, 1999
______________________________________  President and Director
            Andrew P. Daly              (Principal Executive
                                        Officer)

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm

                  *                    Director                    September 7, 1999
______________________________________
          James P. Thompson

*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          PROPERTY MANAGEMENT ACQUISITION
                                           CORP., INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board and   September 7, 1999
______________________________________  Director (Principal
            Andrew P. Daly              Executive Officer)

                  *                    President                   September 7, 1999
______________________________________
          William A. Jensen

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm

*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          VAIL/ARROWHEAD, INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----
                  *                    Chairman of the Board and   September 7, 1999
______________________________________  Director (Principal
             Adam M. Aron               Executive Officer)
                  *                    President and Director      September 7, 1999
______________________________________
          James P. Thompson

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm

                  *                    Director                    September 7, 1999
______________________________________
            Andrew P. Daly

*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          VAIL ASSOCIATES CONSULTANTS, INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board,      September 7, 1999
______________________________________  President and Director
            Andrew P. Daly              (Principal Executive
                                        Officer)

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm


*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          VAIL ASSOCIATES HOLDINGS, LTD.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board and   September 7, 1999
______________________________________  Director (Principal
             Adam M. Aron               Executive Officer)

                  *                    President and Director      September 7, 1999
______________________________________
          James P. Thompson

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm

                  *                    Director                    September 7, 1999
______________________________________
            Andrew P. Daly

*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.


                                          VAIL ASSOCIATES INVESTMENTS, INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board,      September 7, 1999
______________________________________  President and Director
            Andrew P. Daly              (Principal Executive
                                        Officer)

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          James P. Thompson

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm


*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          VAIL ASSOCIATES MANAGEMENT COMPANY

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board and   September 7, 1999
______________________________________  Director (Principal
             Adam M. Aron               Executive Officer)

                  *                    President and Director      September 7, 1999
______________________________________
          James P. Thompson

         /s/ James P. Donohue          Senior Vice President       September 7, 1999
______________________________________  (Principal Financial and
           James P. Donohue             Accounting Officer)

                  *                    Director                    September 7, 1999
______________________________________
            Andrew P. Daly

*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          VAIL ASSOCIATES REAL ESTATE, INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board and   September 7, 1999
______________________________________  Director (Principal
             Adam M. Aron               Executive Officer)

                  *                    President and Director      September 7, 1999
______________________________________
          James P. Thompson

         /s/ James P. Donohue          Senior Vice President       September 7, 1999
______________________________________  (Principal Financial and
           James P. Donohue             Accounting Officer)

                  *                    Director                    September 7, 1999
______________________________________
          Theodore E. Ryczek

                  *                    Director                    September 7, 1999
______________________________________
            Andrew P. Daly


*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          VAIL/BATTLE MOUNTAIN, INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board,      September 7, 1999
______________________________________  President and Director
            Andrew P. Daly              (Principal Executive
                                        Officer)

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm

                  *                    Director                    September 7, 1999
______________________________________
          James P. Thompson

*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September 1999.

                                          VAIL/BEAVER CREEK RESORTPROPERTIES,
                                           INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board and   September 7, 1999
______________________________________  Director (Principal
             Adam M. Aron               Executive Officer)

                  *                    President and Director      September 7, 1999
______________________________________
            Andrew P. Daly

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
          James. P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm

                  *                    Director                    September 7, 1999
______________________________________
          James P. Thompson

*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          THE VAIL CORPORATION

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board and   September 7, 1999
______________________________________  Director
             Adam M. Aron

                  *                    President, Chief Executive  September 7, 1999
______________________________________  Officer and Director
            Andrew P. Daly

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm

*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          VAIL FOOD SERVICES, INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board,      September 7, 1999
______________________________________  President and Director
          Paul A. Testwuide             (Principal Executive
                                        Officer)

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm

*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          VAIL HOLDINGS, INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board,      September 7, 1999
______________________________________  Chief Executive Officer
             Adam M. Aron               and Director

                  *                    President and Director      September 7, 1999
______________________________________
            Andrew P. Daly

         /s/ James P. Donohue          Chief Financial Officer     September 7, 1999
______________________________________  and Director (Principal
           James P. Donohue             Accounting Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm


*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          VAIL RESORTS DEVELOPMENT COMPANY

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board and   September 7, 1999
______________________________________  Director
             Adam M. Aron

                  *                    Chief Executive Officer,    September 7, 1999
______________________________________  President and Director
          James P. Thompson

         /s/ James P. Donohue          Senior Vice President       September 7, 1999
______________________________________  (Principal Financial and
           James P. Donohue             Accounting Officer)

                  *                    Director                    September 7, 1999
______________________________________
            Andrew P. Daly

                  *                    Director                    September 7, 1999
______________________________________
            Marc J. Rowan

                  *                    Director                    September 7, 1999
______________________________________
            Robert A. Katz

                  *                    Director                    September 7, 1999
______________________________________
           James S. Mandel


*By:

  /s/ Martha Dugan Rehm
  ------------------------------

    Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          VAIL SUMMIT RESORTS, INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board and   September 7, 1999
______________________________________  Director (Principal
             Adam M. Aron               Executive Officer)

                  *                    President and Director      September 7, 1999
______________________________________
            Andrew P. Daly

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm


*By:

   /s/ Martha Dugan Rehm
  -----------------------------

      Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          VAIL TRADEMARKS, INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board and   September 7, 1999
______________________________________  Director (Principal
             Adam M. Aron               Executive Officer)

                  *                    President and Director      September 7, 1999
______________________________________
            Andrew P. Daly

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm


*By:

   /s/ Martha Dugan Rehm
  -----------------------------

      Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          THE VILLAGE AT BRECKENRIDGE
                                           ACQUISITION CORP., INC.

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

                  *                    Chairman of the Board,      September 7, 1999
______________________________________  President and Director
          William A. Jensen             (Principal Executive
                                        Officer)

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

                  *                    Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm


*By:

   /s/ Martha Dugan Rehm
  -----------------------------

      Attorney-in-Fact

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          GRAND TETON LODGE COMPANY

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue
                                             Senior Vice President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

           /s/ Adam M. Aron            Chairman of the Board and   September 7, 1999
______________________________________  Director (Principal
             Adam M. Aron               Executive Officer)

          /s/ Andrew P. Daly           President and Director      September 7, 1999
______________________________________
            Andrew P. Daly

         /s/ James P. Donohue          Senior Vice President and   September 7, 1999
______________________________________  Director (Principal
           James P. Donohue             Financial and Accounting
                                        Officer)

        /s/ Martha Dugan Rehm          Senior Vice President and   September 7, 1999
______________________________________  Director
          Martha Dugan Rehm


                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Avon, State of Colorado, on the 7th day of September, 1999.

                                          LARKSPUR RESTAURANT & BAR, LLC

                                          By:     /s/ James P. Donohue
                                             ----------------------------------
                                             James P. Donohue

                                             Chief Financial Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

          /s/ Andrew P. Daly           Chief Executive Officer     September 7, 1999
______________________________________  (Principal Executive
            Andrew P. Daly              Officer)

______________________________________ President and Member,       September 7, 1999
         Thomas Salamunovich            Board of Governors

         /s/ James P. Donohoe          Chief Financial Officer     September 7, 1999
______________________________________  (Principal Accounting
           James P. Donohue             Officer)

        /s/ Martha Dugan Rehm          Member, Board of Governors  September 7, 1999
______________________________________
          Martha Dugan Rehm

          /s/ William Jensen           Member, Board of Governors  September 7, 1999
______________________________________
            William Jensen

           /s/ Eric Resnick            Member, Board of Governors  September 7, 1999
______________________________________
             Eric Resnick

           /s/ Marla Steele            Member, Board of Governors  September 7, 1999
______________________________________
             Marla Steele

                                       Member, Board of Governors  September 7, 1999
______________________________________
            Kevin Deighan

                                       Member, Board of Governors  September 7, 1999
______________________________________
            David Ferguson
